Exhibit 10.3

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of August 1, 2023 (this “Third Amendment”), is entered into by and between CERIDIAN HCM HOLDING INC., a Delaware corporation (the “Borrower”), each Subsidiary Guarantor party hereto, each Revolving Credit Lender and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) and is made with reference to the Credit Agreement referred to below. Capitalized terms used, but not defined, in this paragraph and the recitals below to be defined as provided in Section 1 below.

R E C I T A L S

WHEREAS, the Borrower, the Administrative Agent and the lenders from time to time party thereto (the “Lenders”) have previously entered into that certain Credit Agreement, dated as of April 30, 2018 (as so amended, restated, amended and restated, supplemented or otherwise modified prior to the Third Amendment Effective Date referred to below, the “Credit Agreement”);

WHEREAS, pursuant to clause (b) of the definition of “LIBO Rate” and Section 9.08(h)(i) of the Credit Agreement, the Borrower and the Administrative Agent (a) have reasonably determined that Adjusted Term SOFR (as defined in the Amended Credit Agreement referenced below) is a comparable successor rate to the rate described in clause (a) of the definition of “LIBO Rate” in the Credit Agreement immediately prior to giving effect to this Third Amendment and is, at the time of the Notice Date (as defined below) and this Third Amendment, generally accepted by the syndicated loan market for loans denominated in U.S. Dollars in lieu of “LIBO Rate” (the “LIBOR Successor Rate Election”) and (b) accordingly, desire to amend certain provisions of the Credit Agreement as necessary to give effect to and implement the LIBOR Successor Rate Election on the terms and subject to the conditions set forth herein; and

WHEREAS, the LIBOR Successor Rate Election shall become effective on the sixth Business Day after a draft of this Third Amendment, as agreed between the Borrower and the Administrative Agent, has been posted to all Lenders (the date such draft is posted to all Lenders, the “Notice Date”) (it being understood and agreed that such draft shall constitute a notice of the LIBOR Successor Rate Election to all Lenders pursuant to clause (b) of the definition of “LIBO Rate” under the Credit Agreement), so long as the Administrative Agent has not received, by the end of the fifth Business Day after the Notice Date (the “Objection Deadline”), written notice of objection to such LIBOR Successor Rate Election from Lenders comprising the Required Lenders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.
Defined Terms; Rules of Construction. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement or, if not defined therein, the Credit Agreement as amended hereby (the “Amended Credit Agreement”). The rules of construction specified in Sections 1.02 through 1.11 of the Credit Agreement shall apply to this Third Amendment, including the terms defined in the preamble and recitals hereto.
SECTION 2.
Existing Eurodollar Loans.

(a)
In accordance with clause (b) of the definition of “LIBO Rate” under the Credit Agreement, (i) the Administrative Agent and the Borrower have jointly made the LIBOR Successor Rate Election, and (ii) notice of the LIBOR Successor Rate Election, in the form of a draft of this Third Amendment as agreed between the Administrative Agent and the Borrower, was posted to the Lenders on July 24, 2023, which date shall constitute the Notice Date.
(b)
Notwithstanding anything to the contrary herein, all Eurodollar Loans (as defined in the Credit Agreement) outstanding under the Credit Agreement as of the date hereof (collectively, the “Existing Eurodollar Loans”) shall continue to bear interest at a rate determined by reference to the Adjusted LIBO Rate (as defined in the Credit Agreement) and remain outstanding under the Amended Credit Agreement as Eurodollar Loans until the expiration of the current Interest Period applicable to such Existing Eurodollar Loans (the “Existing Expiration Date”). Any such Existing Eurodollar Loans shall continue to be governed by the relevant provisions of the Credit Agreement applicable to Eurodollar Loans until the earlier of (x) the repayment of such Loans, (y) the conversion of such Loans into SOFR Loans (as defined in the Amended Credit Agreement) or ABR Loans pursuant to Section 2.10 of the Amended Credit Agreement, or (z) the conversion of such Loans pursuant to the Specified Conversion (as defined below).
(c)
In accordance with Section 2.10 of the Amended Credit Agreement, the Borrower shall, no later than 1:00 p.m. on the third U.S. Government Securities Business Day (as defined in the Amended Credit Agreement) preceding the Existing Expiration Date, elect to convert in full the Existing Eurodollar Loans to either SOFR Loans or ABR Loans; provided, that if the Borrower fails to give a timely notice requesting such conversion, then the Existing Eurodollar Loans shall be automatically converted in full to SOFR Loans with a one-month Interest Period effective as of the Existing Expiration Date (the “Specified Conversion”).
SECTION 3.
Representations and Warranties. To induce the other parties hereto to enter into this Third Amendment, each Loan Party hereby represents and warrants to each other party hereto that, as of the Third Amendment Effective Date: (i) the Third Amendment has been duly authorized, executed and delivered by it and each of this Third Amendment, the Credit Agreement (as amended hereby on the Third Amendment Effective Date) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles; and (ii) the execution, delivery and performance of this Third Amendment and the performance of the Credit Agreement (as amended hereby on the Third Amendment Effective Date), (x) will not violate any provision of (1) any applicable law, statute, rule or regulation or order of any Governmental Authority, (2) the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party or (3) any indenture, agreement or other instrument to which the Borrower or any of its Restricted Subsidiaries is a party or by which any of them or any of their property is bound, (y) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under any indenture, agreement or other instrument or (z) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (other than Permitted Liens), except, with respect to clauses (x)(1), (x)(3), (y) or (z) above to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.
Amendments to the Credit Agreement.
(a)
Effective as of the Third Amendment Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended to delete the stricken text (indicated

textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the copy of the Credit Agreement attached hereto as Annex A; provided, however, that, except as set forth herein, any Schedule, Exhibit or other attachment to the Credit Agreement shall not be amended or modified (or deemed to have been amended or modified) pursuant to the terms of this Third Amendment or otherwise included as part of said Annex A and shall remain in full force and effect in the form thereof as in effect prior to the Third Amendment Effective Date. Annex A attached hereto has been blacklined to show all changes from the Credit Agreement as in effect immediately prior to the Third Amendment Effective Date, it being agreed that, by virtue of this Third Amendment, upon the effectiveness hereof on the Third Amendment Effective Date, any amendments or other modifications to the Credit Agreement prior to such date that are not reflected in said Annex A shall cease to be in effect or, as the case may be, shall be modified as set forth in said Annex A.
(b)
Effective as of the Third Amendment Effective Date, and subject to the terms and conditions set forth herein, Exhibit C to the Credit Agreement shall be amended and restated in its entirety in the form attached hereto as Annex B.
SECTION 5.
Conditions of Effectiveness of this Third Amendment. This Third Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) when each of the conditions set forth in this Section 5 shall have been satisfied:
(a)
The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Borrower, the Subsidiary Guarantors, the Administrative Agent and each Revolving Credit Lender.
(b)
The Administrative Agent shall not have received, by the Objection Deadline, written notice of objection to the LIBOR Successor Rate Election from Lenders comprising the Required Lenders.
(c)
To the extent invoiced no later than two (2) Business Days prior to the Third Amendment Effective Date, the Borrower shall have reimbursed the Agents for the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in each case as required to be paid or reimbursed pursuant to the Credit Agreement.
SECTION 6.
Effect of Amendment. (a) Except as expressly set forth in this Third Amendment or in the Credit Agreement, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Third Amendment. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b)
On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, in each case shall be deemed a reference to the Credit Agreement as modified by this Third Amendment. This Third Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(c)
This Third Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.
(d)
Each Guarantor agrees that nothing in the Credit Agreement, this Third Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.
(e)
This Third Amendment may not be amended, modified or waived except in accordance with Section 9.08 of the Credit Agreement.
SECTION 7.
Reaffirmation. By executing and delivering a counterpart hereof, (i) each Loan Party hereby agrees that, as of the Third Amendment Effective Date and after giving effect to this Third Amendment, all Obligations shall continue to be guaranteed pursuant to the Guarantee and Collateral Agreement in accordance with the terms and provisions thereof and shall continue to be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof; and (ii) each Loan Party hereby (A) agrees that, notwithstanding the effectiveness of this Third Amendment, as of the Third Amendment Effective Date and after giving effect to this Third Amendment, the Collateral Documents continue to be in full force and effect and (B) agrees as of the Third Amendment Effective Date that all of the Liens and security interests created and arising under each Collateral Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its Obligations under the Loan Documents (as modified hereby) to which it is a party, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Third Amendment).
SECTION 8.
GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 9.11 and 9.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall apply with like effect to this Third Amendment as if fully set forth herein.
SECTION 9.
Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 4 above. Delivery by facsimile or other electronic imaging means (including “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Third Amendment shall be effective as delivery of an original executed counterpart of this Third Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Third Amendment and any other document to be signed in connection with this Third Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.
Headings. Section headings herein are included for convenience of reference only, are not part of this Third Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Third Amendment.
SECTION 11.
Severability. In the event any one or more of the provisions contained in this Third Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWER:

CERIDIAN HCM HOLDING INC.

By: /s/ Nicholas D. Cucci
 Name: Nicholas D. Cucci
Title: Vice President and Treasurer

SUBSIDIARY GUARANTORS:

CERIDIAN HCM, INC.

By: /s/ Nicholas D. Cucci
 Name: Nicholas D. Cucci
Title: Vice President and Treasurer

CERIDIAN TAX SERVICES, INC.

By: /s/ Nicholas D. Cucci
 Name: Nicholas D. Cucci
Title: Vice President and Treasurer

CERIDIAN GLOBAL HOLDING COMPANY INC.

By: /s/ Nicholas D. Cucci
 Name: Nicholas D. Cucci
Title: Vice President and Treasurer

ABR PROPERTIES LLC

By: /s/ Nicholas D. Cucci
 Name: Nicholas D. Cucci
Title: Vice President and Treasurer

[Signature Page to Ceridian Third Amendment]

DAYFORCE TALENT LLC

By: /s/ Nicholas D. Cucci
 Name: Nicholas D. Cucci
Title: Vice President and Treasurer

CERIDIAN DAYFORCE LICENSING LLC

By: /s/ Nicholas D. Cucci
 Name: Nicholas D. Cucci
Title: Vice President and Treasurer

CERIDIAN SERVICES LLC

By: /s/ Nicholas D. Cucci
 Name: Nicholas D. Cucci
Title: Vice President and Treasurer

[Signature Page to Ceridian Third Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Revolving Credit Lender

By: /s/ Philip Tancorra
Name: Philip Tancorra
Title: Director

By: /s/ Lauren Danbury
Name: Lauren Danbury
Title: Vice President

[Signature Page to Ceridian Third Amendment]

JPMORGAN CHASE BANK, N.A.,
as a Revolving Credit Lender

By: /s/ Melanie George
Name: Melanie George
Title: Vice President

[Signature Page to Ceridian Third Amendment]

GOLDMAN SACHS BANK USA,
as a Revolving Credit Lender

By:_/s/ Keshia Leday
Name: Keshia Leday
Title: Authorized Signor

[Signature Page to Ceridian Third Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Revolving Credit Lender

By:_/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signor

By:_/s/ Cassandra Droogan
Name: Cassandra Droogan
Title: Authorized Signor

[Signature Page to Ceridian Third Amendment]

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Revolving Credit Lender

By:_/s/ Josh Spagnoletti
Name: Josh Spagnoletti
Title: Authorized Signor

By:_/s/ James Day
Name: James Day
Title: Authorized Signor

[Signature Page to Ceridian Third Amendment]

BARCLAYS BANK PLC,
as a Revolving Credit Lender

By:_/s/ Warren Veech III
Name: Warren Veech III
Title: Vice President

[Signature Page to Ceridian Third Amendment]

BANK OF AMERICA, N.A.,
as a Revolving Credit Lender

By:_/s/ Jeffrey Murphy
Name: Jeffrey Murphy
Title: Vice President

[Signature Page to Ceridian Third Amendment]

CITIBANK, N.A.,
as a Revolving Credit Lender

By:_/s/ Javier Escobar
Name: Javier Escobar
Title: Managing Director & Vice President

[Signature Page to Ceridian Third Amendment]

PNC BANK, NATIONAL ASSOCIATION,
as a Revolving Credit Lender

By:_/s/ Ana Gaytan
Name: Ana Gaytan
Title: Assistant Vice President

[Signature Page to Ceridian Third Amendment]

MUFG UNION BANK, N.A.,
as a Revolving Credit Lender

By:_/s/ Colin Donnarumma
Name: Colin Donnarumma
Title: Vice President

[Signature Page to Ceridian Third Amendment]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Revolving Credit Lender

By:_/s/ Nirmal Bivek
Name: Nirmal Bivek
Title: Duly Authorized Signatory

[Signature Page to Ceridian Third Amendment]

ANNEX A TO THIRD AMENDMENT

$980,000,000

CREDIT AGREEMENT

dated as of

April 30, 2018

as amended by First Amendment, dated February 19, 2020
as amended by Second Amendment, dated December 15, 2021
as amended by Third Amendment, dated August 1, 2023

among

CERIDIAN HCM HOLDING INC.,
as the Borrower,

THE LENDERS PARTY HERETO,

and

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent
and Collateral Agent,

_________________________________________

DEUTSCHE BANK SECURITIES INC.,
CREDIT SUISSE SECURITIES (USA) LLC,
GOLDMAN SACHS BANK USA,
JPMORGAN CHASE BANK, N.A.,
BARCLAYS BANK PLC,
CITIGROUP GLOBAL MARKETS INC.,
CANADIAN IMPERIAL BANK OF COMMERCE,
WELLS FARGO SECURITIES, LLC,
JEFFERIES FINANCE LLC,
MUFG UNION BANK, N.A.,
MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
PNC CAPITAL MARKETS LLC
as Joint Lead Arrangers and Joint Bookrunners for the Credit Facilities,

(i)

(ii)

SCHEDULES
Schedule 1.01(a)	--	Existing Letters of Credit
Schedule 1.01(b)	--	Subsidiary Guarantors
Schedule 2.01	--	Lenders and Commitments as of the Effective Date
Schedule 3.08	--	Subsidiaries
Schedule 3.17	--	Owned Real Property
Schedule 5.11	--	Post-Closing Matters
Schedule 6.01	--	Existing Indebtedness
Schedule 6.02	--	Existing Liens

EXHIBITS
Exhibit A	--	Form of Administrative Questionnaire
Exhibit B-1	--	Form of Assignment and Acceptance
Exhibit B-2	--	Form of Affiliated Lender Assignment and Acceptance
Exhibit C	--	Form of Borrowing Request
Exhibit D	--	Form of Guarantee and Collateral Agreement
Exhibit E	--	Form of Non-Bank Certificate
Exhibit F	--	Form of Intellectual Property Security Agreement
Exhibit G	--	Form of Intercompany Subordination Agreement
Exhibit H-1		Form of First Lien Intercreditor Agreement
Exhibit H-2		Form of First Lien/Second Lien Intercreditor Agreement

(iii)

CREDIT AGREEMENT dated as of April 30, 2018 (this “Agreement”), among CERIDIAN HCM HOLDING INC., a Delaware corporation (the “Borrower”), the Lenders (as defined herein) and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as the Administrative Agent and the Collateral Agent. Capitalized terms used herein shall have the meanings set forth in Article I.

RECITALS

The Lenders are willing to extend credit to the Borrower and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrower, in each case, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions
Section 1.01.
Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Term SOFR Determination Day” shall have the meaning assigned to such term in the definition of “Term SOFR”.
“Acquired Indebtedness” shall mean, with respect to any specified Person,
(a)
Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and
(b)
Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Lender” shall mean, at any time, any Person (other than a Person who is already a Lender at that time), other than a Disqualified Institution, that agrees to provide any portion of (a) an Incremental Term Loan, Incremental Revolving Credit Commitments or Revolving Commitment Increase pursuant to an Incremental Amendment in accordance with Section 2.26 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.27; provided that (i) the relevant Persons under Section 9.04(b) shall have consented (in each case, not to be unreasonably withheld or delayed) to such Additional Lender if such consent would otherwise be required under Section 9.04(b) for an assignment of Loans or Revolving Credit Commitments to such Additional Lender, (ii) no Affiliated Lender may provide any Revolving Commitment Increase or Incremental Revolving Credit Commitments and (ii) any Incremental Term Facility provided by an Affiliated Lender shall be subject to the restrictions on Term Loans purchased by Affiliated Lenders set forth in Section 9.04(k) (and any Term Loans to be made by an Affiliated Lender (other than a Debt Fund Affiliate) pursuant to Section 2.26 shall be subject to the limitation set forth in Section 9.04(k)(iv) as if such Term Loan were purchased as of the applicable Incremental Facility Closing Date).
“Adjusted CDOR Rate” shall mean, with respect to any CDOR Rate Borrowing for any Interest Period, an interest rate per annum equal to the higher of (a) the CDOR Rate in effect for such Interest Period and (b) 0.00% per annum.

“Adjusted EURIBO Rate” shall mean, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum equal to the higher of (a) the EURIBO Rate in effect for such Interest Period and (b) 0.00% per annum.
“Adjusted Term SOFR” shall mean, subject to the provisions of Section 1.12(a), with respect to any SOFR Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) (i) Term SOFR for such calculation plus (ii) the Term SOFR Adjustment and (b) the Floor.
“Administration Fee” shall have the meaning assigned to such term in Section 2.05(b).
“Administrative Agent” shall mean DBNY, in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent appointed pursuant to Article VIII.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified; provided, however, that no Lender or Agent, nor any of their respective Affiliates (other than any Affiliated Lender or any Debt Fund Affiliate), shall be deemed to be an Affiliate of the Borrower or any of its subsidiaries by virtue of its capacity as a Lender or Agent hereunder.
“Affiliated Lender” shall mean any Non-Debt Fund Affiliate, the Borrower and/or any subsidiary of the Borrower.
“Affiliated Lender Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.04) and accepted by the Administrative Agent in the form of Exhibit B-2 or any other form approved by the Administrative Agent and the Borrower.
“Affiliated Lender Cap” shall have the meaning assigned to such term in Section 9.04(k)(iv).
“Agency Fee Letter” shall mean that certain Agency Fee Letter, dated as of the Effective Date, by and between the Borrower and the Administrative Agent.
“Agents” shall have the meaning assigned to such term in Article VIII.
“Aggregate Revolving Credit Exposure” shall mean, at any time, the aggregate amount of the Lenders’ Revolving Credit Exposures at such time.
“Agreement” shall have the meaning assigned to such term in the preamble.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the US Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (c) Adjusted Term SOFR for a one-month tenor in effect for such day plus 1.00% and (d) 1.00% per annum. Any change in the Alternate Base Rate due to a change in the US Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective on the effective date of such change in the US Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, as the case may be.
“Alternate Currency” shall mean Canadian Dollars, Euros and Sterling.
“Alternate Currency-Denominated Loans” shall mean any Loans denominated in an Alternate Currency (other than Canadian Dollar-Denominated Loans).

“Anti-Corruption Laws” shall mean the United Kingdom Bribery Act of 2010 and the FCPA.
“Applicable Currency” shall mean (a) with respect to any Loan or payment with respect thereto, the Available Currency in which such Loan was incurred and (b) with respect to any Letter of Credit or payment with respect thereto, the Available Currency or Approved Alternate L/C Currency in which such Letter of Credit is denominated; provided that the Applicable Currency of any Letter of Credit denominated in an Approved Alternate L/C Currency shall be US Dollars.
“Applicable Percentage” shall mean, for any day:
(c)
with respect to any Initial Term Loan, a percentage per annum equal to, at any date on and after the First Amendment Effective Date, (x) in the case of a SOFR Term Loan, 2.50% and (y) in the case of an ABR Term Loan, 1.50%.
(d)
with respect to (i) any SOFR Revolving Loan, Eurocurrency Rate Revolving Loan, SONIA Revolving Loan, ABR Revolving Loan, CDOR Rate Revolving Loan or Canadian Prime Rate Revolving Loan, the applicable percentage per annum set forth in the table immediately below under the caption “SOFR, Eurocurrency Rate, SONIA and CDOR Rate Revolving Spread” or “ABR Revolving Spread, Canadian Prime Rate Revolving Spread and Swingline Loans”, as the case may be, (ii) the Commitment Fee for the Revolving Credit Commitments, the applicable percentage per annum set forth in the table immediately below under the caption “Commitment Fee Percentage”, and (iii) any Swingline Loan pertaining to the Revolving Credit Commitments, the applicable percentage per annum set forth in the table immediately below under the caption “ABR Revolving Spread, Canadian Prime Rate Revolving Spread and Swingline Loans” (in the case of clauses (i), (ii) and (iii) above of this clause (b), based upon the Consolidated First Lien Leverage Ratio as of the relevant date of determination):

Consolidated First Lien Leverage Ratio	SOFR, Eurocurrency Rate, SONIA and CDOR Rate Revolving Spread	ABR Revolving Spread, Canadian Prime Rate Revolving Spread and Swingline Loans	Commitment Fee Percentage
Category 1 Greater than 4.50:1.00	2.75%	1.75%	0.50%
Category 2 Less than or equal to 4.50:1.00 but greater than 4.00:1.00	2.50%	1.50%	0.375%
Category 3 Less than or equal to 4.00:1.00	2.25%	1.25%	0.25%

(e)
in respect of any Indebtedness incurred or commitment fee pertaining to Commitments established under Section 2.26 or 2.27, as applicable, as set forth in the Incremental Amendment or Refinancing Amendment, as the case may be.
In respect of clauses (b) and (c) of this definition, each change in the Applicable Percentage resulting from a change in the Consolidated First Lien Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the Section 5.04 Financials and a Pricing Certificate indicating such change until and including the date immediately preceding the next date of delivery of such financial statements and the related Pricing Certificate indicating another such change. Notwithstanding the foregoing, in respect of clauses (b) and (c) of this definition, until the Borrower shall have delivered the first Section 5.04 Financials and the related Pricing Certificate after the Effective Date, the Applicable Percentage shall be determined based upon the Consolidated First Lien Leverage Ratio on the Effective Date (for such purposes calculating EBITDA of the

Borrower for the most recently ended 4-fiscal quarter period prior to the Effective Date for which a Pricing Certificate has been delivered under the Existing Credit Agreement). In addition, at the option of the Administrative Agent and the Required Lenders, (x) at any time during which the Borrower has failed to deliver the Section 5.04 Financials or the related Pricing Certificate by the date required hereunder or (y) at any time after the occurrence and during the continuance of a Specified Default, then with respect to such events described in clauses (x) and (y), in the case of clauses (b) and (c) of this definition, the Consolidated First Lien Leverage Ratio shall be deemed to be in the then-existing Category for the purposes of determining the Applicable Percentage (but only for so long as such failure or Event of Default, as applicable, continues, after which the Category shall be otherwise as determined as set forth above).
“Approved Alternate L/C Currency” shall mean each currency (other than US Dollars and any Alternate Currency) that is approved in accordance with Section 1.10.
“Approved Fund” shall mean, with respect to any Lender, any Fund that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.
“Arrangers” shall mean, as the context may require, (x) with respect to the Initial Term Loans made on the Effective Date and the Revolving Credit Commitments, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Canadian Imperial Bank of Commerce, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Jefferies Finance LLC, MUFG Union Bank, N.A., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, in their capacity as joint lead arrangers for the Credit Facilities and (y) with respect to the First Amendment and the transactions contemplated thereby, Deutsche Bank Securities Inc., in its capacity as sole lead arranger and sole bookrunner.
“ASC” shall mean the Accounting Standards Codification promulgated by the Financial Accounting Standards Board.
“Asset Sale” shall mean:
(f)
the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets of the Borrower or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or
(g)
the issuance or sale of Capital Stock of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;
in each case, other than (the following being referred to as “Permitted Asset Sales”):
(i)
any disposition of Cash Equivalents, Investment Grade Securities or securities constituting Customer Funds or obsolete or worn out property or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;
(ii)
the disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries in a manner permitted pursuant to the provisions described under Section 6.04 or any disposition that constitutes a Change of Control;
(iii)
the making of any Restricted Payment that is permitted to be made under Section 6.03 or any Permitted Investment;
(iv)
any disposition of assets or issuance or sale of Capital Stock of a Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than the greater of $25,000,000 and 15.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period;
(v)
any disposition of property or assets or issuance of securities (A) by a Restricted Subsidiary of the Borrower to the Borrower or (B) by the Borrower or a Restricted Subsidiary of the Borrower to another Restricted Subsidiary of the Borrower;
(vi)
to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(vii)
the sale, lease, assignment or sub-lease of any real or personal property in the ordinary course of business;
(viii)
any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(ix)
foreclosures on assets;
(x)
sales of receivables or similar assets, or participations therein, in connection with any Receivables Facility;
(xi)
(I) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Effective Date and (II) the St. Petersburg Sale Transaction;
(xii)
sales of accounts receivable in connection with the collection or compromise thereof;
(xiii)
transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) to relevant authorities or their designee upon the receipt of the insurance proceeds or condemnation awards therefor;
(xiv)
the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole; and
(xv)
voluntary terminations of Hedging Obligations.

For the avoidance of doubt, “Asset Sale” shall not include the issuance or sale of Capital Stock of the Borrower.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, to the extent required by Section 9.04(b), consented to by the Borrower, substantially in the form of Exhibit B or such other form as shall be reasonably approved by the Administrative Agent.
“Auction Agent” shall mean (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with a Dutch Auction; provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its subsidiaries may act as the Auction Agent.

“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.25(c).
“Available Currency” shall mean (i) with respect to Term Loans, US Dollars, (ii) with respect to Revolving Loans, US Dollars and any Alternate Currency, (iv) with respect to Letters of Credit, US Dollars, any Alternate Currency and any Approved Alternate L/C Currency and (iii) with respect to Swingline Loans, US Dollars or Canadian Dollars.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 1.12.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided, that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 1.12.
“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a) the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof) or
(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark

(or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.12.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Bona Fide Debt Fund” shall mean any Person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Borrower and/or any of its subsidiaries or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such Person (i) makes, has the right to make or participates with others in making any investment decisions with respect to such Person or (ii) has access to any information (other than information that is publicly available) relating to the Borrower or its subsidiaries or any entity that forms a part of the business of the Borrower or any of its subsidiaries; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers in accordance with paragraph (a)(i) of the definition of “Disqualified Institution” or any reasonably identifiable Affiliate of any such Person.
“Borrower” shall have the meaning assigned to such term in the preamble.
“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of SOFR Loans, Eurocurrency Rate Loans and CDOR Rate Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are generally authorized or required by law to close; provided, however, that when used (a) in connection with a SOFR Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (b) in connection with a EURIBOR Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude (i) any day on which banks are generally not open for dealings in Euro deposits in the London interbank market and (ii) any day which is not a TARGET Day, (c) in connection with a SONIA Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which banks are closed for general business in London, and (d) in connection with a Loan denominated in Canadian Dollars (including with respect to all notices and determinations in connection therewith and any payments of principal, interest, fees or other amounts thereon), the term “Business Day” shall also exclude any day on which banks in Toronto, Ontario or Winnipeg, Manitoba are generally authorized or required by law to close.
“Canadian Available Tenor” shall mean, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (a) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Agreement as of such date.
“Canadian Benchmark” shall mean, initially, the CDOR Rate; provided, that if a replacement of the Canadian Benchmark has occurred pursuant to Section 1.13, then “Canadian Benchmark” shall mean the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Canadian Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Canadian Benchmark Adjustment” shall mean, with respect to any Canadian Benchmark other than the CDOR Rate, for any Canadian Available Tenor, an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the adjustment for such Canadian Available Tenor of such Canadian Benchmark replacement giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Canadian Relevant Governmental Body, for Canadian dollar-denominated syndicated credit facilities at such time.
“Canadian Benchmark Replacement” shall mean, for any Canadian Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent with respect to any Canadian Benchmark Transition Event,
(a) for purposes of Section 1.13(a), (i) the sum of: (x) Term CORRA and (y) the Canadian Benchmark Adjustment, or (ii) the sum of: (x) Daily Compounded CORRA and (y) the Canadian Benchmark Adjustment; or
(b) for purposes of Section 1.13(b), the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Canadian Benchmark for the applicable Canadian Available Tenor giving due consideration to any selection or recommendation of a replacement benchmark rate for syndicated credit facilities denominated in Canadian Dollars at such time and (ii) the Canadian Benchmark Adjustment.
For the avoidance of doubt, if the Canadian Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than 0.00% the Canadian Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

“Canadian Benchmark Replacement Conforming Changes” shall mean, with respect to any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Canadian Prime Rate,” the definition of “Business Day,” the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Canadian Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Canadian Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Canadian Benchmark Replacement Date” shall mean, the earliest to occur of the following events with respect to the then-current Canadian Benchmark:
(a) in the case of clause (a) of the definition of “Canadian Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) or
(b) in the case of clause (b) of the definition of “Canadian Benchmark Transition Event,” the first date on which such Canadian Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Canadian Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Canadian Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (b) and even if any Canadian Available Tenor of such Canadian Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Canadian Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Canadian Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Canadian Available Tenors of such Canadian Benchmark (or the published component used in the calculation thereof).
“Canadian Benchmark Transition Event” shall mean, with respect to any then-current Canadian Benchmark other than the CDOR Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Canadian Benchmark, the regulatory supervisor for the administrator of such Canadian Benchmark, the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark, a resolution authority with jurisdiction over the administrator for such Canadian Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Canadian Available Tenors of such Canadian Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark or (b) all Canadian Available Tenors of such Canadian Benchmark are or will no longer be representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored.

“Canadian Dollar-Denominated Loans” shall mean any Revolving Loans denominated in Canadian Dollars.
“Canadian Dollars” or “CAN$” shall mean lawful money of Canada.
“Canadian Prime Rate” shall mean, for any day, the rate of interest per annum equal to the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans made by it in Canadian Dollars in Canada to its Canadian borrowers, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to the Borrower or any other Person.
“Canadian Relevant Governmental Body” shall mean the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.
“Cannae” shall mean Cannae Holdings, Inc., a Delaware corporation.
“Capital Expenditures” shall mean, as to any Person for any period, the additions to property, plant and equipment, software purchases and development expenditures which can be capitalized under GAAP and other capital expenditures of such Person and its subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such Person.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.
“Capitalized Lease Obligations” shall mean, as to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, Issuing Bank or Swingline Lender (as applicable) and the Lenders, as collateral for L/C Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances (in the case of L/C Exposure in the respective currency or currencies in which the applicable L/C Exposure is denominated) or, if the Administrative Agent, Issuing Bank or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case in an amount equal to 100% of the relevant L/C Exposure, Obligations in respect of Swingline Loans or obligations of Lenders to fund participations and pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank or the Swingline Lender, as applicable (which documents are hereby consented to by the Lenders). “Cash Collateral” and “Cash Collateralized” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” shall mean:
(h)
US Dollars and Canadian Dollars;
(i)
(i) Euros and Sterling; and
(ii)
in the case of the Borrower or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(j)
securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government, the Canadian Government, the United Kingdom government, any member state of the European economic area or any Participating Member State or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(k)
certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(l)
repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above;
(m)
commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;
(n)
marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and institutional money market funds registered under the Investment Company Act of 1940;
(o)
readily marketable direct obligations issued by any state, commonwealth or territory of the United States, the United Kingdom government, any member state of the European economic area or any Participating Member State or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(p)
Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;
(q)
Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s or any 2(a)-7 money fund; and
(r)
investment funds investing 95% of their assets in securities of the types described in clauses (a) through (j) above.

Notwithstanding the foregoing, (x) Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above; provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts and (y) Cash Equivalents shall not include Customer Funds.

“CDOR Cessation Date” shall have the meaning assigned to such term in Section 1.13(a).
“CDOR Rate” shall mean, subject to Section 1.13, on any day, with respect to any Interest Period,
(a) the per annum rate of interest which is the rate determined as being the arithmetic average of the annual rates applicable to Canadian Dollar bankers’ acceptances having the applicable issue and maturity dates (or dates as closely comparable to the applicable dates) as the CDOR Rate Loans proposed to be incurred by the Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); or
(b) if the rate referred to in clause (a) is not available at such time for any reason, then the “CDOR Rate” for such Interest Period shall be a comparable successor rate per annum reasonably determined by the Borrower and the Administrative Agent (each acting reasonably) that is, at such time, generally accepted by the syndicated loan market for loans denominated in Canadian Dollars in lieu of the “CDOR Rate” and approved by the Revolving Credit Lenders; provided, that the Revolving Credit Lenders shall be deemed to have approved such successor rate if the Required Revolving Lenders have not objected in writing thereto within five Business Days of receipt of notice thereof (notwithstanding anything in Section 9.02 to the contrary); or
(c) to the extent that an interest rate is not ascertainable pursuant to the foregoing clauses (a) or (b), the “CDOR Rate” will be the banker’s acceptance rate of the Administrative Agent for the applicable Interest Period as of 10:00 a.m. (Toronto time) on such day, or if such date is not a Business Day, then on the immediately preceding Business Day.
“Ceridian LLC” means THL/Cannae Investors LLC, a Delaware limited liability company.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement or, in the case of an assignee, an adoption after the date such Person became a party to this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, in the case of an assignee, a change after the date such Person became a party to this Agreement, or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date the relevant Lender or Issuing Bank becomes a party to this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” shall mean the Permitted Investors shall cease to have the power, directly or indirectly, to vote or direct the voting of Capital Stock of the Borrower representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control so long as no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (1) 35% of outstanding Capital Stock of the Borrower having ordinary voting power and (2) the percentage of the then outstanding Capital Stock of the Borrower having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors; provided a Person or group shall not be deemed to beneficially own voting power or voting stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the voting power or voting stock in connection with the transactions contemplated by such agreement.
“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Revolving Loans, Other Revolving Loans of the same Series, Incremental Revolving Loans of the same Series, Initial Term Loans, Replacement Term Loans, Other Term Loans of the same Series, Incremental Term Loans of the same Series or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Initial Revolving Credit Commitment, Other Revolving Credit Commitment of the same Series, Incremental Revolving Credit Commitment of the same Series, Other Term Loan Commitment of the same Series or Swingline Commitment; provided that (i) Initial Revolving Loans, Other Revolving Loans of the same Series and Incremental Revolving Loans of the same Series and (ii) Initial Revolving Credit Commitments, Other Revolving Credit Commitments of the same Series and Incremental Revolving Credit Commitments of the same Series shall be deemed to be part of the same Class of Loans or Commitments, as applicable, for purposes of (and only for purposes of) Revolving Credit Borrowings and participations in Letters of Credit and Swingline Loans.
“Closing Fee” shall have the meaning assigned to such term in Section 2.05(f).
“Code” shall mean the Internal Revenue Code of 1986.
“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, and shall include the Mortgaged Properties but shall not include Capital Stock representing more than 65% of the total combined voting power of any Foreign Subsidiary to secure the Obligations of any Loan Party.
“Collateral Agent” shall mean DBNY, in its capacity as collateral agent for the Secured Parties, and any other Person acting as the Collateral Agent under any Intercreditor Agreement and shall include any successor collateral agent appointed pursuant to Article VIII.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
“Commitments” shall mean the Revolving Credit Commitments, the Swingline Commitments and, if applicable, any Incremental Revolving Credit Commitments, any Other Revolving Credit Commitments and/or any Other Term Loan Commitments.
“Company Competitor” shall mean (a) any competitor of the Borrower and/or any of its subsidiaries and (b) any Affiliate of any such competitor (other than any such Affiliate that is a Bona Fide Debt Fund).
“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.08 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and capitalized software expenditures and amortization of unrecognized prior service costs, goodwill, other intangible assets and customer acquisition costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated First Lien Leverage Ratio” shall mean, as of the date of determination, the ratio of (a) Consolidated Indebtedness as of such date that is secured by first-priority Liens on the Collateral to (b) EBITDA for the most recently ended Test Period, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Consolidated Indebtedness” shall mean, as of any date of determination with respect to any Person and its subsidiaries, the sum, without duplication, of (a) the total Indebtedness of such Person and its subsidiaries in respect of borrowed money (including obligations under drawn letters of credit that have not been reimbursed within three Business Days), Capitalized Lease Obligations and purchase money Indebtedness less (b) the amount of unrestricted cash (other than Customer Funds) and Cash Equivalents held by such Person and its subsidiaries and cash and Cash Equivalents of such Person and its subsidiaries that are restricted in favor of the Credit Facilities (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Permitted Lien on the Collateral along with the Liens securing the Credit Facilities); provided, however, that Consolidated Indebtedness shall be calculated to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of unrestricted cash.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio for the most recently ended Test Period of (a) EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period paid or payable in cash, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:
(s)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income of such Person, (i) including (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (D) the interest component of Capitalized Lease Obligations, and (E) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and (ii) excluding (A) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (B) any expensing of bridge, commitment and other financing fees (including fees and expenses associated with the Transactions and annual agency fees), (C) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility), (D) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting, (E) any fee and/or expense associated with any disposition, acquisition, Investment, issuance of Capital Stock or issuance or incurrence of Indebtedness (in each case, whether or not consummated), (F) any cost associated with obtaining, or any breakage cost in respect of, any Hedge Agreement or any other derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness, (G) any penalty and/or interest relating to Taxes and (H) for the avoidance of doubt, any non-cash interest expense attributable to any movement in the mark to market valuation of any obligation under any Hedge Agreement or any other derivative instrument and/or any payment obligation arising under any Hedge Agreement or derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness; plus
(t)
consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(u)
interest income of such Person and its Restricted Subsidiaries for such period (other than interest and investment income earned on Customer Funds).
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Leverage Ratio” shall mean, as of the date of determination, the ratio of (a) the Consolidated Indebtedness as of such date to (b) EBITDA of the Borrower for the most recently ended Test Period, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; but excluding (without duplication),
(v)
(i)(A) any extraordinary gains or losses or expenses (including relating to the Transactions) and/or (B) non-recurring or unusual gains or losses or expenses (including relating to the Transactions) and (ii) severance, legal settlements, relocation costs, business optimization costs, costs associated with entry into new markets, costs incurred in connection with new contracts, charges relating to strategic initiatives and project startup costs or branding costs, curtailments or modifications to pension and post-retirement employee benefit plans, the amount of any restructuring charges or reserves deducted, including any restructuring costs incurred in connection with acquisitions, costs related to the closure, opening and/or consolidation of facilities, retention charges, systems establishment costs, spin-off costs, transition costs associated with transferring operations offshore and other transition costs, signing, retention and completion bonuses, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing,
(w)
the cumulative effect of a change in accounting principles during such period and adjust for the one-time or out-of-period impact of any accounting policy changes,
(x)
any income (loss) from disposed or discontinued operations and any gains or losses on disposal of disposed, abandoned or discontinued operations,
(y)
any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower,
(z)
the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof that is the Borrower or a Restricted Subsidiary in respect of such period,
(aa)
solely for the purpose of calculating Excess Cash Flow and the amount available under paragraph (b) of the definition of Restricted Payment Applicable Amount, the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person,
(bb)
effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition after the Effective Date or the amortization or write-off of any amounts thereof,
(cc)
any income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,
(dd)
any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP,
(ee)
(i) any expense or charges from grants of management equity plan, profits interest or stock appreciation or similar rights, stock options, restricted stock or any other management or employee benefit plan or agreement, any pension plan (including any post-employment benefit scheme which has been agreed with the relevant pension trustee), any stock subscription or shareholder agreement, any employee benefit trust, any employment benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), (ii) any charges associated with the rollover, acceleration or payout of Capital Stock by management of the Borrower or any of its direct or indirect parent companies, in each case, in the case of cash charges, to the extent that the relevant cash charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Capital Stock (other than Disqualified Stock) and (iii) any Charge consisting of a cost or expense incurred in connection with all or any portion of the Effective Date Dividend,
(ff)
any fees and expenses incurred during such period, or any amortization thereof for such period, in each case, regardless of how characterized under GAAP, in connection with the Transactions and any acquisition, Investment, disposition, issuance or repayment of Indebtedness, issuance of Capital Stock, refinancing, replacement or refunding transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and regardless of whether such transaction has been consummated) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction,
(gg)
accruals and reserves that are established, adjusted and/or incurred, as applicable, (i) within twelve months after the Effective Date that are so required to be established, adjusted or incurred as a result of the Transactions in accordance with GAAP or (ii) within 12 months after the closing of any other acquisition that are required to be established, adjusted or incurred, as applicable, as a result of such acquisition in accordance with GAAP, and
(hh)
(i) any charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge or (ii) to the extent actually reimbursed, or so long as the Borrower had made a determination that there exists reasonable evidence that such will be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruptions.
“Consolidated Secured Leverage Ratio” shall mean, as of the date of determination, the ratio of (a) the Consolidated Indebtedness as of such date that is secured by Liens on the Collateral to (b) EBITDA of the Borrower for the most recently ended Test Period, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that, in each case, do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(ii)
to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(jj)
to advance or supply funds
(i)
for the purchase or payment of any such primary obligation, or
(ii)
to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
(kk)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“CORRA” shall mean the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred or Other Revolving Credit Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in conversion of or exchange for, or to extend, renew, replace or refinance, in whole or in part, then-existing Term Loans and/or then-existing Revolving Credit Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that
(ii)
such extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Credit Commitments, the unused portion of such Other Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused commitments, including then-existing Revolving Credit Commitments, the amount thereof) except by an amount equal to unpaid accrued interest thereon, premium (including tender premium), the amount of original issue discount and arrangement, commitment, underwriting, structuring or similar fees or amendment or consent fees payable in connection with such extending, renewing, replacing or refinancing Indebtedness, defeasance costs and costs and expenses incurred in connection therewith,
(iii)
except to the extent otherwise provided for in any condition set forth in the definition of “Permitted First Priority Refinancing Debt”, “Permitted Second Priority Refinancing Debt” or “Permitted Unsecured Refinancing Debt” and other than with respect to the Inside Maturity Amount or Customary Bridge Loans, such Indebtedness has (x) a final maturity date that is later than or identical to the final maturity date of the Refinanced Debt (and in the case of any Credit Agreement Refinancing

Indebtedness which pertains to (or is in the form of) a Term Loan, on or later than the Term Loan Maturity Date) and (y) and in the case of any Credit Agreement Refinancing Indebtedness which pertains to (or is in the form of) a Term Loan, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, and
(iv)
unless such Credit Agreement Refinancing Indebtedness is incurred by means of extension, renewal, conversion or exchange without resulting in Net Cash Proceeds, such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid pursuant to, and in accordance with the applicable requirements of, Section 2.12.
“Credit Event” shall have the meaning assigned to such term in Section 4.01.
“Credit Facilities” shall mean the revolving credit, swingline and letter of credit facilities provided hereunder (including as contemplated by Section 2.26 and/or Section 2.27, if any), and the term loan facilities contemplated by Section 2.01, Section 2.26 and/or Section 2.27, if any.
“Credit Increase” shall have the meaning assigned to such term in Section 2.26(a).
“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Excess Cash Flow for each fiscal year ending after the Effective Date and prior to such date not required to prepay the Term Loans pursuant to Section 2.13(c); provided the portion of the Cumulative Retained Excess Cash Flow Amount that is attributable to any fiscal year (or portion thereof) that does not constitute an Excess Cash Flow Period shall be equal to 100% minus the ECF Percentage applicable in respect of such fiscal year (or portion thereof).
“Cure Amount” shall have the meaning assigned to such term in Section 7.02.
“Cure Right” shall have the meaning assigned to such term in Section 7.02.
“Current Assets” shall mean, at any time, (a) the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) and (b) in the event that a Receivables Facility is accounted for off-balance sheet, (x) gross receivables or similar assets comprising part of the assets subject to such Receivables Facility less (y) collections against the amounts sold pursuant to clause (x).
“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding Revolving Loans, L/C Exposure and Swingline Loans, (c) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (d) accruals for current or deferred Taxes based on income or profits and (e) accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of Consolidated Net Income pursuant to clause (a) thereof.
“Customary Bridge Loans” means customary bridge loans with a maturity date of not longer than one year; provided that (a) the Weighted Average Life to Maturity of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not shorter than the Weighted Average Life to Maturity of any Class of then-existing Loans and (b) the final maturity date of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not earlier than the Latest Maturity Date applicable to the Term Loans on the date of the issuance or incurrence thereof.
“Customer Funds” shall mean any investments in client or customer assets identified in the books and records of the Borrower and its subsidiaries whether held in trust accounts or otherwise pursuant to investment policies established by the Borrower and its subsidiaries from time to time.
“Daily Compounded CORRA” shall mean, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Canadian Relevant Governmental Body for determining compounded CORRA for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and provided, further, that if the administrator has not provided or published CORRA and a Canadian Benchmark Transition Event with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), an interest rate per annum equal to the greater of (a) the sum of (i) SONIA for the day that is 5 Business Days prior to (A) if such SONIA Interest Day is a Business Day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a Business Day, the Business Day immediately preceding such SONIA Interest Day plus (ii) the SONIA Adjustment and (b) 0%. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower. If by 5:00 p.m. on the second Business Day immediately following any day SONIA in respect of such day has not been published on the SONIA Administrator’s Website, then SONIA for such day will be SONIA as published in respect of the first preceding Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Interest Days. If the rate referred to in clause (a) is not available at such time for any reason, then the “Daily Simple SONIA” shall be a comparable successor rate per annum reasonably determined by the Borrower and the Administrative Agent (each acting reasonably) that is, at such time, generally accepted by the syndicated loan market for loans denominated in Sterling in lieu of “SONIA” and approved by the Revolving Credit Lenders; provided, that the Revolving Credit Lenders shall be deemed to have approved such successor rate if the Required Revolving Lenders have not objected in writing thereto within five Business Days of receipt of notice thereof (notwithstanding anything in Section 9.02 to the contrary). It is understood and agreed that Daily Simple SONIA constitutes the comparable successor rate determined by the Borrower and the Administrative Agent and approved by the Revolving Credit Lenders in accordance with clause (b) of the definition of “Sterling LIBO Rate”.
“Dayforce Entities” shall mean, collectively, (a) Ceridian Acquisitionco ULC, a British Columbia unlimited liability company, (b) Ceridian Dayforce Corporation, an Ontario corporation, (c) Ceridian Dayforce Inc., an Ontario corporation, (d) Dayforce Holdings LLC, a Delaware limited liability company and (e) Ceridian Dayforce LLC, a Delaware limited liability company.
“DBNY” shall have the meaning assigned to such term in the preamble.

“Debt Fund Affiliate” shall mean any Affiliate of THL or Cannae (other than the Borrower and its subsidiaries or any natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in the Borrower or its subsidiaries has the right to make investment decisions.
“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(g).
“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean any Person that (a) defaulted in (or is otherwise unable to perform) its obligations under this Agreement, including any Person that has failed (which failure has not been cured) to fund any portion of the Revolving Loans, Term Loans or participations in the L/C Exposure required to be funded by it hereunder on the date required to be funded by it hereunder, (b) has otherwise failed (which failure has not been cured) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder on the date when due, unless the subject of a good faith dispute, (c) has notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Sections 2.02, 2.23 or 2.25, or (d) is (or its parent entity is) insolvent or is the subject of a bankruptcy or insolvency proceeding or a Bail-in Action; provided, however, that any Person which ceases to be a “Defaulting Lender” as a result of a cure of any failure described in clause (a) or (b) above shall nevertheless constitute a Defaulting Lender for purposes of said clauses (and this Agreement) if such Lender has previously cured such a failure at least two times.
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a Financial Officer of the Borrower, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
“Designated Preferred Stock” shall mean Preferred Stock of the Borrower, a Restricted Subsidiary or any direct or indirect parent company of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or its subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by a Financial Officer of the Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount.
“Designated Term Loans” shall mean, collectively, (i) Initial Term Loans and (ii) each Class of Other Term Loans and Incremental Term Loans established after the Effective Date, other than Excluded Term Loans.
“Disqualified Institutions” shall mean (a) (i) any Person identified in writing to the Arrangers on or prior to April 11, 2018 and (ii) any reasonably identifiable Affiliate of such Person and (b) (i) any Person that is or becomes a Company Competitor and is designated by the Borrower as such in a writing provided to the Administrative Agent after April 11, 2018, which designation shall not apply retroactively to disqualify any Person that has previously acquired any assignment or participation interest in any Loan and (ii) any reasonably identifiable Affiliate of any such Company Competitor (other than a Bona Fide Debt Fund); provided that an entity becoming an Affiliate of a Company Competitor shall not retroactively disqualify any Person that has previously acquired any assignment or participation interest in any Loan.
“Disqualified Preferred Stock” shall mean and Preferred Stock that constitutes Disqualified Stock.
“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely for Capital Stock which is not Disqualified Stock or solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the occurrence of the Termination Date or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder)), in whole or in part, in each case prior to the date 91 days after the earlier of the Latest Maturity Date then in effect at the time such Disqualified Stock is first issued or the date the Term Loans are no longer outstanding; provided, however, that (i) if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Borrower (or any parent company or any subsidiary) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.
“disposition” shall have the meaning assigned to such term in the definition of “Asset Sale”.
“Domestic Subsidiaries” shall mean all subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Dutch Auction” shall mean an auction (an “Auction”) conducted by any Affiliated Lender or any Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Term Loans, in accordance with the following procedures; provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:
(a)
Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Term Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loan on an individual Class basis and (iv) remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).
(b)
Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range, and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Term Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Lenders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Acceptance with the dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.
(c)
Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 2%, when compared to an Applicable Price of $100 with a 1% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the tranches of the Term Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.

(d)
Additional Procedures.
(i)
Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.
(ii)
To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
(iii)
In connection with any Auction, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.
(iv)
Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(v)
The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.
“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:
(e)
increased (without duplication and only to the extent deducted (and not added back) in computing Consolidated Net Income) by:
(i)
provision for taxes based on income or profits or capital, including, without limitation, state, local, foreign, franchise, property and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement or as a result of any intercompany distribution) of such Person and such subsidiaries paid or accrued during such period; plus
(ii)
Fixed Charges of such Person and such subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges); plus

(iii)
Consolidated Depreciation and Amortization Expense of such Person and such subsidiaries for such period; plus
(iv)
any expenses or charges (other than depreciation or amortization expense) related to (1) any Equity Offering, Investment, Restricted Payment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (and any amendment or modification to any such transaction), (including a refinancing thereof) (in each case, whether or not successful and whether or not permitted by this Agreement), including (x) such fees, expenses or charges related to the obtaining of the Credit Facilities, (y) any amendment or other modification of the Credit Facilities and (z) commissions, discounts, yield and other similar fees and charges (including any interest expense) related to any Receivables Facility or (2) collection from insurers with respect to liability or casualty events or business interruption (whether or not successful); plus
(v)
Public Company Costs; plus
(vi)
any other non-cash charges, including any write offs or write downs, for such period; provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period; plus
(vii)
the amount of any minority interest expense consisting of subsidiary income attributable to minority Capital Stock of third parties in any non-Wholly-Owned Subsidiary; plus
(viii)
(x) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid in such period to the Sponsors to the extent otherwise permitted under Section 6.06, (y) any business optimization expenses and (z) any cost savings initiatives expenses; plus
(ix)
the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus
(x)
any costs or expense by such Person or any such subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Restricted Guarantor or net cash proceeds of an issuance of Capital Stock of the Borrower or a Restricted Guarantor (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount; plus
(xi)
the amount of any expected cost savings, operating expense reductions and/or synergies (net of amounts actually realized) relating to any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, cost savings initiative, operating improvement, restructuring and/or any similar initiative or specified transaction; provided that (x) such expected cost savings, operating expense reductions and other synergies are reasonably identifiable and factually supportable, and (y) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that (A) such cost savings, operating expense reductions and/or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and

(B) such actions have been taken or are to be taken within twenty-four (24) months of the events giving rise thereto; plus
(xii)
any charge incurred or accrued in connection with any single or one-time event, including in connection with (A) any acquisition or similar Investment consummated after the Effective Date and/or (B) the closing, consolidation or reconfiguration of any facility during such period;
(f)
decreased by (without duplication) (i) any non-cash gains increasing Consolidated Net Income of such Person and such subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (ii) the minority interest income consisting of subsidiary losses attributable to minority Capital Stock of third parties in any non-Wholly-Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income; and
(g)
increased or decreased by (without duplication):
(i)
any net loss or gain resulting in such period from Hedging Obligations and the application of ASC 815 and IAS 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and
(ii)
any net loss or gain resulting in such period from currency translation losses or gains related to currency remeasurements of indebtedness (including any net loss or gain resulting from Hedge Agreements for currency exchange risk).

Notwithstanding anything to the contrary herein, (x) “EBITDA” for all purposes of this Agreement and the other Loan Documents shall be calculated as if such Person and its Restricted Subsidiaries have fully adopted and applied ASC 606 and its related pronouncements and interpretations whether or not such Person and its Restricted Subsidiaries have actually adopted and applied ASC 606 and its related pronouncements and interpretations at the time of such calculation and (y) it is agreed that for the purpose of this Agreement for any period that includes the fiscal quarters ended on or about December 31, 2017, September 30, 2017, June 30, 2017 or March 31, 2017 (i) EBITDA for the fiscal quarter ended on or about December 31, 2017 shall be deemed to be $40,500,000, (ii) EBITDA for the fiscal quarter ended on or about September 30, 2017 shall be deemed to be $33,400,000, (iii) EBITDA for the fiscal quarter ended on or about June 30, 2017 shall be deemed to be $26,500,000 and (iv) EBITDA for the fiscal quarter ended on or about March 31, 2017 shall be deemed to be $34,600,000 in each case, as adjusted in accordance with Section 1.11.

“ECF Percentage” shall mean, with respect to any fiscal year, 50%; provided, however, if the Consolidated First Lien Leverage Ratio as of the end of a fiscal year is (a) less than or equal to 4.75:1.00 but greater than 4.25:1.00, then the ECF Percentage with respect to such fiscal year shall mean 25% and (b) less than or equal to 4.25:1.00, then the ECF Percentage with respect to such fiscal year shall mean 0%.
“ECF Prepayment Amount” shall have the meaning assigned to such term in Section 2.13(c).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean April 30, 2018.
“Effective Date Dividend” shall mean the distribution by the Borrower to its direct or indirect equity holders of the Capital Stock of LifeWorks UK Holding Company Limited, a private limited company incorporated under the laws of England and Wales.
“Effective Date Mergers” shall mean (a) the merger of Ceridian Holding II LLC, a Delaware limited liability company, into the Borrower, with the Borrower being the surviving entity of such merger, (b) the merger of Foundation Holding LLC, a Delaware limited liability company, into Ceridian LLC, with Ceridian LLC being the surviving entity of such merger, and the subsequent merger of Ceridian LLC into the Borrower, with the Borrower being the surviving entity of such merger and (c) the merger of Ceridian Holding LLC, a Delaware limited liability company, into the Borrower, with the Borrower being the surviving entity of such merger.
“Effective Date Refinancing” shall mean (a) all indebtedness for borrowed money that is outstanding under the Existing Credit Agreement will be repaid in full (or in the case of letters of credit issued under the Existing Credit Agreement, at the election of the Borrower, replaced, backstopped or incorporated or “grandfathered” into this Agreement) and all commitments, liens and security interests under the Existing Credit Agreement shall be terminated and released and (b) the delivery of irrevocable notice for the repayment or redemption of the HCM 2021 Notes, accompanied by sufficient cash deposits to discharge and satisfy in full the HCM 2021 Notes.
“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness as determined by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account the applicable (a) interest rate margins, (b) any interest rate floors or similar devices (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or, if lesser, remaining average life to maturity) paid directly by the Borrower generally to all relevant lenders ratably, but excluding any arrangement, structuring, commitment, underwriting, ticking, unused line and/or amendment fee or other fee payable in connection therewith that are not generally shared with the relevant lenders and customary consent fees paid generally to consenting lenders; provided, however, that (A) to the extent that the Adjusted Term SOFR (with an Interest Period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the Term Loans in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that the Adjusted Term SOFR (with an Interest Period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield. All such determinations made by the Administrative Agent shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.
“Eligible Assignee” shall mean (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender or (e) to the extent permitted under Section 9.04(k), any Affiliated Lender or any Debt Fund Affiliate;

provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.04(k), the Borrower or any of its Affiliates.
“Engagement Letter” shall mean the amended and restated engagement and fee letter, dated April 13, 2018 among, inter alias, the Borrower and the Arrangers.
“Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders), having the force and effect of law, in each case, relating to protection of the environment, natural resources, or to human health and safety as it relates to environmental protection.
“Equity Cure Proceeds” shall mean the proceeds received by the Borrower in respect of any Cure Amount.
“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Borrower or of a direct or indirect parent of the Borrower (excluding Disqualified Stock), other than:
(h)
public offerings with respect to any such Person’s common stock registered on Form S-8;
(i)
issuances to the Borrower or any subsidiary of the Borrower; and
(j)
any such public or private sale that constitutes an Excluded Contribution.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is under common control with any Loan Party under Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived, with respect to a Pension Plan, (b) any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or the failure to satisfy any statutory funding requirement that results in a Lien, with respect to a Pension Plan, (c) the incurrence by any Loan Party or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Loan Party or an ERISA Affiliate from any Pension Plan or Multiemployer Plan, (d) the filing or a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan, (e) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning statutory liability arising from the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) the occurrence of a “prohibited transaction” (within the meaning of Section 4975 of the Code) with respect to which the Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any Restricted Subsidiary could reasonably be expected to have any liability, (h) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Pension Plan or Multiemployer Plan or the appointment of a trustee to administer any Pension Plan or (i) any other extraordinary event or condition with respect to a Pension Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBO Rate” shall mean, with respect to any EURIBOR Borrowing for any Interest Period,
(a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (Brussels time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the Banking Federation of the European Union that appears on the Reuters Page EURIBOR-01 for deposits in Euros (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period and for an amount approximately equal to the proposed EURIBOR Borrowing; or
(b) if the rate referred to in clause (a) is not available at such time for any reason, then the “EURIBO Rate” for such Interest Period shall be a comparable successor rate per annum reasonably determined by the Borrower and the Administrative Agent (each acting reasonably) that is, at such time, generally accepted by the syndicated loan market for loans denominated in Euro in lieu of the “EURIBO Rate” and approved by the Revolving Credit Lenders; provided, that the Revolving Credit Lenders shall be deemed to have approved such successor rate if the Required Revolving Lenders have not objected in writing thereto within five Business Days of receipt of notice thereof (notwithstanding anything in Section 9.02 to the contrary); or
(c) to the extent that an interest rate is not ascertainable pursuant to the foregoing clauses (a) or (b), the “EURIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Euro are offered for such relevant Interest Period and for an amount approximately equal to the proposed EURIBOR Borrowing to major banks in the European interbank market by the Administrative Agent at approximately 11:00 a.m. (Brussels time) on the date that is 2 Business Days prior to the beginning of such Interest Period.
“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.
“Euro” shall mean the single currency of the Participating Member States.
“Eurocurrency Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.
“Event of Default” shall have the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” shall mean, for any fiscal year of the Borrower, the excess of:
(k)
the sum, without duplication, of
(i)
EBITDA (without giving effect to clause (a)(xi) of the definition thereof); it being understood, for avoidance of doubt, that the Cure Amount shall not increase EBITDA for purposes of this definition;
(ii)
reductions to working capital of the Borrower and its Restricted Subsidiaries (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such reductions in working capital arising from the acquisition of any Person by the Borrower and/or the Restricted Subsidiaries;

(iii)
foreign currency translation gains received in cash related to currency remeasurements of indebtedness (including any net cash gain resulting from Hedge Agreements for currency exchange risk), to the extent not otherwise included in calculating EBITDA;
(iv)
net cash gains resulting in such period from Hedging Obligations and the application of ASC 815 and IAS 39 and their respective pronouncements and interpretations, to the extent not otherwise included in calculating EBITDA;
(v)
extraordinary, unusual or nonrecurring cash gains (other than gains on Asset Sales), to the extent not otherwise included in calculating EBITDA; and
(vi)
to the extent not otherwise included in calculating EBITDA, cash gains from any sale or disposition outside the ordinary course of business (excluding gains from Prepayment Asset Sales to the extent an amount equal to the Net Cash Proceeds therefrom was applied to the prepayment of Term Loans pursuant to Section 2.13(b));

minus

(l)
the sum, without duplication, of
(i)
the amount of any Taxes, including Taxes based on income, profits or capital, state, franchise, property and similar Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (to the extent added in calculating EBITDA), including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement or as a result of any intercompany distribution, in each case, payable in cash by the Borrower and its Restricted Subsidiaries (to the extent not otherwise deducted in calculating EBITDA), including payments made pursuant to any tax sharing agreements or arrangements among the Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Borrower (so long as such tax sharing payments are attributable to the operations of the Borrower and its Restricted Subsidiaries);
(ii)
Consolidated Interest Expense, including costs of surety bonds in connection with financing activities (to the extent included in Consolidated Interest Expense), to the extent payable in cash and not otherwise deducted in calculating EBITDA;
(iii)
foreign currency translation losses payable in cash related to currency remeasurements of indebtedness (including any net cash loss resulting from Hedge Agreements for currency risk), to the extent not otherwise deducted in calculating EBITDA;
(iv)
without duplication of amounts deducted pursuant to this clause (iv) or clause (xviii) below in respect of a prior fiscal year, Capital Expenditures of the Borrower and its subsidiaries made in cash prior to the date the Excess Cash Flow prepayment is required to be made pursuant to Section 2.13(c), to the extent financed with Internally Generated Cash;
(v)
repayments of long-term Indebtedness (including (A) the principal component of Capitalized Lease Obligations, (B) the amount of repayment of Loans pursuant to Section 2.11 (but excluding, for the avoidance of doubt, prepayments of Loans deducted pursuant to clause (ii) of Section 2.13(c)), any Receivables Facility and, to the extent made with the Net Cash Proceeds of a Prepayment Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, pursuant to Section 2.13(b), but excluding all other prepayments of the Loans and (C) the aggregate amount of any premium, make-whole or penalties paid in connection with any such repayments of Indebtedness), made by the Borrower and its Restricted Subsidiaries, but only to the extent that such repayments (x) by their terms cannot be reborrowed or redrawn and (y) are not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness);
(vi)
additions to working capital (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such additions to working capital arising from the acquisition of any Person by the Borrower and/or the Restricted Subsidiaries;
(vii)
without duplication of amounts deducted pursuant to this clause (vii) or clause (xviii) below in respect of a prior fiscal year, the amount of Investments (other than Permitted Investments in (x) Cash Equivalents and Government Securities and (y) the Borrower or any of its Restricted Subsidiaries) made by the Borrower and its Restricted Subsidiaries, in cash, prior to the date the Excess Cash Flow prepayment is required to be made pursuant to Section 2.13(c) to the extent such Investments were financed with Internally Generated Cash;
(viii)
letter of credit fees paid in cash, to the extent not otherwise deducted in calculating EBITDA;
(ix)
extraordinary, unusual or nonrecurring cash charges, to the extent not otherwise deducted in calculating EBITDA;
(x)
cash fees and expenses incurred in connection with the Transactions, any Investment, any disposition, any recapitalization, any Equity Offering, the issuance of any Indebtedness or any exchange, refinancing or other early extinguishment of Indebtedness permitted by this Agreement (in each case, whether or not consummated and whether or not permitted by this Agreement);
(xi)
cash charges added to EBITDA pursuant to the definition thereof and/or excluded from the calculation of Consolidated Net Income pursuant to the definition thereof;
(xii)
the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors permitted by Section 6.06, to the extent not otherwise deducted in calculating EBITDA;
(xiii)
the amount of Restricted Payments made by the Borrower to the extent that such Restricted Payments were financed with Internally Generated Cash;
(xiv)
cash expenditures in respect of Hedging Obligations (including net cash losses resulting in such period from Hedging Obligations and the application of ASC 815 and IAS 39 and their respective pronouncements and interpretations), to the extent not otherwise deducted in calculating EBITDA;
(xv)
to the extent added to Consolidated Net Income, cash losses from any sale or disposition outside the ordinary course of business;
(xvi)
cash payments by the Borrower and its Restricted Subsidiaries in respect of long-term liabilities (other than Indebtedness) of the Borrower and its Restricted Subsidiaries;
(xvii)
the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed; and

(xviii)
without duplication of amounts deducted from Excess Cash Flow in respect of a prior fiscal year, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts or other legal obligations (the “Contract Consideration”) entered into prior to or during such fiscal year relating to Investments (other than Investments in (x) Cash Equivalents and Government Securities and (y) the Borrower or any of its Restricted Subsidiaries) and/or Capital Expenditures to be consummated or made plus cash restructuring expenses to be incurred, in each case, during the period of 4 consecutive fiscal quarters of the Borrower following the end of such fiscal year; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Capital Expenditures or Investments during such period of 4 consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of 4 consecutive fiscal quarters;
“Excess Cash Flow Period” shall mean (a) the first full fiscal year ending after the Effective Date and (b) each fiscal year thereafter.
“Excess Permitted Refinancing Amounts” shall have the meaning assigned to such term in the definition of “Refinancing Indebtedness”.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Contributions” shall mean net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Borrower (other than Equity Cure Proceeds) from,
(m)
contributions to its common equity capital, and
(n)
the sale (other than to the Borrower or a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or a Subsidiary of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower,

in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Capital Stock are sold, as the case may be, which are excluded from the calculation of the Restricted Payment Applicable Amount.

“Excluded Subsidiary” shall mean:
(o)
(i) any Foreign Subsidiary or (ii) any subsidiary that is not a Wholly-Owned Subsidiary,
(p)
any Immaterial Subsidiary,
(q)
any subsidiary that is prohibited by contractual obligations from guaranteeing the Obligations,
(r)
any Restricted Subsidiary acquired pursuant to a Permitted Investment or an acquisition permitted by Section 6.03 financed with secured Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xi) (but only to the extent such Indebtedness is otherwise permitted to be secured under paragraph (t) of the definition of Permitted Liens) or Section 6.01(b)(xviii) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable,

(s)
any subsidiary that is a special purpose entity formed for the sole purpose of holding Customer Funds in a fiduciary capacity,
(t)
any Receivables Subsidiary,
(u)
any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes the sole asset of which are Capital Stock of Foreign Subsidiaries,
(v)
any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of the Borrower and
(w)
any other subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as specified in writing by such Persons), the burden or cost or of providing a guarantee of the Obligations or a Lien to secure such guarantee shall outweigh the benefits to be afforded thereby.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income Taxes imposed on (or measured by) its income or capital Taxes and franchise (and similar) Taxes imposed on it in lieu of income Taxes pursuant to the laws of the jurisdiction in which such recipient is organized or in which the principal office or applicable lending office of such recipient is located (or any political subdivision thereof), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a recipient (other than an assignee pursuant to a request by the Borrower under Section 2.22(a)), any withholding Tax that (i) is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office) or (ii) is attributable to such recipient’s failure to comply with Section 2.21(e) or (f), as applicable, except in the case of clause (i) above to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.21(a) and (d) any U.S. federal withholding Tax imposed pursuant to FATCA.
“Excluded Term Loans” shall mean, collectively, Other Term Loans and Incremental Term Loans that are junior in right of payment and/or security to the Initial Term Loans as set forth in Section 2.26 and 2.27, as the case may be.
“Existing Credit Agreement” shall mean the credit agreement, dated as of November 14, 2014, among the Borrower, the lenders party thereto from time to time, DBNY as administrative agent and collateral agent, Deutsche Bank AG Canada Branch as Canadian sub-agent and the other agents and parties party thereto from time to time.
“Existing Letters of Credit” means any letter of credit previously issued that (a) will remain outstanding on and after the Effective Date and (b) is listed on Schedule 1.01(a).
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, whether in existence on the date hereof or promulgated thereafter, and any applicable intergovernmental agreement or treaty with respect thereto and applicable official implementing guidance thereunder.
“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate” shall mean, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate; provided if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent and (b) 0%.
“Fees” shall mean the Commitment Fees, the Administration Fee, the L/C Participation Fees and the Issuing Bank Fees.
“Financial Officer” of any Person shall mean the chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller of such Person or any officer performing duties customarily associated with the foregoing offices.
“First Amendment” means the First Amendment to Credit Agreement, dated as of February 19, 2020, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“First Amendment Effective Date” has the meaning specified in the First Amendment.
“First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H-1 hereto, with (i) any immaterial changes (as determined in the Administrative Agent’s sole discretion) thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion and/or (ii) any material changes thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion, which material changes are posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within five Business Days following the date on which such changes are posted for review.
“Fixed Amount” has the meaning assigned to such term in Section 1.11(e).
“Fixed Charges” shall mean, with respect to any Person for any period, the sum, without duplication, of:
(x)
Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus
(y)
all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Borrower or a Restricted Subsidiary during such period; plus
(z)
all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Borrower or a Restricted Subsidiary during such period.
“Flood Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), (ii) the Flood Insurance Reform Act of 2004, and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012.
“Floor” shall mean 0.00% per annum.
“Foreign Lender” shall mean any Lender or Issuing Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located, unless such Lender or Issuing Bank is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded U.S. entity. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Plan” shall mean any pension plan, fund or other similar program (other than a government-sponsored plan) that covers employees of any Loan Party and/or any of its Restricted Subsidiaries who are employed outside of the United States and either (i) is subject to any statutory funding requirement as to which the failure to satisfy such statutory funding requirement results in a Lien or other statutory requirement permitting any governmental authority to accelerate the obligation of the Borrower or any Restricted Subsidiary to fund all or a substantial portion of the unfunded, accrued benefit liabilities of such plan, or (ii) is or is intended to be a “registered pension plan” as such term is defined in the Income Tax Act (Canada).
“Foreign Subsidiary” shall mean any subsidiary that is not a Domestic Subsidiary.
“Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” shall mean United States generally accepted accounting principles.
“Government Securities” shall mean securities that are:
(aa)
direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(bb)
obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties referred to therein.
“Guarantors” shall mean the Subsidiary Guarantors.
“Hazardous Materials” shall mean any material, substance or waste classified, characterized or regulated as “hazardous,” “toxic,” “pollutant” or “contaminant” under any Environmental Laws.

“HCM 2021 Notes” shall mean the Borrower’s 11% Senior Notes due 2021 in the original principal amount of $475,000,000 (and includes any Registered Equivalent Notes).
“Hedge Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedge Agreement.
“IAS” shall mean the International Accounting Standards promulgated by the International Accounting Standards Committee.
“Immaterial Subsidiary” shall mean all Restricted Subsidiaries of the Borrower from time to time for which (i) the assets of all relevant Restricted Subsidiaries constitute 5.0% or less than the Total Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, and (ii) the consolidated revenue of all relevant Restricted Subsidiaries accounts for less than 5.0% of the consolidated revenue of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case determined as of the last day of the most recently ended Test Period.
“Incremental Amendment” shall have the meaning assigned to such term in Section 2.26(b).
“Incremental Equivalent Debt” shall mean Permitted First Priority Incremental Equivalent Debt, Permitted Junior Priority Incremental Equivalent Debt and Permitted Unsecured Incremental Equivalent Debt
“Incremental Facility Closing Date” shall mean the date on which any Incremental Amendment becomes effective in accordance with the terms hereof and thereof.
“Incremental Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.26(a).
“Incremental Revolving Loans” shall mean the revolving loans made pursuant to any Incremental Revolving Credit Commitment of a given Series.
“Incremental Term Facility” shall have the meaning assigned to such term in Section 2.26(a).
“Incremental Term Loan Lender” shall mean a Lender with an outstanding Incremental Term Loan of a given Series.
“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.26(a).
“Incurrence-Based Amount” has the meaning assigned to such term in Section 1.11(e).
“Indebtedness” shall mean, with respect to any Person, without duplication:
(cc)
any indebtedness (including principal and premium) of such Person, whether or not contingent:
(i)
in respect of borrowed money;
(ii)
evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iii)
representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) liabilities accrued in the ordinary course of business; or
(iv)
representing any Hedging Obligations; if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bankers’ acceptances and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(dd)
to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
(ee)
to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (x) Contingent Obligations incurred in the ordinary course of business and (y) obligations under or in respect of any Receivables Facility. The amount of Indebtedness of any person under clause (c) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.
“Information” shall have the meaning assigned to such term in Section 9.16.
“Initial Revolving Credit Commitments” shall mean, with respect to each Revolving Credit Lender, the amount of its initial Revolving Credit Commitment set forth opposite such Lender’s name on Schedule 2.01 under the caption “Initial Revolving Credit Commitment”, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.22, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) increased from time to time pursuant to Section 2.26 or (d) reduced or increased from time to time pursuant to Section 2.27.
“Initial Revolving Loans” shall mean the Revolving Loans made by Revolving Credit Lenders pursuant to an Initial Revolving Credit Commitment.
“Initial Term Lender” shall mean, at any time, each Lender with an outstanding Initial Term Loan.
“Initial Term Loans” shall have the meaning assigned to such term in Section 2.01(a).
“Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Term Loans hereunder as set forth on Schedule 2.01 under the heading “Initial Term Loan

Commitment”. The aggregate amount of the Initial Term Loan Commitments as of the Effective Date is $680,000,000.
“Inside Maturity Amount” shall mean (a) the greater of $125,000,000 and 100% of EBITDA of the Borrower as of the end of the most recently ended Test Period minus (b) without duplication, the aggregate outstanding principal amount of Indebtedness incurred in reliance on (i) clause (ii) of the proviso in the definition of “Credit Agreement Refinancing Indebtedness”, (ii) clause (c) of the definition of “Permitted First Priority Incremental Equivalent Debt”, (iii) clause (c) of the definition of “Permitted First Priority Refinancing Debt”, (iv) clause (c) of the definition of “Permitted Junior Priority Incremental Equivalent Debt”, (v) clause (c) of the definition of “Permitted Second Lien Refinancing Debt”, (vi) clause (b) of the definition of “Permitted Unsecured Incremental Equivalent Debt”, (vii) clause (b) of the definition of “Permitted Unsecured Refinancing Debt”, (viii) clause (b) of the definition of “Refinancing Indebtedness”, (ix) Section 2.26 and (x) Section 6.01(b)(xiii)(B)(I) that, in each case under this clause (b), (A) consists of debt for borrowed money of a Loan Party and (B) (1) has a maturity date that is earlier than the Term Loan Maturity Date and/or (2) has a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of any then-existing tranche of Term Loans (without giving effect to any prepayment thereof).
“Intellectual Property Security Agreement” shall mean an Intellectual Property Security Agreement executed on or after the Effective Date substantially in the form of Exhibit F.
“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, substantially in the form attached as Exhibit G.
“Intercreditor Agreement” shall mean (a) with respect to any Indebtedness that is secured on a pari passu basis with the Initial Term Loans, any First Lien Intercreditor Agreement, (b) with respect to any Indebtedness that is junior to the Initial Term Loans in right of security, any Second Lien Intercreditor Agreement and/or (c) with respect to any Indebtedness, any other intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are (i) consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and/or subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor or subordination agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto and otherwise reasonably satisfactory to the Borrower and the Administrative Agent or (ii) reasonably acceptable to the Borrower and the Administrative Agent, which intercreditor or subordination agreement or arrangement described in this clause (ii) is posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within five Business Days following the date on which the same is posted for review.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including any Swingline Loan denominated in US Dollars) of any Class and any Canadian Prime Rate Loan (including any Swingline Loan denominated in Canadian Dollars) of any Class, the last day of each March, June, September and December, (b) with respect to any SOFR Loan, Eurocurrency Rate Loan or CDOR Rate Loan of any Class, the last day of the Interest Period applicable to such Loan and, in the case of a SOFR Borrowing, Eurocurrency Rate Borrowing or CDOR Rate Borrowing with an Interest Period of more than 3 months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of 3 months’ duration been applicable to such Borrowing and (c) with respect to any SONIA Loan, the last day of each calendar month and the Maturity Date.
“Interest Period” shall mean, with respect to any SOFR Borrowing, Eurocurrency Rate Borrowing or CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months (or 12 months, if agreed to by all of the relevant Lenders, or less than 1 month if permitted by the Administrative Agent in its sole discretion) thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internally Generated Cash” shall mean any amount expended by the Borrower and its Restricted Subsidiaries and not representing (a) a reinvestment by the Borrower or any Restricted Subsidiaries of the Net Cash Proceeds of any Prepayment Asset Sale outside the ordinary course of business or Property Loss Event, (b) the proceeds of any issuance of long-term Indebtedness of the Borrower or any Restricted Subsidiary (other than Indebtedness under any revolving credit facility) or (c) any credit received by the Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.
“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” shall mean:
(ff)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);
(gg)
debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its subsidiaries;
(hh)
investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) above which fund may also hold immaterial amounts of cash pending investment or distribution; and
(ii)
corresponding instruments in countries other than the United States customarily utilized for high quality investments.
“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of Indebtedness), advances, issuances of letters of credit or similar financial accommodations or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, and similar advances to directors, officers, members of management, employees or consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness or Capital Stock. The amount of any Investment shall be deemed to be the amount originally invested, without adjustment for subsequent increases or decreases in value or any write-downs or write-offs thereof but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption sale or otherwise but not in excess of the amount of the initial Investment). For purposes of the definition of “Unrestricted Subsidiary” and Section 6.03:
(jj)
“Investments” shall include the portion (proportionate to the Borrower’s direct or indirect Capital Stock in such subsidiary) of the fair market value of the net assets of a subsidiary of the Borrower at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, the Borrower or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(i)
the Borrower’s direct or indirect “Investment” in such subsidiary at the time of such redesignation; less

(ii)
the portion (proportionate to the Borrower’s direct or indirect Capital Stock in such subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
(kk)
any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower.
“IPO” shall mean the initial public offering by the Borrower of its shares of common stock, pursuant to an effective Registration Statement on Form S-1.
“IRS” shall have the meaning assigned to such term in Section 2.21(e).
“Issuing Bank” shall mean as the context may require, (a) DBNY, acting through any of its Affiliates or branches in their capacity as the issuer of Letters of Credit hereunder, (b) any other Person that may become a Issuing Bank pursuant to Section 2.25(i) or 2.25(k), with respect to Letters of Credit issued at the time such Person was a Lender and (c) solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender or Affiliate of a Lender that issued such Existing Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.
“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).
“Judgment Currency” shall have the meaning provided in Section 9.21(a).
“Judgment Currency Conversion Date” shall have the meaning provided in Section 9.21(a).
“Junior Lien Financing” shall mean (i) any Permitted Second Priority Refinancing Debt, (ii) any Permitted Junior Priority Incremental Equivalent Debt, (iii) any other Junior Lien Obligations and (iv) any Refinancing Indebtedness in respect of any of the foregoing Indebtedness described in this definition that is Secured Indebtedness, which, in the case of each of clauses (i), (ii), (iii) and (iv), is Material Indebtedness.
“Junior Lien Financing Documentation” shall mean any indenture and/or other agreement pertaining to Junior Lien Financing and all documentation delivered pursuant thereto.
“Junior Lien Obligations” shall mean all obligations with respect to any Indebtedness incurred in compliance with Section 6.01 (which may constitute Subordinated Indebtedness), which Indebtedness and other obligations are secured on a junior basis with the Obligations pursuant to the terms of an applicable Intercreditor Agreement.
“L/C Backstop” shall mean, in respect of any Letter of Credit, (a) a letter of credit delivered to an Issuing Bank which may be drawn by such Issuing Bank to satisfy any obligations of the Borrower in respect of such Letter of Credit or (b) cash or Cash Equivalents deposited with an Issuing Bank to satisfy any obligation of the Borrower in respect of such Letter of Credit, in each case, on terms and pursuant to arrangements (including, if applicable, any appropriate reimbursement agreement) reasonably satisfactory to the respective Issuing Bank.
“L/C Commitment” shall mean the commitment of an Issuing Bank to issue Letters of Credit pursuant to Section 2.25; provided that with respect to any Issuing Bank, to the extent the Borrower obtains Other Revolving Credit Commitments or Incremental Revolving Credit Commitments for which such Issuing Bank does not have a commitment or does not otherwise consent in writing thereto, then the L/C Commitment of such Issuing Bank shall terminate on the later to occur of the termination of the Class of Revolving Credit

Commitments under which such Issuing Bank has agreed to act as Issuing Bank or the date to which such Issuing Bank has otherwise consented in writing.
“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Exposure” shall mean, at any time, the sum of (a) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (b) the aggregate Principal Amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.
“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Other Term Loan, any Other Term Loan Commitment, any Other Revolving Credit Commitment, any Incremental Term Loans or any Incremental Revolving Credit Commitment, in each case as extended in accordance with this Agreement from time to time.
“Lenders” shall mean (a) the Persons listed in the Register as such as of the Effective Date (other than any such Person that has ceased to be a party hereto pursuant to an (i) Assignment and Acceptance, (ii) the operation of Section 2.22(a) or (iii) the operation of Section 2.27) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance, an Incremental Amendment or a Refinancing Amendment. Unless the context indicates otherwise, the term “Lenders” shall include each Swingline Lender.
“Letter of Credit” shall mean any letter of credit issued for the account of the Borrower pursuant to Section 2.25 and the Existing Letter of Credit.
“Letter of Credit Application” shall have the meaning assigned to such term in Section 2.25(b).
“Letter of Credit Expiration Date” shall have the meaning assigned to such term in Section 2.25(c).
“Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to give a security interest therein, any lease giving rise to a Capitalized Lease Obligations and having substantially the same economic effect as any of the foregoing and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction, in each case, in the nature of security; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Limited Condition Acquisition” shall mean any permitted Investment that constitutes an acquisition (other than an intercompany Investment) by the Borrower or one or more of the Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Loan Documents” shall mean this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Security Documents, and on and after the execution thereof, any Intercreditor Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).
“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.
“Loans” shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

“Management Investors” shall have the meaning assigned to such term in the definition of “Permitted Investors”.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall (a) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents or (b) a material adverse effect on the rights and remedies (taken as a whole) of the Agents under the Loan Documents.
“Material Debt Documentation” shall mean any documentation governing any Junior Lien Financing, any Permitted First Priority Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Subordinated Financing or any Refinancing Indebtedness in respect of any of the foregoing Indebtedness, in each case to the extent the applicable Indebtedness constitutes Material Indebtedness of the Borrower or any Restricted Subsidiary.
“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or Hedging Obligations, of any one or more of the Borrower and its Restricted Subsidiaries, in each case in an aggregate principal amount greater than or equal to $50,000,000. For purposes of determining “Material Indebtedness”, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.
“Maturity Date” shall mean (a) with respect to the Revolving Credit Commitments of any Class and the Revolving Credit Exposure thereunder, the Revolving Credit Maturity Date for such Class of such Revolving Credit Commitments and related Revolving Credit Exposure and (b) with respect to the Term Loans of any Class, the Term Loan Maturity Date for such Class of such Term Loans.
“Maximum Incremental Amount” shall mean an amount equal to:
(ll)
(i) the greater of (A)$125,000,000 and (B) 100% of EBITDA of the Borrower as of the end of the most recently ended Test Period less (ii) the aggregate principal amount of all Credit Increases and Incremental Equivalent Debt incurred or issued in reliance on this paragraph (a); plus
(mm)
in the case of any Credit Increase that effectively extends the Maturity Date with respect to any Class of Loans and/or commitments hereunder, an amount equal to the portion of the relevant Class of Loans or commitments that will be replaced by such Credit Increase; plus
(nn)
in the case of any Credit Increase that effectively replaces any Revolving Credit Commitment or Incremental Revolving Credit Commitment terminated in accordance with Section 2.22, an amount equal to the relevant terminated Revolving Credit Commitment or Incremental Revolving Credit Commitment; plus
(oo)
the amount of any optional prepayment of any Loan in accordance with Section 2.12 and/or the amount of any permanent reduction of any Revolving Credit Commitment or Incremental Revolving Credit Commitment or the amount paid in Cash in respect of any reduction in the outstanding amount of any Term Loan resulting from any assignment of such Term Loan to (or purchase of such Term Loan by) the Borrower and/or any Restricted Subsidiary so long as, in the case of any optional prepayment or purchase, such prepayment was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness); plus
(pp)
up to an additional amount of Incremental Term Loans, Revolving Commitment Increases, Incremental Revolving Credit Commitments, Permitted First Priority Incremental Equivalent

Debt and/or Permitted Junior Priority Incremental Equivalent Debt and/or Permitted Unsecured Incremental Equivalent Debt, so long as, in the case of this paragraph (e) only:
(i)
if such Indebtedness is secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Initial Term Loans, the Consolidated First Lien Leverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (A) 5.00:1.00 and (B) if such Indebtedness is incurred in connection with an acquisition or similar Investment, the Consolidated First Lien Leverage Ratio, in each case, as of the last day of the most recently ended Test Period, determined on the applicable Incremental Facility Closing Date, after giving effect to any such incurrence or issuance on a pro forma basis (and, in each case, with respect to any Incremental Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder);
(ii)
if such Indebtedness is secured by Liens on the Collateral that rank junior in priority to the Liens on the Collateral securing the Initial Term Loans, the Consolidated Secured Leverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (A) 5.75:1.00 and (B) if such Indebtedness is incurred in connection with an acquisition or similar Investment, the Consolidated Secured Leverage Ratio, in each case, as of the last day of the most recently ended Test Period, determined on the applicable Incremental Facility Closing Date, after giving effect to any such incurrence or issuance on a pro forma basis; and
(iii)
if such Indebtedness is unsecured, at the election of the Borrower, either (A) the Consolidated Leverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (I) 6.00:1.00 and (II) if such Indebtedness is incurred in connection with an acquisition or similar Investment, the Consolidated Leverage Ratio, in each case, as of the last day of the most recently ended Test Period, determined on the applicable Incremental Facility Closing Date, after giving effect to any such incurrence or issuance on a pro forma basis or (B) the Consolidated Interest Coverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is greater than the lesser of (I) 2.00:1.00 and (II) if such Indebtedness is incurred in connection with an acquisition or similar Investment, the Consolidated Interest Coverage Ratio, in each case, as of the last day of the most recently ended Test Period, determined on the applicable Incremental Facility Closing Date, after giving effect to any such incurrence or issuance on a pro forma basis;
provided that:
(iv)
any Credit Increase and/or Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (e) of this definition as selected by the Borrower in its sole discretion,
(v)
if any Credit Increase and/or Incremental Equivalent Debt is intended to be incurred or implemented in reliance on clause (e) of this definition and any other clause of this definition in a single transaction or series of related transaction, (A) the permissibility of the portion of such Credit Increase and/or Incremental Equivalent Debt to be incurred or implemented under clause (e) of this definition shall be calculated first without giving effect to any Credit Increase and/or Incremental Equivalent Debt to be incurred or implemented in reliance on any other clause of this definition, but giving full pro forma effect to any increase in the amount of EBITDA resulting from the application of the entire amount of such Credit Increase and/or Incremental Equivalent Debt and the related transactions, and (B) the permissibility of the portion of such Credit Increase and/or Incremental Equivalent Debt to be incurred or implemented under the other applicable clauses of this definition shall be calculated thereafter, and
(vi)
any portion of any Credit Increase and/or Incremental Equivalent Debt that is incurred or implemented in reliance on clauses (a) through (d) of this definition will, unless the Borrower otherwise elects, automatically be reclassified as having been incurred under clause (e) of this definition if, at any time after the incurrence thereof, when financial statements required pursuant to Section 5.04(a) or (b) are delivered or, if earlier, become internally available, such portion of such Credit Increase and/or Incremental Equivalent Debt would, using the figures reflected in such financial statements, be permitted under the Consolidated First Lien Leverage Ratio, Consolidated Secured Leverage Ratio, Consolidated Leverage Ratio or Consolidated Interest Coverage Ratio test, as applicable, set forth in clause (e) of this definition; it being understood and agreed that once such Credit Increase and/or Incremental Equivalent Debt is reclassified in accordance with the preceding sentence, it shall not further be reclassified as having been incurred under the provision of this definition in reliance on which such Credit Increase and/or Incremental Equivalent Debt was originally incurred.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Minimum Applicable Borrowing Amount” shall mean (i) in the case of any Borrowing or optional prepayment of US Dollar-Denominated Loans (other than Swingline Loans), $1,000,000 or a multiple of $250,000 in excess thereof, (ii) in the case of any Borrowing or optional prepayment of Loans (other than Swingline Loans) denominated in Canadian Dollars, CDN$500,000 or a multiple of CDN$100,000 in excess thereof, (iii) in the case of any Borrowing or optional prepayment of Loans denominated in Euros, €250,000 or a multiple of €100,000 in excess thereof, (iv) in the case of any Borrowing or optional prepayment of Loans denominated in Sterling, £250,000 or a multiple of £100,000 in excess thereof, (v) in the case of any Borrowing of Swingline Loans denominated in US Dollars, $250,000 or a multiple of $250,000 in excess thereof and (vi) in the case of any Borrowing of Swingline Loans denominated in Canadian Dollars, CDN$250,000 or a multiple of CDN$250,000 in excess thereof.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
“Mortgaged Properties” shall mean each parcel of fee-owned real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09 to secure the relevant Secured Obligations.
“Mortgages” shall mean the mortgages, deeds of trust and other security documents granting a Lien on any fee-owned real property or interest therein to secure the Secured Obligations, each in a form reasonably satisfactory to the Collateral Agent and the Borrower.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA under which the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates has any obligation or liability (contingent or otherwise).
“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale or Property Loss Event, the proceeds thereof in the form of Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments or noncash consideration initially received, net of any costs relating to the disposition thereof), net of (i) out-of-pocket expenses incurred (including reasonable and customary broker’s fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges, transfer, deed, recording and similar taxes incurred by the Borrower and its Restricted Subsidiaries in connection therewith), and the Borrower’s good faith estimate of Taxes paid or payable (including payments under any tax sharing agreement or arrangement of the type described in paragraph (b)(i) of the definition of Excess Cash Flow), in connection with such Asset Sale or Property Loss Event, (ii) amounts provided as a reserve, in accordance with GAAP, against any (x) liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale and (y) other liabilities associated with the asset disposed of and retained by the Borrower or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other obligation which is secured by a Lien on the asset sold and which is repaid (other than Indebtedness hereunder, any Permitted First Priority Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on sub-clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(1) thereof, any Junior Lien Obligations (including Permitted Second Priority Refinancing Debt, Permitted Junior Priority Incremental Equivalent Debt and any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on sub-clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(2) thereof) and any Refinancing Indebtedness in respect of any of the foregoing Indebtedness), (iv) in the case of any Asset Sale or Property Loss Event by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary which is a Restricted Subsidiary as a result thereof, (v) in the case of any Asset Sale or Property Loss Event by a Foreign Subsidiary, any amount to the extent the repatriation by such Foreign Subsidiary of such amount to the United States (x) is at the date of determination prohibited without obtaining any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Foreign Subsidiary, so long as (and only so long as) the applicable restriction remains in effect to prohibit such repatriation to the United States, after which time such amount shall constitute “Net Cash Proceeds” received by such Foreign Subsidiary at such time for purposes of Section 2.13(b), or (y) would have material adverse tax consequences if so repatriated, so long as on or before the date on which any such amount would (in the absence of this clause (y)) otherwise have been treated as “Net Cash Proceeds” and required to be applied to reinvestments or repayments pursuant to Section 2.13(b), the Borrower applies an amount equal to such amount to such reinvestments or repayments as if such amount had been received by the Borrower rather than such Foreign Subsidiary less the amount of additional taxes that would have been payable if such amount had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary), and (vi) in the case of any Asset Sale or Property Loss Event by any Restricted Subsidiary that is required to maintain a minimum net worth or similar requirement under applicable law, rule or regulation or by order, decree or power of any Governmental Authority, amounts to the extent (and only to the extent) that the payment of cash by such Restricted Subsidiary to the Borrower (by way of dividend, intercompany loan or otherwise) would result in such Restricted Subsidiary’s failure to comply with such requirement, so long, but only for so long, as the applicable requirement remains in effect, after which time such amount shall constitute Net Cash Proceeds received by such Restricted Subsidiary at such time for purposes of Section 2.13(b), (b) with respect to any incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes (including, in the case of such Indebtedness incurred by a Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds) and customary fees, commissions, costs and other expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith and (c) with respect to any Receivables Facility, the portion of the amount of such Receivables Facility received in cash by the Borrower or Restricted Subsidiary originating the receivable subject to sale pursuant to such Receivable Facility, net of all Taxes and customary fees, commissions, costs and other expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith.
“Net Income” shall mean, with respect to any Person, the consolidated net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Non-Consenting Lenders” shall have the meaning assigned to such term in Section 2.22.

“Non-Debt Fund Affiliate” shall mean any Permitted Investor (which is an Affiliate of the Borrower) (in each case other than any Debt Fund Affiliate or the Borrower and its subsidiaries).
“Non-Loan Party Debt Cap” shall mean the greater of $150,000,000 and 120% of EBITDA of the Borrower as of the end of the most recently ended Test Period minus, the aggregate principal amount of any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Borrower that is not a Restricted Guarantor outstanding in reliance on Sections 6.01(a), sub-clause (x) of the lead-in to (b)(xiii) and (b)(xviii); provided that in no event shall any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Restricted Guarantor (i) existing at the time it became a Restricted Subsidiary or (ii) assumed in connection with any acquisition, merger, amalgamation or acquisition of minority interests of a non-Wholly-Owned Subsidiary (and in the case of clauses (i) and (ii), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger, amalgamation or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Non-Loan Party Debt Cap.
“Notice of Intent to Cure” shall mean a notice from the Borrower of its intent to exercise the Cure Right.
“Obligation Currency” shall have the meaning provided in Section 9.21(a).
“Obligations” shall mean the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower or any other Loan Party to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and the Letters of Credit and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest accruing after the maturity of the Loans and L/C Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.
“Officer” shall mean the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower.
“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Officer of the Borrower (who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower), that meets the requirements set forth in this Agreement.
“Original Closing Date” shall mean November 9, 2007.
“Other Applicable Indebtedness” shall have the meaning assigned to such term in Section 2.13(c)
“Other Revolving Credit Commitment” shall mean, with respect to each Lender, the revolving credit commitment of such Lender hereunder to make loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as provided in a Refinancing Amendment or in the Assignment and Acceptance pursuant to which such Lender assumed its Other Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.22(a) or 2.27, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) increased pursuant to a Refinancing Amendment or (d) increased pursuant to a Revolving Commitment Increase.
“Other Revolving Loans” shall mean the revolving loans made pursuant to any Other Revolving Credit Commitment of a given Series.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes arising from the execution, delivery or enforcement of any Loan Document.
“Other Term Loan Commitments” shall mean one or more Series of term loan commitments hereunder to make Other Term Loans that result from a Refinancing Amendment.
“Other Term Loan Lender” shall mean a Lender with an outstanding Other Term Loan of a given Series or with an Other Term Loan Commitment of a given Series.
“Other Term Loans” shall mean one or more Series of Term Loans that result from a Refinancing Amendment.
“Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, (b) with respect to any amount denominated in any Alternate Currency (other than Sterling), the rate of interest per annum at which overnight deposits in such Alternate Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such Alternate Currency to major banks in such interbank market and (c) with respect to any amount denominated in Sterling, an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Parent” shall mean a Person formed for the purpose of owning all or a portion of the Capital Stock, directly or indirectly, of the Borrower.
“Pari Passu Lien Obligations” shall mean Permitted First Priority Incremental Equivalent Debt, Permitted First Priority Refinancing Debt, any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) of the lead-in to Section 6.01(b)(xiii) under clause (B)(1) thereof and any Refinancing Indebtedness in respect thereof that is secured by a Lien on the Collateral that is pari passu with the Lien on such Collateral securing all or a portion of the Obligations (other than Obligations arising from Credit Increases or Other Term Loans that are junior in right of security to the then outstanding Term Loans).
“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).
“Participating Member State” shall mean any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to Economic and Monetary Union.
“Payment Office” has the meaning provided in Section 2.20 and shall include any other office designated in writing by the Administrative Agent to the Borrower and the Lenders.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Event” shall mean (a) the whole or partial withdrawal of a Loan Party or any Restricted Subsidiary from a Foreign Plan during a Foreign Plan year, (b) the filing or a notice of interest to terminate in whole or in part a Foreign Plan or the treatment of a Foreign Plan amendment as a termination or partial termination, (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Plan, (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Foreign Plan, (e) the failure to satisfy any statutory funding requirement, (f) the adoption of any amendment to a Foreign Plan that would require the provision of security pursuant to applicable law or (g) any other extraordinary event or condition with respect to a Foreign Plan which, with respect to each of the foregoing clauses, could reasonably be expected to result in (i) a Lien, (ii) any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan or (iii) a requirement to remit an amount to any Foreign Plan.
“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Foreign Plan) that is subject to Title IV of ERISA and/or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has any obligation or liability (contingent or otherwise).
“Periodic Term SOFR Determination Day” shall have the meaning assigned to such term under the definition of “Term SOFR”.
“Permitted Asset Sale” has the meaning assigned to such term in the definition of “Asset Sale”.
“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person.
“Permitted First Priority Incremental Equivalent Debt” shall mean Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of loans or notes secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing all or a portion of the Obligations (other than Obligations arising from Credit Increases or Other Term Loans that are junior in right of security to the then outstanding Initial Term Loans); provided that:
(qq)
such Indebtedness is secured by all or a portion of the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a pari passu basis to such Secured Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,
(rr)
the aggregate initial principal amount of all Permitted First Priority Incremental Equivalent Debt, together with the aggregate initial principal amount (or committed amount, if applicable) of all Incremental Term Loans, Revolving Commitment Increases and Incremental Revolving Credit Commitments provided pursuant to Section 2.26, and all other Incremental Equivalent Debt shall not exceed the Maximum Incremental Amount,
(ss)
other than with respect to the Inside Maturity Amount, Customary Bridge Loans or revolving Indebtedness, such Indebtedness does not (I) mature prior to the Latest Maturity Date applicable to the Term Loans at the time such Permitted First Priority Incremental Equivalent Debt is issued or incurred or (II) have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any outstanding Class of Term Loans,
(tt)
[reserved],
(uu)
such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,
(vv)
except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Permitted First Priority Incremental Equivalent Debt, if not substantially consistent with those applicable to any then-existing Term Loans, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such

Indebtedness than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) which are covenants or other provisions that are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower) and/or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall, in each case, be deemed satisfactory to the Administrative Agent),
(ww)
the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness; provided, in the case of any such Indebtedness (other than any Customary Bridge Loan) that is in the form of syndicated term loans and is (i) incurred prior to the 6 month anniversary of the Effective Date, (ii) originally incurred in reliance on clause (e) of the definition of “Maximum Incremental Amount” and (iii) scheduled to mature prior to the date that is one year after the Maturity Date applicable to the Initial Term Loans, the Effective Yield applicable thereto will not be more than 0.75% per annum higher than the Effective Yield in respect of the Initial Term Loans unless the Applicable Percentage (and/or, as provided in the proviso below, the Alternate Base Rate floor or the Floor) with respect to the Initial Term Loans is adjusted such that the Effective Yield applicable to any Initial Term Loans is not more than 0.75% per annum less than the Effective Yield with respect to such Indebtedness; provided, that any increase in Effective Yield applicable to any Initial Term Loan due to the application or imposition of an Alternate Base Rate floor or adjustment to the Adjusted Term SOFR floor on any such Indebtedness may, at the election of the Borrower (in its sole discretion), be effected solely through an increase in any Alternate Base Rate floor or the Floor applicable to such Initial Term Loan, and
(xx)
a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an applicable Intercreditor Agreement.

Permitted First Priority Incremental Equivalent Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (c) of the proviso to the preceding sentence shall not be relevant to such Registered Equivalent Notes).

“Permitted First Priority Refinancing Debt” shall mean any Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of loans or notes; provided that:
(yy)
such Indebtedness is secured by the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a pari passu basis (but without regard to the control of remedies) with such Secured Obligations and is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,
(zz)
such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans and/or Commitments (including portions of Classes of Loans and/or Commitments),
(aaa)
other than with respect to the Inside Maturity Amount or Customary Bridge Loans, such Indebtedness has at the time incurred a final maturity date equal to or later than the final maturity date of, and, in the case of term Indebtedness, has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the relevant Indebtedness being modified, replaced, refinanced, refunded, renewed or extended,
(bbb)
[reserved],

(ccc)
such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,
(ddd)
except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Indebtedness, if not substantially consistent with those applicable to any then-existing Term Loans, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Indebtedness than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) which are covenants or other provisions that are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower) and/or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent),
(eee)
the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness, and
(fff)
a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an applicable Intercreditor Agreement.

Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (c) of this definition of Permitted First Priority Refinancing Debt shall not be relevant to such Registered Equivalent Notes (i.e., in the case of clause (c) of the proviso to the preceding sentence, require a “reset” to the Latest Maturity Date at the time of issuance and exchange)).

“Permitted Investments” shall mean:
(ggg)
any Investment by the Borrower or any of its Restricted Subsidiaries in the Borrower or any of its Restricted Subsidiaries;
(hhh)
any Investment in cash and Cash Equivalents or Investment Grade Securities or securities constituting Customer Funds;
(iii)
any Investment by the Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:
(i)
such Person becomes a Restricted Subsidiary; or
(ii)
such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(jjj)
any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 6.05 or any other disposition of assets not constituting an Asset Sale;

(kkk)
any Investment existing on the Effective Date or made pursuant to binding commitments in effect on the Effective Date, or an Investment consisting of any extension, modification or renewal of any Investment existing on the Effective Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Effective Date or (ii) as otherwise permitted under this Agreement;
(lll)
any Investment acquired by the Borrower or any of its Restricted Subsidiaries:
(i)
in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or
(ii)
as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(mmm)
Hedging Obligations permitted under Section 6.01(b)(ix);
(nnn)
any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (h) that are at that time outstanding, not to exceed the greater of $200,000,000 and 120.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period;
(ooo)
Investments the payment for which consists of Capital Stock (exclusive of Disqualified Stock and those issued in exchange for Equity Cure Proceeds) of the Borrower or any of its direct or indirect parent companies; provided, however, that such Capital Stock will not increase the Restricted Payment Applicable Amount;
(ppp)
Indebtedness permitted under Section 6.01 and Permitted Liens constituting Indebtedness;
(qqq)
any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 6.06 (except transactions described in clauses (c)(ix) and (xiii) thereof);
(rrr)
Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;
(sss)
additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m) that are at the time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of $150,000,000 and 90.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period;
(ttt)
Investments relating to a Receivables Subsidiary that, in the good faith determination of the Borrower, are necessary or advisable to effect any Receivables Facility;
(uuu)
advances to, or guarantees of Indebtedness of, directors, officers, employees, members of management and consultants not in excess of the greater of $10,000,000 and 6.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period outstanding at any one time, in the aggregate;

(vvv)
loans and advances to directors, officers, employees, members of management and consultants, in each case incurred in the ordinary course of business or to fund such Person’s purchase of Capital Stock of the Borrower or any direct or indirect parent company thereof;
(www)
Investments in the ordinary course of business consisting of endorsements for collection or deposit;
(xxx)
Investments in joint ventures in an aggregate amount not to exceed the greater of $12,500,000 and 7.5% of EBITDA of the Borrower as of the end of the most recently ended Test Period outstanding at any one time, in the aggregate;
(yyy)
loans and advances to customers, suppliers and distributors in the ordinary course of business;
(zzz)
[reserved];
(aaaa)
Investments by a Loan Party in any Restricted Subsidiary that is not a Loan Party which consists solely of contributions or other dispositions of Capital Stock in any Restricted Subsidiary that is not a Loan Party; and
(bbbb)
any Investments made by Restricted Subsidiaries that are not Loan Parties to the extent such Investments are made with the proceeds of a Permitted Investment or Investment made pursuant to Section 6.03 in such Restricted Subsidiary in accordance with the terms of the Agreement;
“Permitted Investors” shall mean (a) the Sponsors, their respective limited partners and any Person holding Capital Stock in any Parent, the Borrower or its subsidiaries immediately prior to the consummation of the IPO and (b) the members of management of any Parent, the Borrower and its subsidiaries who are investors, directly or indirectly, in the Borrower (collectively, the “Management Investors”).
“Permitted Junior Priority Incremental Equivalent Debt” shall mean Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of second lien or other junior lien notes or loans; provided that
(cccc)
such Indebtedness is secured by all or a portion of the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a second lien or other junior lien basis to such Secured Obligations and any other Pari Passu Lien Obligations and is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,
(dddd)
the aggregate initial principal amount of all Permitted Junior Priority Incremental Equivalent Debt, together with the aggregate initial principal amount (or committed amount, if applicable) of all Incremental Term Loans, Revolving Commitment Increases and Incremental Revolving Credit Commitments provided pursuant to Section 2.26, and all Permitted First Priority Incremental Equivalent Debt and Permitted Unsecured Incremental Equivalent Debt shall not exceed the Maximum Incremental Amount,
(eeee)
other than with respect to the Inside Maturity Amount or Customary Bridge Loans, does not (I) mature prior to the date that is 91 days after the Latest Maturity Date applicable to the Term Loans at the time such Permitted Junior Priority Incremental Equivalent Debt is issued or incurred or (II) have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any outstanding Class of Term Loans,
(ffff)
[reserved],

(gggg)
such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,
(hhhh)
except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Indebtedness, if not substantially consistent with those applicable to any then-existing Term Loans, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Indebtedness than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) which are covenants or other provisions that are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower) and/or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent),
(iiii)
the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness,
(jjjj)
a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an applicable Intercreditor Agreement, and
(kkkk)
it is understood and agreed that the Initial Term Loans shall not be subject to a “most favored nation” pricing adjustment as a result of the incurrence of any Permitted Junior Priority Incremental Equivalent Debt.
(llll)
Permitted Junior Priority Incremental Equivalent Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (c) of the proviso to the preceding sentence shall not be relevant to such Registered Equivalent Notes).
“Permitted Liens” shall mean, with respect to any Person:
(mmmm)
pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
(nnnn)
Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(oooo)
Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(pppp)
Liens in favor of the issuer of stay, customs, appeal, performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(qqqq)
minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(rrrr)
Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(iv), (xvii), (xviii) or (xxiii); provided that Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xvii) extend only to the assets or Capital Stock of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to paragraphs (b)(iv), (b)(xviii) and (b)(xxiii) are solely on the assets financed, purchased, constructed, improved, acquired or assets of the acquired entity, as the case may be and the proceeds and products thereof and accessions thereto (it being understood that individual equipment, purchase money or capital lease financings provided by any lender may be cross-collateralized to other equipment, purchase money or capital lease financings provided by such lender (or its Affiliates));
(ssss)
Liens existing on the Effective Date and, to the extent the obligations secured by such Liens exceeds $5,000,000 in the aggregate, described in all material respects on Schedule 6.02 (it being understood that individual equipment, purchase money or capital lease financings provided by any lender may be cross-collateralized to other equipment, purchase money or capital lease financings provided by such lender (or its Affiliates);
(tttt)
Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;
(uuuu)
Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;
(vvvv)
Liens securing Indebtedness or other obligations of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.01(b)(vii);
(wwww)
Liens securing Hedging Obligations (other than Secured Obligations);
(xxxx)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(yyyy)
leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(zzzz)
Liens arising from UCC financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;
(aaaaa)
Liens in favor of (i) the Borrower or a Restricted Guarantor and (ii) in the case of a Lien granted by a Foreign Subsidiary of the Borrower, any other Foreign Subsidiary;
(bbbbb)
Liens on equipment of the Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which equipment is located;
(ccccc)
Liens on receivables and related assets incurred in connection with a Receivables Facility;
(ddddd)
Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.01 and secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (i); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) (it being understood that individual equipment, purchase money or capital lease financings provided by any lender may be cross-collateralized to other equipment, purchase money or capital lease financings provided by such lender (or its Affiliates)), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness described under clauses (f), (g), (h) and (i) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(eeeee)
deposits made in the ordinary course of business to secure liability to insurance carriers;
(fffff)
other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed the greater of $75,000,000 and 45.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period at any one time outstanding; provided, that any Lien on any Collateral granted in reliance on this clause (t) (other than with respect to any Lien securing any Capitalized Lease Obligations and/or purchase money Indebtedness) shall be subject to an Intercreditor Agreement to the extent requested by the secured party with respect to such Liens;
(ggggg)
Liens securing judgments for the payment of money not constituting an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceeding that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(hhhhh)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(iiiii)
Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(jjjjj)
Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(kkkkk)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(lllll)
Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(mmmmm)
Liens securing the Obligations and the Secured Obligations;
(nnnnn)
Liens incurred to secure any Junior Lien Obligations permitted to be incurred under Section 6.01; provided that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 5.75:1.00;
(ooooo)
Liens incurred to secure all obligations with respect to the Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, any Permitted First Priority Incremental Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt, any secured Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a) or (b)(xiii) and any permitted Refinancing Indebtedness of any of the foregoing; provided that (I) any Liens securing (i) any Permitted First Priority Refinancing Debt, Permitted First Priority Incremental Equivalent Debt or any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a)(i) or Section 6.01(b)(xiii) under clause (B)(1) thereof and any permitted Refinancing Indebtedness related thereto (that otherwise constitutes Permitted First Priority Refinancing Debt or Pari Passu Lien Obligations, as applicable) shall be subject to an applicable Intercreditor Agreement and (ii) any Permitted Second Priority Refinancing Debt, Permitted Junior Priority Incremental Equivalent Debt or any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a)(ii) or Section 6.01(b)(xiii) under clause (B)(2) thereof and any permitted Refinancing Indebtedness related thereto (that otherwise constitutes Junior Lien Obligations) shall be subject to an applicable Intercreditor Agreement; and (II) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness otherwise permitted under this clause (cc) at the time the original Lien became a Permitted Lien hereunder and (ii) without duplication, an amount necessary to pay any accrued interest thereon, premium (including tender premium), the amount of original issue discount and arrangement, commitment, underwriting, structuring or similar fees or amendment or consent fees payable, defeasance costs and costs and expenses incurred, in each case related to such refinancing, refunding, extension, renewal or replacement (it being understood that one or more types or tranches of Indebtedness described in this clause (cc) may be refinanced together into one or more types or tranches of Refinancing Indebtedness so long as (x) the aggregate amount of such resulting Refinancing Indebtedness would not exceed the sum of the amounts otherwise permitted by this proviso for the refinanced Indebtedness individually and (y) the parameters for Refinancing Indebtedness for each such type and tranche are otherwise satisfied);
(ppppp)
Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness permitted under this Agreement; and
(qqqqq)
Liens on assets of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01.

“Permitted Second Priority Refinancing Debt” shall mean Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of second lien secured notes or loans; provided that
(rrrrr)
such Indebtedness is secured by the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a second lien basis to such Secured Obligations and any other Pari Passu Lien Obligations and is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,
(sssss)
such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans (including portions of Classes of Loans),
(ttttt)
other than with respect to the Inside Maturity Amount or Customary Bridge Loans, such Indebtedness has at the time incurred a final maturity prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is issued or incurred and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the relevant Indebtedness being modified, replaced, refinanced, refunded, renewed or extended,
(uuuuu)
[reserved],
(vvvvv)
such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,
(wwwww)
except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Indebtedness, if not substantially consistent with those applicable to any then-existing Term Loans, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Indebtedness than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) which are covenants or other provisions that are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower) and/or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent),
(xxxxx)
the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness, and
(yyyyy)
a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an applicable Intercreditor Agreement;
(zzzzz)
Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (c) of the proviso to the preceding sentence shall not be relevant to such Registered Equivalent Notes).
“Permitted Unsecured Incremental Equivalent Debt” shall mean Indebtedness issued or incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that
(aaaaaa)
the aggregate initial principal amount of all Permitted Unsecured Incremental Equivalent Debt, together with the aggregate initial principal amount (or committed amount, if applicable) of all Incremental Term Loans, Revolving Commitment Increases and Incremental Revolving Credit Commitments provided pursuant to Section 2.26, and all Permitted First Priority Incremental Equivalent

Debt and Permitted Junior Priority Incremental Equivalent Debt shall not exceed the Maximum Incremental Amount,
(bbbbbb)
other than with respect to the Inside Maturity Amount, Customary Bridge Loans, does not (I) mature prior to the date that is 91 days after the Latest Maturity Date applicable to the Term Loans at the time such Permitted Junior Priority Incremental Equivalent Debt is issued or incurred or (II) have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any outstanding Class of Term Loans,
(cccccc)
such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,
(dddddd)
except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Indebtedness, if not substantially consistent with those applicable to any then-existing Term Loans, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Indebtedness than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) which are covenants or other provisions that are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower) and/or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent),
(eeeeee)
the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness, and
(ffffff)
such Indebtedness may rank pari passu with or junior to any then-existing Term Loans in right of payment so long as a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Intercreditor Agreement.
(gggggg)
Permitted Unsecured Incremental Equivalent Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (b) of the proviso to the preceding sentence shall not be relevant to such Registered Equivalent Notes).
“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness issued or incurred by the Borrower in the form of one or more series of senior unsecured notes or loans; provided that
(hhhhhh)
such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans (including portions of Classes of Loans),
(iiiiii)
other than with respect to the Inside Maturity Amount, Customary Bridge Loans, such Indebtedness has at the time incurred a final maturity prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is issued or incurred and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the relevant Indebtedness being modified, replaced, refinanced, refunded, renewed or extended,,
(jjjjjj)
such Indebtedness is not guaranteed by any Person other than the relevant Loan Parties that guarantee the Obligations of the Borrower,

(kkkkkk)
except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Indebtedness, if not substantially consistent with those applicable to any then-existing Term Loans, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Indebtedness than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) which are covenants or other provisions that are consistent with then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower) and/or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent),
(llllll)
the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness,
(mmmmmm)
such Indebtedness is not secured by any Lien or any property or assets of the Borrower or any Subsidiary, and
(nnnnnn)
such Indebtedness may rank pari passu with or junior to any then-existing Term Loans in right of payment so long as a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Intercreditor Agreement.

Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor (however, for the avoidance of doubt, clause (b) of the proviso to the preceding sentence shall not be relevant to such Registered Equivalent Notes).

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
“Preferred Stock” shall mean any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Prepayment Asset Sale” shall mean any Asset Sale, to the extent that the aggregate Net Cash Proceeds of all such Asset Sales during any fiscal year exceed $20,000,000; provided only amounts in excess of such threshold shall be subject to the requirements of Section 2.13(b).
“Pricing Certificate” shall mean a certificate delivered pursuant to Section 5.04(c).
“Principal Amount” shall mean (i) the stated principal amount of each Loan or L/C Disbursement denominated in US Dollars, and (ii) the US Dollar Equivalent of the stated principal amount of each Loan or L/C Disbursement denominated in an Alternate Currency, as the context may require.
“Pro Rata Percentage” shall mean as to any Revolving Credit Lender at any time, the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment; provided that in the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages of any Revolving Credit Lender shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.
“Property Loss Event” shall mean any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property to the extent that the aggregate Net Cash Proceeds of all such events during any fiscal year exceed $20,000,000; provided only amounts in excess of such threshold shall be subject to the requirements of Section 2.13(b).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” shall mean, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees and other costs and/or expenses associated with being a public company.
“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Borrower in good faith.
“Qualifying Eligible Assignee” shall have the meaning assigned to such term in Section 9.04(b).
“Rating Agencies” shall mean Moody’s and S&P or, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.
“Ratio Calculation Date” shall have the meaning assigned to such term in Section 1.11(a).
“RBSL” shall have the meaning assigned to such term in Section 1.13(a).
“Receivables Facility” shall mean any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, guarantees, Liens, performance undertakings, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells or contributes their receivables or similar assets to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its receivables or similar assets to a Person that is not a Restricted Subsidiary. The “amount” of any Receivables Facility shall be deemed at any time to be the aggregate principal, or stated amount, of the “indebtedness”, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Receivables Facility, in each case outstanding at such time. Each Lender authorizes each of the Administrative Agent and Collateral Agent to enter into an intercreditor agreement in respect of each Receivables Facility from time to time in effect and to take all actions it deems appropriate or necessary in connection with any such intercreditor agreement.
“Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
“Receivables Subsidiary” shall mean any subsidiary formed for the purpose of, and that solely engages, in one or more Receivables Facilities and other activities reasonably related thereto.

“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(e).
“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender and/or Additional Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with, and subject to, Section 2.27.
“Refinancing Effective Date” shall have the meaning set forth in Section 2.27.
“Refinancing Indebtedness” shall mean, with respect to any Person, any replacement, refinancing, refunding, renewal or extension of any Indebtedness, Disqualified Stock or Preferred Stock of such Person; provided that:
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the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or Preferred Stock so replaced, refinanced, refunded, renewed or extended except by an amount (the “Excess Permitted Refinancing Amounts”) equal to unpaid accrued interest thereon, premium (including tender premium), the amount of original issue discount and arrangement, commitment, underwriting, structuring or similar fees or amendment or consent fees payable, defeasance costs and costs and expenses incurred, in each case in connection with such replacement, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder;
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other than with respect to the Inside Maturity Amount or Customary Bridge Loans, such replacement, refinancing, refunding, renewal or extension has at the time incurred a final maturity date equal to or later than the final maturity date of, and, in the case of term Indebtedness, has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being modified, replaced, refinanced, refunded, renewed or extended;
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if such Indebtedness being replaced, refinanced, refunded, renewed or extended is (1) subordinated or pari passu in right of payment to the Obligations, such replacement, refinancing, refunding, renewal or extension is subordinated or pari passu in right of payment to the Obligations on terms not materially less favorable to the Lenders (taken as a whole) than those contained in the documentation governing the Indebtedness being replaced, refinanced, refunded, renewed or extended or (2) Disqualified Stock or Preferred Stock, such replacement, refinancing, refunding, renewing or extending indebtedness is Disqualified Stock or Preferred Stock, respectively;
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when such term is used in respect of (i) Permitted First Priority Refinancing Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (e), (f), (g) and (h) of the proviso to the first sentence of the definition of Permitted First Priority Refinancing Debt; (ii) Permitted Second Priority Refinancing Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (e), (f), (g) and (h) of the proviso to the first sentence of the definition of Permitted Second Priority Refinancing Debt; (iii) Permitted Unsecured Refinancing Debt, such Refinancing Indebtedness must also satisfy paragraphs (c), (d), (e) and (f) of the proviso to the first sentence of the definition of Permitted Unsecured Refinancing Debt; (iv) Permitted First Priority Incremental Equivalent Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (e), (f), (g) (without giving effect to the proviso thereto), and (h) of the proviso to the first sentence of the definition of Permitted First Priority Incremental Equivalent Debt, (v) Permitted Junior Priority Incremental Equivalent Debt, such Refinancing

Indebtedness must also satisfy paragraphs (a), (e), (f), (g), and (h) of the proviso to the first sentence of the definition of Permitted Junior Priority Incremental Equivalent Debt and (vi) Permitted Unsecured Incremental Equivalent Debt, such Refinancing Indebtedness must also satisfy paragraphs (c), (d) and (e) of the proviso to the first sentence of the definition of Permitted Unsecured Incremental Equivalent Debt; and
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such Refinancing Indebtedness shall not include:
(i)
Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Restricted Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower;
(ii)
Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Restricted Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Guarantor; or
(iii)
Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

“Refunding Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar for dollar exchange therefore pursuant to an exchange offer registered with the SEC.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans or similar extensions of credit, any other fund that invests in bank loans or similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

“Relevant Governmental Body” shall mean the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(e).
“Repricing Transaction” shall mean (a) the incurrence by the Borrower of any Indebtedness under this Agreement (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of the Initial Term Loans into a new tranche of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement, (i) having an Effective Yield that is less than the Effective Yield for the Initial Term Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the Initial Term Loans, or (b) any modification to this Agreement that results in the reduction in the Applicable Percentage for the Initial Term Loans so long as, in the case of each of clauses (a) and (b), (x) the primary purpose of such modification is to reduce the Effective Yield with respect to the Initial Term Loans and (y) such Indebtedness was not incurred (or modified) in connection with a Change of Control, any acquisition or similar investment. Any such determination by the Administrative Agent as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding Initial Term Loans, and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.
“Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, Unused Revolving Credit Commitments, Initial Term Loans, Other Revolving Credit Commitments, Other Term Loan Commitments, Other Term Loans, Incremental Term Loans and Incremental Revolving Credit Commitments representing more than 50% of the sum of all Revolving Credit Exposure, Unused Revolving Credit Commitments, Initial Term Loans, Other Revolving Credit Commitments, Other Term Loan Commitments, Other Term Loans, Incremental Term Loans and Incremental Revolving Credit Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Net Cash Proceeds Percentage” means, as of any date of determination, (a) if the Consolidated First Lien Leverage Ratio is greater than or equal to 4.75:1.00, 100%, (b) if the Consolidated First Lien Leverage Ratio is less than 4.75:1.00 and greater than or equal to 4.25:1.00, 50% and (c) if the Consolidated First Lien Leverage Ratio is less than 4.25:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Net Cash Proceeds that are required to be applied to prepay the Term Loans under Section 2.13(b), the Consolidated First Lien Leverage Ratio shall be determined on the date on which such proceeds are received by the Borrower or applicable Restricted Subsidiary.
“Required Revolving Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, Unused Revolving Credit Commitments, Other Revolving Credit Commitments and Incremental Revolving Credit Commitments representing more than 50% of the sum of all Revolving Credit Exposure, Unused Revolving Credit Commitments, Other Revolving Credit Commitments and Incremental Revolving Credit Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and, as to any document delivered on the Effective Date, any secretary or assistant secretary of such Person.
“Restricted Amount” shall have the meaning assigned to such term in Section 2.13(e)(iii).

“Restricted Debt” shall mean any Subordinated Indebtedness and any Refinancing Indebtedness in respect thereof that otherwise constitutes Restricted Debt, in each case to the extent the same qualifies as Material Indebtedness.
“Restricted Debt Payment” shall have the meaning assigned to such term in paragraph (c) of the definition of “Restricted Payment”.
“Restricted Dividend Payment” shall mean any Restricted Payment other than a Restricted Investment or a Restricted Debt Payment.
“Restricted Guarantor” shall mean a Subsidiary Guarantor that is a Restricted Subsidiary.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Payment” shall mean:
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the payment of any dividend or the making of any payment or distribution on account of the Borrower’s Capital Stock, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Borrower or a Restricted Subsidiary; or
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the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Borrower, including in connection with any merger, amalgamation or consolidation;
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the making of any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any Restricted Debt other than:
(i)
Indebtedness permitted under Section 6.01(b)(vii), except to the extent prohibited by the Intercompany Subordination Agreement; or
(ii)
the purchase, repurchase or other acquisition of any Subordinated Indebtedness and any Refinancing Indebtedness in respect of any of the foregoing Indebtedness of the Borrower or a Restricted Subsidiary purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition,

(any such foregoing principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value, of such Indebtedness, a “Restricted Debt Payment”); or

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the making of any Restricted Investment.
“Restricted Payment Applicable Amount” shall mean, at any time, an amount equal to the sum (without duplication) of:
(xxxxxx)
the greater of $50,000,000 and 40.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period; plus
(yyyyyy)
(i) the greater of (A) 50% of the Consolidated Net Income of the Borrower (taken as one accounting period) from the first day of the fiscal quarter in which the Effective Date occurs to the last day of the most recently ended Test Period at the time of such Restricted Payment and (B) the Cumulative Retained Excess Cash Flow Amount at such time; plus (ii) an amount equal the amount available under clause (b) of the definition of “Restricted Payment Applicable Amount” under the Existing Credit Agreement, as of the Effective Date; plus
(zzzzzz)
100% of the aggregate net proceeds (including cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property) received by the Borrower or a Restricted Subsidiary since immediately after the Effective Date (other than (i) to the extent used to fund the Transactions and (ii) net cash proceeds to the extent such net cash proceeds have been used pursuant to Section 6.01(b)(xi)(A) but including proceeds of the IPO contributed to the Borrower or its Restricted Subsidiaries) from the issue or sale of:
(i)
(A) Capital Stock of the Borrower, including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received from the sale of:

(x) Capital Stock to directors, officers, employees, members of management or consultants of the Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Borrower, after the Effective Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv); and

(y) Designated Preferred Stock; and

(B) to the extent such proceeds, securities or other property are actually contributed to the capital of the Borrower or a Restricted Subsidiary, Capital Stock of the Borrower’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv)); or

(ii)
debt of the Borrower or a Restricted Subsidiary that has been converted into or exchanged for such Capital Stock of the Borrower or a direct or indirect parent company of the Borrower;

provided, however, that this paragraph (c) shall not include the proceeds from (v) the exercise of any Cure Right, (w) Refunding Capital Stock, (x) Capital Stock or convertible debt securities sold to the Borrower or a Restricted Subsidiary, as the case may be, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions; plus

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100% of the aggregate amount of net proceeds (including cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property) contributed to the capital of the Borrower following the Effective Date (other than (i) net cash proceeds to the extent utilized pursuant to Section 6.01(b)(xi)(A), (ii) to the extent applied to fund the Transactions, (iii) by a Restricted Subsidiary, (iv) Equity Cure Proceeds and (v) any Excluded Contributions); plus
(bbbbbbb)
100% of the aggregate amount of proceeds (including cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property) received by the Borrower or a Restricted Subsidiary by means of:
(i)
the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower or any of its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or any of its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Borrower or any of its Restricted Subsidiaries, in each case after the Effective Date; or

(ii)
the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to Section 6.03(b)(vii) or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Effective Date; plus
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in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Effective Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Borrower in good faith, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to Section 6.03(b)(vii) or to the extent such Investment constituted a Permitted Investment; plus
(ddddddd)
(i) the amount of any Declined Proceeds plus (ii) the amount of any Retained Asset Sale Proceeds.
“Restricted Subsidiary” shall mean, at any time, each direct and indirect subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.
“Retained Asset Sale Proceeds” means the amount of (a) Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in respect of any Prepayment Asset Sale or (b) any Property Loss Event, in each case that are not required to be applied to prepay the Term Loans pursuant to Section 2.13(b) on account of the fact that the Required Net Cash Proceeds Percentage is less than 100%.
“Revaluation Date” shall mean (a) with respect to any Revolving Loan or Swingline Loan, each of the following: (i) each date of a borrowing of a Revolving Loan or Swingline Loan, (ii) each date of a continuation of a Revolving Loan pursuant to the terms of this Agreement, (iii) the last Business Day of each fiscal quarter, and (iv) the date of any voluntary reduction of a Revolving Credit Commitment pursuant to Section 2.09(b); (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit, (ii) each date of an amendment of a Letter of Credit which increases the face amount thereof, (iii) each date of any payment by an Issuing Bank with respect to a Letter of Credit, and (iv) the last Business Day of each fiscal quarter; (c) such additional dates as the Administrative Agent or the respective Issuing Bank shall determine, or the Required Lenders shall require, at any time when (i) an Event of Default has occurred and is continuing or (ii) the Aggregate Revolving Credit Exposure exceeds 90% of the Total Revolving Credit Commitment (for such purpose, determined using the US Dollar Equivalent in effect for the most recent Revaluation Date); and (d) with respect to the Unused Revolving Credit Commitment of a given Lender pursuant to Section 2.05(a), each day of the applicable period such Unused Revolving Credit Commitment is in effect.
“Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.26(a).
“Revolving Commitment Increase Lender” shall have the meaning assigned to such term in Section 2.26(b).
“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.
“Revolving Credit Commitment” shall mean, with respect to each Revolving Credit Lender, (i) the commitment of such Lender to make Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder in an amount equal to its Initial Revolving Credit Commitment or the amount of the Revolving Credit Commitment set forth opposite such Lender’s name in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be

(a) reduced from time to time pursuant to Section 2.09, 2.22(a) or 2.27, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased pursuant to a Revolving Commitment Increase or a Refinancing Amendment, (ii) any Other Revolving Credit Commitment and/or (iii) any Incremental Revolving Credit Commitment of such Lender, as the context may require.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate Principal Amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.
“Revolving Credit Facility” shall mean the revolving credit facilities contemplated by Section 2.01(b) and, if applicable, Sections 2.26 and/or 2.27.
“Revolving Credit Lender” shall mean (i) initially, each Lender executing this Agreement under the heading “Initial Revolving Credit Lender” or “Revolving Credit Lender” on the Effective Date and (ii) thereafter, each Lender with a Revolving Credit Commitment at such time (or, after the termination thereof, Revolving Loans or other Revolving Credit Exposure with respect thereto), it being understood that for each Lender that is described in part (a) of the definition of Lender (but, for the avoidance of doubt and notwithstanding Section 9.04(a), not its assigns) that is a resident of Canada for all purposes of the Income Tax Act (Canada) and that is not eligible for the so called “portfolio interest exemption” under the Code, with respect to Revolving Credit Commitments to be made available to the Borrower, the extensions of credit to the Borrower hereunder and all interest, fees, indemnities, costs, expenses and other Obligations owing by the Borrower in connection with Revolving Loans, Swingline Loans and the Revolving Credit Commitments, and for all other related purposes hereunder (as the context may require), the term “Revolving Credit Lender” shall refer to such Lender’s US branch or lending office.
“Revolving Credit Maturity Date” shall mean (a) with respect to the Initial Revolving Credit Commitments (and related Revolving Credit Exposure), January 29, 2025, and (b) with respect to any Series of any Incremental Revolving Credit Commitments (and related Obligations) or Other Revolving Credit Commitments (and related Obligations), the maturity date for such Series set forth in the relevant Incremental Amendment or Refinancing Amendment, as applicable.
“Revolving Loans” shall mean the Initial Revolving Loans and/or, after the incurrence thereof, the Other Revolving Loans and/or the Incremental Revolving Loans, as the context may require.
“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or a Restricted Subsidiary to a third Person in contemplation of such leasing.
“Sanctions Authority” shall mean the United Nations, the United States of America, His Majesty’s Treasury of the United Kingdom and any authority acting on behalf of any of them in connection with Sanctions Laws.
“Sanctioned Country” shall mean, at any time, a country or territory which is itself, or whose government is, the subject or target of any comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Crimea and Syria).

“Sanctions” shall mean any economic or financial sanctions and/or trade embargoes or restrictive measures imposed, administered or enforced by any Sanctions Authority which are applicable to the Borrower and its subsidiaries.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Second Amendment” means the Second Amendment to Credit Agreement, dated as of December 15, 2021, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Second Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H-2 hereto, with (i) any immaterial changes (as determined in the Administrative Agent’s sole discretion) thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion and/or (ii) any material changes thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion, which material changes are posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within five Business Days following the date on which such changes are posted for review.
“Section 5.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 5.04(a) or (b).
“Secured Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.
“Secured Obligations” shall mean all “Obligations” as defined in the Guarantee and Collateral Agreement or any other Security Document.
“Secured Parties” shall mean the “Secured Parties” as defined in the Guarantee and Collateral Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement and each of the other instruments and documents executed and delivered with respect to the Collateral pursuant to Section 5.09.
“Senior Representative” shall mean, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Permitted First Priority Incremental Equivalent Debt or Permitted Junior Priority Incremental Equivalent Debt, any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a) or sub-clause (x) of the lead-in to Section 6.01(b)(xiii), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Series” shall mean (a) all Loans or Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Loans or Commitments provided for therein are intended to be a part of any previously established Series) and that provide for the same interest margins and (if applicable) amortization schedule and (b) all Loans or Commitments that are established pursuant to the same Incremental Amendment (or any subsequent Incremental Amendment to the extent such Incremental Amendment expressly provides that the Loans or Commitments provided for therein are intended to be a part of any previously established Series) and that provide for the same interest margins and (if applicable) amortization schedule.

“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and its subsidiaries on the Effective Date or any business that is similar, reasonably related, incidental, ancillary or complementary thereto.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator and, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” shall mean, with respect to any Person, (a) the consolidated fair value of the assets of such Person and its subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the consolidated present fair saleable value of the property of such Person and its subsidiaries will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its subsidiaries will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Adjustment” means 0.0326%.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Borrowing” means, as to any Borrowing, the SONIA Loans comprising such Borrowing.
“SONIA Interest Day” has the meaning specified in the definition of “Daily Simple SONIA”.
“SONIA Loan” means a Loan that bears interest at a rate based on Daily Simple SONIA.
“SPC” shall have the meaning assigned to such term in Section 9.04(i).
“Specified Default” shall mean an Event of Default under Section 7.01(b), (c), (g)(i), or (h).
“Specified Obligations” shall have the meaning assigned to such term in Section 2.13(b).
“Sponsors” shall mean Cannae and THL and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Spot Rate” shall mean, for any currency, on any Revaluation Date or other relevant date of determination, the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on such date; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.
“St. Petersburg Property” shall mean the Borrower’s facility located in St. Petersburg, Florida.
“St. Petersburg Sale Transaction” shall mean any sale (whether by a Sale and Lease-Back Transaction or otherwise) of the St. Petersburg Property.
“Stated Amount” shall mean, with respect to each Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder; provided that, the “Stated Amount” of each Letter of Credit denominated in an Alternate Currency shall be, on any date of calculation, the US Dollar Equivalent of the maximum amount available to be drawn in such Alternate Currency thereunder, in each case, determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.
“Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).
“Sterling LIBO Rate” shall mean, with respect to any Sterling LIBOR Borrowing for any Interest Period,
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the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 1 Business Day prior to the commencement of such Interest Period by reference to the British Bankers Association Interest Settlement Rate that appears on the Reuters Screen LIBOR01 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) that displays an average ICE Benchmark Administration interest settlement rate for deposits in Sterling (or the successor thereto if the ICE Benchmark Administration is no longer making the applicable interest settlement rate available) for a period equal to such Interest Period and for an amount approximately equal to the proposed Sterling LIBOR Borrowing; or
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if the rate referred to in clause (a) is not available at such time for any reason, then the “Sterling LIBO Rate” for such Interest Period shall be a comparable successor rate per annum reasonably determined by the Borrower and the Administrative Agent (each acting reasonably) that is, at such time, generally accepted by the syndicated loan market for loans denominated in Sterling in lieu of the “Sterling LIBO Rate” and approved by the Revolving Credit Lenders; provided, that the Revolving Credit Lenders shall be deemed to have approved such successor rate if the Required Revolving Lenders have not objected in writing thereto within five Business Days of receipt of notice thereof (notwithstanding anything in Section 9.02 to the contrary) or
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to the extent that an interest rate is not ascertainable pursuant to the foregoing clauses (a) or (b), the “Sterling LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Sterling are offered for such relevant Interest Period to major banks in the London interbank market by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 1 Business Day prior to the beginning of such Interest Period.
“Subordinated Financing” shall mean any Subordinated Indebtedness which is Material Indebtedness.
“Subordinated Financing Documentation” shall mean any indenture and/or other agreement pertaining to Subordinated Financing and all documentation delivered pursuant thereto.
“Subordinated Indebtedness” shall mean any Indebtedness of the Borrower and any Guarantor which is by its terms subordinated in right of payment to the Obligations of the Borrower or such Guarantor, as applicable.
“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or held by the parent, one or more subsidiaries of the parent or a combination thereof. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.
“Subsidiary Guarantor” shall mean each subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement pursuant to Section 5.09 or otherwise, excluding each Excluded Subsidiary.
“Successor Company” shall have the meaning assigned to such term in Section 6.04(a)(i).
“Successor Subsidiary Person” shall have the meaning assigned to such term in Section 6.04(c)(i)(A).
“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.23(a), as the same may be reduced from time to time pursuant to Section 2.09; provided that with respect to any Swingline Lender, to the extent the Borrower obtains Other Revolving Credit Commitments or Incremental Revolving Credit Commitments for which such Swingline Lender does not have a commitment or does not otherwise consent in writing thereto, then the Swingline Commitment of such Swingline Lender shall terminate on the later to occur of the termination of the Class of Revolving Credit Commitments under which such Swingline Lender has agreed to act as Swingline Lender or the date to which such Swingline Lender has otherwise consented in writing.
“Swingline Exposure” shall mean, at any time, the aggregate Principal Amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” shall mean with respect to the Swingline Commitment to be made available to the Borrower, the extensions of credit to the Borrower thereunder and all interest, fees, indemnities, costs, expenses and other Obligations owing by the Borrower in connection with Swingline Loans, and for all other related purposes hereunder (as the context may require), (a) DBNY, acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder, (b) any other Person acting as Administrative Agent hereunder (to the extent agreed by the Borrower and such Administrative Agent) and (c) any other Revolving Credit Lender designated by the Borrower and agreed to by the Administrative Agent (such agreement not to be unreasonably withheld, delayed or conditioned) who agrees to act in such capacity.
“Swingline Loans” shall mean any loan made by the Swingline Lender pursuant to Section 2.23(a).

“TARGET Day” shall mean any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.
“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.
“Term CORRA” shall mean, for the applicable corresponding tenor, the forward-looking term rate based on CORRA that has been selected or recommended by the Canadian Relevant Governmental Body, and that is published by an authorized benchmark administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of an Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice.
“Term CORRA Notice” shall mean the notification by the Administrative Agent to the Revolving Credit Lenders and the Borrower of the occurrence of a Term CORRA Transition Event.
“Term CORRA Transition Date” shall mean, in the case of a Term CORRA Transition Event, the date that is set forth in the Term CORRA Notice provided to the Revolving Credit Lenders and the Borrower, for the replacement of the then-current Canadian Benchmark with the Canadian Benchmark Replacement described in clause (a)(i) of such definition, which date shall be at least thirty (30) Business Days from the date of the Term CORRA Notice.
“Term CORRA Transition Event” shall mean the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Canadian Relevant Governmental Body, and is determinable for any Canadian Available Tenor, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Canadian Benchmark Replacement, other than Term CORRA, has replaced the CDOR Rate in accordance with clause (a) of Section 1.13.
“Term Lender” shall mean any Initial Term Lender, Other Term Loan Lender and/or Incremental Term Loan Lender, as the context may require.
“Term Loan Maturity Date” shall mean (a) with respect to the Initial Term Loans, April 30, 2025, and (b) with respect to any Series of Other Term Loans or Incremental Term Loans, the maturity date for such Series set forth in the relevant Incremental Amendment or Refinancing Amendment.
“Term Loans” shall mean the Initial Term Loans and/or, after the incurrence thereof, the Other Term Loans and/or the Incremental Term Loans, as the context may require.
“Term Loan Lender” shall mean a Lender with an outstanding Term Loan.
“Term SOFR” shall mean,
(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.
“Term SOFR Adjustment” shall mean (a) solely with respect to the Initial Term Loans, with respect to Term SOFR, (i) 0.11448% (11.448 basis points) per annum for an Interest Period of one-month’s duration, (ii) 0.26161% (26.161 basis points) per annum for an Interest Period of three month’s duration and (iii) 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration and (b) with respect to the Revolving Loans, 0.10% (10.0 basis points) per annum.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Termination Date” shall mean the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, as to which an L/C Backstop exists), and the Loans and L/C Exposure, together with all interest, Fees and other non-contingent Obligations, have been paid in full in accordance with the terms of this Agreement.
“Test Period” shall mean, as of any date, (a) for purposes of determining actual compliance with Section 6.10, the period of four consecutive fiscal quarters then most recently ended for which Section 5.04 Financials have been delivered (or are required to have been delivered) and (b) for any other purpose, the period of four consecutive fiscal quarters then most recently ended for which Section 5.04 Financials have been delivered (or are required to have been delivered) or, if earlier, are internally available; it being understood and agreed that prior to the first delivery (or required delivery) of financial statements pursuant to Section 5.04(b), “Test Period” means the period of four consecutive fiscal quarters most recently ended for which financial statements of the Borrower are internally available.
“Third Amendment” shall mean the Third Amendment to Credit Agreement, dated as of August 1, 2023, by and among the Borrower, the Lenders party thereto and the Administrative Agent.
“THL” shall mean Thomas H. Lee Partners, L.P.
“Total Assets” shall mean total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Borrower and its Restricted Subsidiaries (for such purpose, excluding all Customer Funds).

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The Total Revolving Credit Commitment immediately after the occurrence of the Effective Date is $300,000,000.
“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Sponsors, the Borrower (or any direct or indirect parent of the Borrower) or any of its subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” shall mean (a) this Agreement becoming effective in accordance with its terms and the borrowing of Loans hereunder on the Effective Date, (b) the consummation of the IPO, (c) the consummation of the Effective Date Mergers (d) the consummation of the Effective Date Dividend, (e) the consummation of the Effective Date Refinancing and (f) the payment of any fees, costs and/or expenses (including Transaction Expenses) in connection with any or all of the foregoing.
“Treasury Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted Term SOFR, the Alternate Base Rate, the Adjusted EURIBO Rate, Daily Simple SONIA, the Canadian Prime Rate or the Adjusted CDOR Rate.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.
“Unrestricted Subsidiary” shall mean:
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any subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided in Section 5.10); and
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any subsidiary of an Unrestricted Subsidiary.
“Unused Revolving Credit Commitment” shall mean, with respect to any Lender, at any time, the remainder of Revolving Credit Commitment of such Lender at such time, if any, less the sum of (i) the aggregate outstanding Principal Amount of Revolving Loans made by such Lender and then outstanding, (ii) such Lender’s L/C Exposure and (iii) except for purposes of Section 2.05(a), such Lender’s Swingline Exposure.
“US Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in US Dollars, such amount and (b) with respect to any amount denominated in any currency other than US Dollars, the equivalent amount thereof in US Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of US Dollars with such other currency.
“US Dollar-Denominated Loans” shall mean any Loans denominated in US Dollars.
“US Dollars” or “$” shall mean lawful money of the United States of America.
“US Prime Rate” shall mean the rate of interest per annum announced from time to time by DBNY as its prime rate in effect at its principal office in New York City; each change in the US Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The US Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
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the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment or scheduled commitment reduction or termination of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment or reduction or termination; by
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the sum of all such payments (or reduction or termination).
“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or, in the case of Foreign Subsidiaries, nominal amounts of shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02.
Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Interest Coverage Ratio (and the financial definitions used therein) and compliance with each covenant set forth herein (including as determined by any reference to a definition used in such covenant (e.g., Receivables Facilities, Capitalized Lease Obligations, etc.)) shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio or any financial definition used therein or any covenant used herein (or definition used therein), in each case, to eliminate the effect of any change in GAAP or the application thereof occurring after the Effective Date on the operation thereof (or if the Administrative

Agent notifies the Borrower that the Required Lenders wish to amend the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio or any financial definition used therein or any covenant used herein (or definition used therein), in each case, for such purpose), then the Borrower and the Administrative Agent shall negotiate in good faith to amend (without the payment of any amendment or similar fees to the Administrative Agent or the Lenders) the Consolidated First Lien Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio or the definitions used therein or any covenant used herein (or definition used therein), in each case, (subject to the approval of the Required Lenders (such approval not to be unreasonably withheld, conditioned or delayed)) to preserve the original intent thereof in light of such changes in GAAP; provided that all determinations made pursuant to the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio or any financial definition used therein or any covenant used herein (or definition used therein), in each case, shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio or such financial definition or any covenant used herein (or definition used therein) is amended. Notwithstanding anything to the contrary above or in the definitions of Capitalized Lease Obligations and Capital Expenditures, in the event of a change under GAAP (or the application thereof) requiring all leases to be capitalized, only those leases that would result in Capitalized Lease Obligations or Capital Expenditures on December 31, 2017 (assuming for purposes hereof that they were in existence on such date) hereunder shall be considered capital leases hereunder and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 and/or 6.07 in the event that any Indebtedness, Disqualified Stock, Preferred Stock, Lien, Restricted Payment, fundamental change, disposition, restrictive agreement, or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of Sections 6.01 (other than Sections 6.01(b)(i) or (b)(xxiv)), 6.02 (other than clauses (aa) or (cc) of the definition of “Permitted Liens”), 6.03, 6.04, 6.05, 6.06 and/or 6.07, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) under one or more clauses of each such Section; provided that, (i) upon delivery of any Section 5.04 Financials following the initial incurrence of any portion of any Indebtedness, Disqualified Stock or Preferred Stock incurred under Section 6.01 (other than Section 6.01(b)(i) or (b)(xxiv)) (such portion of such Indebtedness, the “Subject Indebtedness”), if any such Subject Indebtedness could, based on such financial statements, have been incurred in reliance on Section 6.01(a) or (b)(xiii), such Subject Indebtedness may be reclassified as having been incurred under the applicable provisions of Section 6.01(a) or (b)(xiii), as applicable (in each case, subject to any other applicable provision of Section 6.01(a) or (b)(xiii)) and any associated Lien will be deemed to have been permitted under clause (cc) of the definition of “Permitted Liens” upon any such reclassification, (ii) upon delivery of any Section 5.04 Financials following the making of any Investment in reliance on Section 6.03, if all or any portion of such Investment could, based on such financial statements, have been made in reliance on Section 6.03(b)(xix)(A), such Investment (or the relevant portion thereof) may be reclassified as having been made in reliance on Section 6.03(b)(xix)(A), (iii) upon delivery of any Section 5.04 Financials following the making of any Restricted Dividend Payment in reliance on Section 6.03, if all or any portion of such Restricted Dividend Payment could, based on such financial statements, have been made in reliance on Section 6.03(b)(xix)(B), such Restricted Dividend Payment (or the relevant portion thereof) may be reclassified as having been made in reliance on Section 6.03(b)(xix)(B), (iv) upon delivery of any Section 5.04 Financials following the making of any Restricted Debt Payment in reliance on Section 6.03, if all or any portion of such Restricted Debt Payment could, based on such financial statements, have been made in reliance on Section 6.03(b)(xviii), such Restricted Debt Payment (or the relevant portion thereof) may be reclassified as having been made in reliance on Section 6.03(b)(xviii) and (v) the reclassifications described in this sentence shall be automatically given effect upon delivery of the relevant Section 5.04 Financials. It is understood and agreed that any Indebtedness, Disqualified Stock, Preferred Stock, Lien, Restricted Payment, Restricted Debt Payment, burdensome agreement, Investment, disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Disqualified Stock, Preferred Stock, Lien, Restricted Payment, Restricted Debt Payment, restrictive agreement, Investment, disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 and/or 6.07, respectively, and may instead be permitted in part under any combination thereof, but the Borrower will only be required to include the amount and type of such transaction (or portion thereof) in one such category (or combination thereof).
Section 1.03.
Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Initial Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Credit Borrowing”).
Section 1.04.
Rounding. The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).
Section 1.05.
References to Agreements and Laws. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Loan Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Loan Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.
Section 1.06.
Times of Day and Effectuation of Transactions. Unless otherwise specified, (a) all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable) and (b) each of the representations and warranties contained in this Agreement and the other Loan Documents (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.07.
Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that with respect to any payment of interest on or principal of SOFR Loans, Eurocurrency Rate Loans, SONIA Loans or CDOR Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
Section 1.08.
Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Term Loans, Revolving Commitment Increase, Incremental Revolving Credit Commitments, Credit Agreement Refinancing Indebtedness, Replacement Term Loans, Replacement Revolving Facility or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” settlement mechanism approved by the Borrower, the Administrative Agent and such Lenders, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
Section 1.09.
Exchange Rate; Currency Equivalents Generally. The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the US Dollar Equivalent amounts of Loans and other Obligations denominated in an Alternate Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between an Alternate Currency and Dollars until the next Revaluation Date to occur. Except as provided above in this

Section 1.09 and except for purposes of financial statements delivered by the Borrower hereunder or calculating compliance with a financial ratio hereunder or except as otherwise provided herein, the applicable amount of any currency (other than US Dollars) for purposes of determining compliance with the provisions of the Loan Documents on any date of determination shall be such US Dollar Equivalent amount as so determined by the Administrative Agent on such date. Notwithstanding the foregoing, for purposes of determining compliance with Sections 2.01, 2.25, 6.01, 6.02 and 6.03 (including any Permitted Investment) of this Agreement with respect to any amount of Indebtedness, obligations or Investment (or Restricted Payment) denominated in a currency other than US Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.09 shall otherwise apply to such Article and such Sections, including with respect to determining whether any Indebtedness or Investment (not previously incurred or made on any date) may be incurred or made under such Article and such Sections.
Section 1.10.
Approved Alternate L/C Currencies. (a) The Borrower may from time to time request that Letters of Credit be issued in an Approved Alternate L/C Currency (subject to the approval of the relevant Issuing Bank); provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into US Dollars. Any such request shall be made to the Administrative Agent, and the Administrative Agent shall promptly notify the relevant Issuing Bank thereof. The relevant Issuing Bank shall notify the Administrative Agent, not later than 1:00 p.m., 10 Business Days after receipt of such request whether it consents to the issuance of Letters of Credit in such requested currency. Any failure by the relevant Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the relevant Issuing Bank to permit Letters of Credit to be issued in such requested currency. If the relevant Issuing Bank consents to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Approved Alternate L/C Currency hereunder for the purposes of any Letter of Credit issuances by such Issuing Bank. If the relevant Issuing Bank does not consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Borrower.
(b)
Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
Section 1.11.
Pro Forma Calculations. The Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio, EBITDA (solely for purposes of the “grower” component of any basket amount specified hereunder and, for the avoidance of doubt, as a component term used in the calculation of the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Interest Coverage Ratio) and Total Assets shall be calculated in each case on a pro forma basis as follows:
(a)
In the event that the Borrower or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than revolving indebtedness incurred, redeemed, retired or extinguished in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which such ratio or amount is being calculated but prior to or simultaneously with the event for which the calculation of such ratio or amount is made (a “Ratio Calculation Date”), then such ratio or amount shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred on the last day of the applicable four-quarter period (except in the case of the Consolidated Interest Coverage Ratio, in which case such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock will be given effect as if the same occurred on the first day of the applicable four-quarter period).

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Consolidated Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, a secured overnight financing rate or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) and the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10 during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the relevant Ratio Calculation Date, and other operational changes that the Borrower or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with such Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations, designation and/or other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then such ratio or amount shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

Notwithstanding anything to the contrary in this Section 1.11, when calculating any ratio or test for purposes of (i) the definition of “Applicable Percentage” and (ii) the financial covenant under Section 6.10 (other than for the purposes of determining pro forma compliance with such financial covenant), the events described in this Section 1.11 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b)
For purposes of this Section 1.11, whenever pro forma effect is to be given to any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change or designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. Any such pro forma calculation may include adjustments of the type described in clause (a)(xi) of the definition of EBITDA.
(c)
For purposes of determining whether the incurrence, issuance or making of any Indebtedness, Disqualified Stock, Preferred Stock, Capital Stock, Restricted Payment, Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change or designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10 is permitted hereunder, EBITDA and/or Total Assets shall be determined as of the most recently ended Test Period at the time such Indebtedness, Disqualified Stock, Preferred Stock, Capital Stock, Restricted Payment, Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change or designation is incurred, issued or made, and no Default shall be deemed to have occurred solely as a result of a change in EBITDA and/or Total Assets occurring after the time such Indebtedness, Disqualified Stock, Preferred Stock, Capital Stock, Restricted Payment, Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change or designation is incurred, issued or made.
(d)
Notwithstanding anything to the contrary herein or any other Loan Document, at the Borrower’s option, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio and any cap expressed as a percentage of EBITDA or Total Assets shall be determined, and any default or Event of Default “blocker” shall be tested (i) with respect to any Limited Condition Acquisition only, as of the date the definitive acquisition agreement for such Limited Condition Acquisition is entered into and the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio and any cap expressed as a percentage of EBITDA or Total Assets shall be calculated as if the acquisition and other pro forma events in connection therewith were consummated on the first day of the most recently ended Test Period, (ii) in the case of any Restricted Dividend Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Dividend Payment (so long as such Restricted Dividend Payment is actually made within 90 days following the date of declaration) or (y) the making of such Restricted Payment and (iii) in the case of any Restricted Debt Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment; provided that (A) other than as specifically provided below in this Section 1.11(d), the Consolidated Net Income (and any other financial defined term derived therefrom) shall not include any Consolidated Net Income of, or attributable to, the target company or assets associated with any such Limited Condition Acquisition for usages other than in connection with the applicable transaction pertaining to such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred, (B) the determination of the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio and availability under any applicable cap expressed as a percentage of EBITDA or Total Assets on or following the date of the definitive acquisition agreement or the declaration of any Restricted Dividend Payment has been made or delivery of notice with respect to a Restricted Debt Payment has been given (which definitive documents, declaration or notice has not terminated or expired without the consummation thereof) shall be calculated on a pro forma basis assuming such acquisition, Restricted Dividend Payment or Restricted Debt Payment and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated and (C) after the signing date but before the closing date for a Limited Condition Acquisition, after the declaration of the relevant Restricted Dividend Payment and prior to the payment thereof and after the delivery of notice with respect to the relevant Restricted Debt Payment prior the payment thereof, the determination of ratios and baskets for purposes not related to such Limited Condition Acquisition shall be made as if the closing date of such Limited Condition Acquisition had occurred on the same date as the signing date, the declaration date or the notice date, as applicable until such earlier time on which the applicable Limited Condition Acquisition is consummated, terminated or abandoned, the applicable declaration has been terminated or the relevant Restricted Dividend Payment has been consummated or the relevant notice has not terminated or expired without the consummation of the relevant Restricted Debt Payment.
(e)
Notwithstanding anything to the contrary herein, with respect to any amount incurred (including, for the avoidance of doubt, Revolving Loans or other revolving indebtedness in an amount not to exceed 100% of EBITDA) or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, Section 6.10, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio) (any such amount, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, Section 6.10, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that any Fixed Amount shall be disregarded in the substantially concurrent calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount, except that pro forma effect shall be given to any increase or decrease in EBITDA resulting from the entire transaction and thereafter, the incurrence of any such amount under the Fixed Amount shall be included in the calculation of future Incurrence-Based Amounts to the extent such amount incurred under the Fixed Amount is then outstanding.
(f)
For purposes of the calculation of any Incurrence-Based Amount used in determining the availability of Credit Increases, Incremental Equivalent Debt or Indebtedness incurred or issued under Section 6.01(a) or Section 6.01(b)(xiii), cash proceeds of such Indebtedness will not be netted in determining Consolidated Indebtedness as used therein and (i) in the case of Credit Increases and Incremental Equivalent Debt, any such Indebtedness in the form of a revolving facility shall be treated as fully drawn and (ii) in connection with the implementation or assumption of any revolving facility or delayed draw commitments in reliance on Section 6.01(a) and/or Section 6.01(b)(xiii), the relevant financial ratio or test shall be satisfied, subject to the other provisions of this Section 1.11, on the date of each drawing under such revolving facility or delayed draw commitments and there shall not be any requirement to treat such revolving facility or delayed draw commitment as fully drawn on the date of the implementation or assumption thereof.
Section 1.12.
Benchmark Replacement Setting.
(a)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.
(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendment implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the occurrence of any Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Change, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.12 and/or any component definition used herein.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
(f)
Interest Rate. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or any rate referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes or Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error in the calculation of any such rate (or component thereof) by any such reasonably selected information source or service. It being understood and agreed that this Section 1.12(f) shall not impair or otherwise limit the express provisions of this Agreement.

Section 1.13.
CDOR Discontinuation; Canadian Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:
(a)
Replacing the CDOR Rate. On May 16, 2022 Refinitiv Benchmark Services (UK) Limited (“RBSL”), the administrator of the CDOR Rate, announced in a public statement that the calculation and publication of all tenors of the CDOR Rate will permanently cease immediately following a final publication on Friday, June 28, 2024. On the date that all Canadian Available Tenors of the CDOR Rate have either permanently or indefinitely ceased to be provided by RBSL (the “CDOR Cessation Date”), if the then-current Canadian Benchmark is the CDOR Rate, the Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.
(b)
Replacing Future Canadian Benchmarks. Upon the occurrence of a Canadian Benchmark Transition Event and its related Canadian Benchmark Replacement Date, the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth Business Day after the date on which notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Revolving Credit Lenders comprising the Required Revolving Lenders. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a Borrowing that would bear interest by reference to such Canadian Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Canadian Benchmark Replacement has replaced such Canadian Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Canadian Prime Rate Revolving Loans. During the period referenced in the foregoing sentence, the component of Canadian Prime Rate based upon the Canadian Benchmark will not be used in any determination of Canadian Prime Rate.
(c)
Canadian Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Canadian Benchmark Replacement, the Administrative Agent will have the right to make Canadian Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Revolving Credit Lenders of (i) the implementation of any Canadian Benchmark Replacement, (ii) any occurrence of a Term CORRA Transition Event, and (iii) the effectiveness of any Canadian Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Revolving Credit Lender (or group of Revolving Credit Lenders) pursuant to this Section 1.13(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision or election that may be made by the Administrative Agent will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.13 and/or any component definition used herein.

(e)
Unavailability of Tenor of Canadian Benchmark. At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate (including Term CORRA or the CDOR Rate), then (i) the Administrative Agent may modify the definition of “Interest Period” for any Canadian Benchmark to remove any tenor of such Canadian Benchmark that is unavailable or non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.
(f)
Secondary Term CORRA Conversion. Notwithstanding anything to the contrary herein or in any Loan Document and subject to the proviso below in this clause (f), if a Term CORRA Transition Event and its related Term CORRA Transition Date have occurred, then on and after such Term CORRA Transition Date, (i) the Canadian Benchmark Replacement described in clause (a)(i) of such definition will replace the then-current Canadian Benchmark for all purposes hereunder or under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (ii) each Borrowing outstanding on the Term CORRA Transition Date bearing interest based on the then-current Canadian Benchmark shall convert, on the last day of the then-current interest payment period, into a Borrowing bearing interest at the Canadian Benchmark Replacement described in clause (a)(i) of such definition having a tenor approximately the same length as the interest payment period applicable to such Borrowing immediately prior to the conversion or such other Canadian Available Tenor as may be selected by the Borrower and agreed by the Administrative Agent; provided, that, this clause (f) shall not be effective unless the Administrative Agent has delivered to the Revolving Credit Lenders and the Borrower a Term CORRA Notice, and so long as the Administrative Agent has not received, by 5:00 p.m. (Toronto time) on the fifth Business Day after the date of the Term CORRA Notice, written notice of objection to such conversion to Term CORRA from Revolving Credit Lenders comprising the Required Revolving Lenders or the Borrower.
ARTICLE II

The Credits
Section 2.01.
Commitments. Subject to the terms and conditions set forth herein:
(a)
Each Initial Term Lender agrees severally, and not jointly, on the Effective Date, to make term loans to the Borrower (the “Initial Term Loans”) in US Dollars and in a like principal amount not to exceed its Initial Term Loan Commitment (and with the tenor therefor described in the definition of Term Loan Maturity Date).
(b)
Subject to the terms and conditions herein set forth, each Revolving Credit Lender with a Revolving Credit Commitment of a particular Class agrees, severally and not jointly, to make Revolving Loans of such Class to the Borrower in the Available Currency requested by the Borrower, at any time and from time to time after the Effective Date, and until the earlier of the Revolving Credit Maturity Date with respect to its Revolving Credit Commitment and the termination of such Lender’s Revolving Credit Commitment of such Class in accordance with the terms hereof, in an aggregate Principal Amount at any time outstanding that will not, after giving effect to the making of such Revolving Credit Loans and the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.
(c)
Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
Section 2.02.
Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). For the avoidance of doubt, all Revolving Loans made and other Revolving Credit Exposure incurred under the Revolving Credit Facility will be made or incurred, as applicable, by all Revolving Credit Lenders in accordance with their Pro Rata Percentages until the Revolving Credit Maturity Date for the relevant Class of Revolving Credit Commitments (or, if earlier, the date of the termination of the relevant Class of Revolving Credit Commitments in accordance with the terms hereof); thereafter, all Revolving Loans made and other Revolving Credit Exposure incurred under the Revolving Credit Facility will be made by the remaining Revolving Credit Lenders in accordance with their Pro Rata Percentages (after giving effect to the termination of Revolving Credit Commitments of such Class on the applicable Revolving Credit Maturity Date or otherwise in accordance with the terms of this Agreement). Except for Loans deemed made pursuant to Section 2.02(g) and subject to Section 2.23, the Loans comprising any Borrowing shall be in an aggregate principal amount that is not less than (i) the Minimum Applicable Borrowing Amount for such Loans or (ii) the remaining available balance of the applicable Commitments.
(b)
Subject to Sections 2.02(g), 2.08 and 2.16, each Borrowing shall (i) be comprised entirely of (x) in the case of US Dollar-Denominated Loans, ABR Loans or SOFR Loans, (y) in the case of Canadian Dollar-Denominated Loans, Canadian Prime Rate Loans or CDOR Rate Loans or (z) in the case of Alternate Currency-Denominated Loans, EURIBOR Loans or SONIA Loans, in each case as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any SOFR Loan, Eurocurrency Rate Loan, SONIA Loan or CDOR Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than (x) ten SOFR Borrowings (or such greater number as the Administrative Agent may agree in its sole discretion) outstanding hereunder at any time, (y) ten Eurocurrency Rate Borrowings (or such greater number as the Administrative Agent may agree in its sole discretion) outstanding hereunder at any time and (z) five CDOR Rate Borrowings (or such greater number as the Administrative Agent may agree in its reasonable sole discretion) outstanding hereunder at any time.
(c)
Except with respect to Loans deemed made pursuant to Section 2.02(g) and, if applicable, Section 2.27, and subject to Sections 2.03 and 2.23, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the Applicable Currency to the applicable Payment Office of the Administrative Agent not later than 3:00 p.m., and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
(d)
Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to the Loans comprising such Borrowing at the time and (ii) in the case of such Lender, (x) for the first such day, the Overnight Rate and (y) for each day thereafter, (A) in the case of US Dollar-Denominated Loans, the Alternate Base Rate plus the Applicable Percentage for ABR Revolving Loans comprising such Borrowing, (B) in the case of Canadian Dollar-Denominated Loans, the Canadian Prime Rate plus the Applicable Percentage for Canadian Prime Rate Revolving Loans comprising such Borrowing and (C)

in the case of any other Alternate Currency-Denominated Loans, the rate per annum equal to the interest rate applicable to the Alternate Currency-Denominated Loans comprising such Borrowing made to the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement and (x) the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and (y) if the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount.
(e)
Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any SOFR Borrowing, Eurocurrency Rate Borrowing or CDOR Rate Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the Loans comprising such SOFR Borrowing, Eurocurrency Rate Borrowing or CDOR Rate Borrowing, as applicable.
(f)
[Reserved].
(g)
If the relevant Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.25(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds in the Applicable Currency to the Administrative Agent not later than 3:00 p.m. on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon) on any day, not later than 10:00 a.m. on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement as determined above (it being understood that such amount shall be deemed to constitute a Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the relevant Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the relevant Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.25(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (g); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the relevant Issuing Bank at (i) in the case of the Borrower, (A) if such L/C Disbursement is payable in US Dollars, a rate per annum equal to the interest rate applicable to the Revolving Loans of the relevant Class pursuant to Section 2.06(a), (B) if such L/C Disbursement is payable in Canadian Dollars, a rate per annum equal to the interest rate applicable to the Revolving Loans of the relevant Class pursuant to Section 2.06(b), and (C) if such L/C Disbursement is payable in any other Alternate Currency, a rate per annum equal to the Overnight Rate and (ii) in the case of such Lender, (A) if such L/C Disbursement is payable in US Dollars, for the first such day, the Overnight Rate and for each day thereafter, the interest rate applicable to ABR Revolving Loans of the relevant Class, and (B) if such L/C Disbursement is payable in any Alternate Currency, for the first such day, a rate per annum equal to the Overnight Rate and, for each day thereafter, the interest rate applicable to Revolving Loans denominated in the respective Alternate Currency of the relevant Class under the applicable clause of Section 2.06 (using, in the case of Canadian Dollar-Denominated Loans, the interest rate applicable to a Canadian Prime Rate Borrowing).
Section 2.03.
Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan, Section 2.02(g) or, if applicable, pursuant to Section 2.27, in each case as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a SOFR Borrowing, not later than 1:00 p.m. 3 U.S. Government Securities Business Days before a proposed borrowing, (b) in the case of a Eurocurrency Rate Borrowing, SONIA Borrowing or CDOR Rate Borrowing, not later than 1:00 p.m. 4 Business Days before a proposed Borrowing, (c) in the case of an ABR

Borrowing, not later than 12:00 p.m. on the date of a proposed Borrowing and (d) in the case of a Canadian Prime Rate Borrowing, not later than 1:00 p.m. one Business Day prior to the date of a proposed Borrowing. Each such telephonic request shall be irrevocable, shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) the relevant Class of such Borrowing and whether such Borrowing is to be a SOFR Borrowing, a EURIBOR Borrowing, a SONIA Borrowing, an ABR Borrowing, a Canadian Prime Rate Borrowing or a CDOR Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing (stated in the relevant Available Currency); and (v) if such Borrowing is to be a SOFR Borrowing, Eurocurrency Rate Borrowing or a CDOR Rate Borrowing, the Interest Period with respect thereto; provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. Except as otherwise provided in Section 2.10(b), if no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be (i) in the case of US Dollar-Denominated Loans, an ABR Borrowing and (ii) in the case of Canadian Dollar-Denominated Loans, a Canadian Prime Rate Borrowing. If no Interest Period with respect to any SOFR Borrowing, Eurocurrency Rate Borrowing or CDOR Rate Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. A Borrowing denominated in Sterling shall at all times be a SONIA Borrowing (subject to the penultimate sentence of the definition of “Daily Simple SONIA”). The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
Section 2.04.
Evidence of Debt; Repayment of Loans. (a) (i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender, the principal amount of each Term Loan of such Lender as provided in Section 2.11, and (ii) the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, on the relevant Revolving Credit Maturity Date for any Class of Revolving Credit Commitments (and related Revolving Credit Exposure), the then unpaid principal amount of each Revolving Loan of such Class made by such Lender to the Borrower. The Borrower hereby unconditionally promises to pay to the applicable Swingline Lender, on the date upon which the Swingline Commitment of such Swingline Lender terminates, the then unpaid principal amount of each Swingline Loan made to the Borrower by such Swingline Lender.
(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)
The Administrative Agent shall maintain accounts in which it will record (i) the Borrower, (ii) the principal amount of each Loan made hereunder, the Series, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.
(d)
The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)
Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its permitted registered assigns in form and substance reasonably acceptable to the Administrative Agent. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
Section 2.05.
Fees. (a) The Borrower agrees to pay, with respect to each Class of Revolving Credit Commitments, to each Revolving Credit Lender of such Class, through the Administrative Agent, on the last day of March, June, September and December of each year (commencing with the first such date to occur in the first full fiscal quarter ending after the Effective Date) and on each date on which the Revolving Credit Commitment of such Class of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Percentage per annum for such Revolving Credit Commitment of such Class of such Lender on the daily amount of the relevant Unused Revolving Credit Commitment of such Class of such Lender during the preceding quarter (or other period ending with the date on which the Revolving Credit Commitment of such Class of such Lender shall be terminated); provided that any Commitment Fee accrued with respect to the Revolving Credit Commitment of such Class of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no Commitment Fee shall accrue on the Revolving Credit Commitment of such Class of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. For purposes of calculating the Commitment Fee only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.
(b)
The Borrower agrees to pay to the Administrative Agent, for its own account, the “Agency Fee” set forth in the Agency Fee Letter at the times and in the amounts specified therein (the “Administration Fee”).
(c)
The Borrower agrees to pay, with respect to each Class of Revolving Credit Commitments (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Class of such Lender shall be terminated as provided herein, a fee (each, an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate Stated Amounts of all outstanding Letters of Credit during the preceding quarter (or shorter period ending with the date on which all Letters of Credit have been canceled or have expired and all of the Revolving Credit Commitments of such Class shall have been terminated) at a rate per annum equal to the Applicable Percentage for the relevant Revolving Credit Commitment of such Class of such Lender from time to time used to determine the interest rate on SOFR Revolving Credit Borrowings for such Lender minus the Issuing Bank Fees referred to in clause (ii)(A) below, and (ii) to each Issuing Bank (A) with respect to each outstanding Letter of Credit a fronting fee that shall accrue at a rate of 0.125% per annum (or such lesser rate as shall be separately agreed upon between the Borrower and such Issuing Bank) on the Stated Amount of such Letter of Credit, payable quarterly in arrears on the last day of March, June, September and December of each year and upon expiration of the applicable Letter of Credit or any earlier termination of all of the Revolving Credit Commitments of such Class and (B) within 30 days after demand therefor such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or processing of drawings thereunder (the fees in this clause (ii) being collectively the “Issuing Bank Fees”).
(d)
At the time of the effectiveness of any Repricing Transaction with respect to Initial Term Loans that is consummated prior to the date which is six months after the First Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term Lender that holds Initial Term Loans (including each such Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 2.22), a fee in an amount equal to 1.00% of (i) in the case of a Repricing Transaction described in paragraph (a) of the definition thereof, the aggregate principal amount of all Initial Term Loans prepaid (or converted) in connection with such Repricing Transaction and (ii) in the case of a Repricing Transaction described in paragraph (b) of the definition thereof, the aggregate principal amount of all Initial Term Loans outstanding on such date that are subject to an Effective Yield reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.
(e)
All Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days, and shall be paid, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders and the relevant Issuing Bank, except that the Issuing Bank Fees shall be paid directly to the relevant Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.
(f)
The Borrower agrees to pay on the Effective Date to each Initial Term Lender party to this Agreement on the Effective Date, as fee compensation for the funding of such Initial Term Lender’s Initial Term Loan, a closing fee (the “Closing Fee”) in an amount equal to 0.50% of the stated principal amount of such Initial Term Lender’s Initial Term Loan made on the Effective Date. Such Closing Fee will be in all respects fully earned, due and payable on the Effective Date and non-refundable and non-creditable thereafter and shall be netted against Initial Term Loans made by such Initial Term Lender on the Effective Date.
Section 2.06.
Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan that is a US Dollar-Denominated Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time with respect to such Borrowing.
(b)
Subject to the provisions of Section 2.07, the Loans comprising each Canadian Prime Rate Borrowing, including each Swingline Loan that is a Canadian Dollar-Denominated Loan, shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Percentage in effect from time to time with respect to such Borrowing.
(c)
Subject to the provisions of Section 2.07, the Loans comprising each SOFR Borrowing shall bear interest at a rate per annum equal to the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time with respect to such Borrowing.
(d)
Subject to the provisions of Section 2.07, the Loans comprising each CDOR Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time with respect to such Borrowing.
(e)
Subject to the provisions of Section 2.07, the Loans comprising each EURIBOR Borrowing shall bear interest at a rate per annum equal to the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time with respect to such Borrowing.
(f)
Subject to the provisions of Section 2.07, the Loans comprising each SONIA Borrowing shall bear interest at a rate per annum equal to the Daily Simple SONIA in effect for such Borrowing plus the Applicable Percentage in effect from time to time with respect to such Borrowing.
(g)
Interest, including interest payable pursuant to Section 2.07, shall be computed on the basis of the actual number of days elapsed over a year of 360 days (or, when interest is based on (i) the Canadian Prime Rate or the Alternate Base Rate is determined by reference to the US Prime Rate or (ii) Daily Simple SONIA, over a year of 365 or 366 days, as applicable) and shall be calculated from and including the date of the relevant Borrowing to, but excluding, the date of repayment thereof. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Daily Simple SONIA, and the Alternate Base Rate, Canadian Prime Rate, CDOR Rate, Eurocurrency Rate or Adjusted Term SOFR for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(h)
For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such annual rate is to be ascertained, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
(i)
In connection with the use or administration of Term SOFR, the Administrative Agent shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendment implementing any Conforming Change will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent shall promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Change in connection with the use or administration of Term SOFR.
Section 2.07.
Default Interest. If the Borrower shall default in the payment when due of any principal of or interest on any Loan or reimbursement of any L/C Disbursement or payment of any Fee or other amount due hereunder, by acceleration or otherwise, then, upon the request of the Required Lenders, until such defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Loans and other amounts owing in Canadian Dollars under a given Class, at the rate otherwise applicable to a Loan under such Class denominated in Canadian Dollars pursuant to Section 2.06(b) plus 2.0% per annum, (b) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Loans and other amounts owing in Euros or Sterling under a given Class, at the rate otherwise applicable to a Loan under such Class denominated in such currency pursuant to Section 2.06(e) or (f), as applicable (for such purpose using the Adjusted EURIBO Rate for successive periods not exceeding one month as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid), plus 2.0% per annum and (c) in all other cases, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.0% per annum (or, if the overdue amount does not relate to any specific Class of Loans, at a rate per annum equal to the rate that would be applicable to an ABR Initial Revolving Loan plus 2.0% per annum (without regard to whether Initial Revolving Loans have been repaid in full)).
Section 2.08.
Alternate Rate of Interest. Subject to Sections 1.12 and 1.13, in the event, and on each occasion, that on the day 2 Business Days prior to (x) the commencement of any Interest Period for a SOFR Borrowing, Eurocurrency Rate Borrowing or a CDOR Rate Borrowing or (y) the SONIA Interest Day for a SONIA Borrowing, the Administrative Agent shall have reasonably determined (A) with respect to any SOFR Borrowing, Eurocurrency Rate Borrowing or CDOR Rate Borrowing, that deposits in the Applicable Currency in the principal amounts of the Loans comprising such Borrowing are not generally available in the relevant interbank market, or that the rates at which deposits in the Applicable Currency are being offered in the relevant interbank market will not adequately and fairly reflect the cost to any participating Lender of making or maintaining its SOFR Loan, Eurocurrency Rate Loan or CDOR Rate Loan, as applicable, during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted Term SOFR, Eurocurrency Rate or CDOR Rate, as applicable, for such Interest Period or (B) with respect to any SONIA Borrowing, that adequate and reasonable means do not exist for determining Daily Simple SONIA, then in each case, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the participating Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to give promptly after such circumstances no longer exist), any request by the Borrower for (a) the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing, Eurocurrency Rate Borrowing or CDOR Rate Borrowing, as applicable, shall be ineffective and such Borrowing shall be converted (i) in the case of US Dollar-Dominated Loans, to an ABR Borrowing, (ii) in the case of

Canadian Dollar-Denominated Loans, to a Canadian Prime Rate Borrowing or (iii) in the case Alternate Currency-Denominated Loans, to a mutually acceptable alternative rate that the Borrower and the Revolving Credit Lenders shall establish; provided that if no such alternative rate is agreed among the Borrower and the Revolving Credit Lenders, such Alternate Currency-Denominated Loans shall be converted into ABR Borrowings denominated in US Dollar (in an amount equal to the US Dollar Equivalent of such Alternate Currency) and (b) if any Borrowing Request requests a SOFR Borrowing, Eurocurrency Rate Borrowing, CDOR Rate Borrowing or SONIA Borrowing, such Borrowing shall be made as (i) in the case of US Dollar-Dominated Loans, an ABR Borrowing, (ii) in the case of Canadian Dollar-Denominated Loans, a Canadian Prime Rate Borrowing or (iii) in the case of Alternate Currency-Denominated Loans, as a Loan bearing interest at a mutually acceptable alternative rate that the Borrower and the Revolving Credit Lenders shall establish; provided that if no such alternative rate is agreed among the Borrower and the Revolving Credit Lenders, such Borrowing Request for an Alternate Currency-Denominated Loans shall be ineffective. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
Section 2.09.
Termination and Reduction of Commitments. (a) (i) (A) The Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Effective Date and (B) the Other Term Loan Commitments of any Class or Series shall automatically terminate upon the making of such Other Term Loans on the applicable Refinancing Effective Date provided in the relevant Refinancing Amendment.
(ii)
On the Revolving Credit Maturity Date of any Class of Revolving Credit Commitments, such Class of Revolving Credit Commitments will terminate and the Revolving Credit Lenders with Revolving Credit Commitments of such Class will have no further obligation to make Revolving Loans, fund its portion of L/C Disbursements pursuant to Section 2.25(d) or purchase or fund participations in Swingline Loans pursuant to Section 2.23(e), in each case, solely in respect of such Class of Revolving Credit Commitments; provided that (x) the foregoing will not release any such Revolving Credit Lender from any such obligation to fund Revolving Loans, its portion of L/C Disbursements or participations in Swingline Loans that was required to be performed on or prior to the Revolving Credit Maturity Date of such Class of Revolving Credit Commitments and (y) the foregoing will not release any such Revolving Credit Lender from any such obligation to fund its portion of L/C Disbursements or participations in Swingline Loans if on such Revolving Credit Maturity Date any Specified Default, or event, act or condition which with notice or lapse of time or both would constitute a Specified Default, exists until such Specified Default or event, act or condition ceases to exist. Unless clause (y) to the proviso to the immediately preceding sentence is applicable, upon the relevant Revolving Credit Maturity Date of such Class or Series, all outstanding Swingline Loans and L/C Exposure shall be deemed to be outstanding with respect to the remaining Revolving Credit Commitments (so long as after giving effect to such reallocation, the Revolving Credit Exposure of each remaining Revolving Credit Lender does not exceed such Lender’s remaining Revolving Credit Commitment). On and after the Revolving Credit Maturity Date of any Class of Revolving Credit Commitments, the remaining Revolving Credit Lenders (and so long as clause (y) to the proviso to the second immediately preceding sentence is applicable, the Revolving Credit Lenders in the maturing Class) will be required, in accordance with their Pro Rata Percentages, to fund L/C Disbursements pursuant to Section 2.25(d) arising on or after such date and fund participations in Swingline Loans at the request of the Swingline Lender on and after such date, regardless of whether any Default existed on the Revolving Credit Maturity Date of the then-terminating Revolving Credit Commitments; provided that the Revolving Credit Exposure of each remaining Revolving Credit Lender does not exceed such Lender’s Revolving Credit Commitment. In the event that a Specified Default, or event, act or condition which with notice or lapse of time or both would constitute a Specified Default, exists on a Revolving Credit Maturity Date of a Class of Revolving Credit Commitments, until such Specified Default or event, act or condition ceases to exist, for purposes of determining a Revolving Credit Lenders’ Pro Rata Percentage for purposes of its funding and/or purchase obligations under Section 2.23(e) or Section 2.25(d), such Lender’s Revolving Credit Commitment of the relevant Class shall be deemed to be the Revolving Credit Commitment of such Lender immediately prior to the termination thereof on such Revolving Credit Maturity Date.
(iii)
The L/C Commitment of any Issuing Bank shall automatically terminate on the earlier to occur of (x) the date set forth in the definition of L/C Commitment for such Issuing Bank and (y) the date five days prior to the latest Revolving Credit Maturity Date, unless otherwise agreed by such Issuing Bank and the Borrower.
(b)
Upon at least three Business Days’ prior written or fax notice to the Administrative Agent (or such later notice to which the Administrative Agent may agree), the Borrower may at any time (subject to Sections 2.09(c)) in whole permanently terminate, or from time to time in part permanently reduce, any Class of the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $250,000 and in a minimum amount of $1,000,000 (and $250,000 in the case of a Swingline Commitment) and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure then in effect (after giving effect to any repayment or prepayment effected simultaneously therewith). Any notice given by the Borrower pursuant to this Section 2.09(b) shall be irrevocable; provided that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(c)
Each reduction of Revolving Credit Commitments pursuant to Section 2.09(b) shall be made ratably among all Classes of Revolving Credit Commitments in accordance with the Revolving Credit Commitments of all Revolving Credit Lenders; provided, however, that (i) Revolving Credit Commitments of a given Class selected by the Borrower may be reduced in connection with an exchange or conversion of such Revolving Credit Commitments with or into a new Class of Other Revolving Credit Commitments pursuant to a Refinancing Amendment as contemplated by Section 2.27, (ii) this Section 2.09(c) may be modified in connection with a Refinancing Amendment or an Incremental Amendment to provide less than ratable treatment with respect to any new Class of Other Revolving Credit Commitments or Incremental Revolving Credit Commitments as provided in Section 2.26 or 2.27, as the case may be, (iii) the Borrower may elect to reduce any newly created Class of Other Revolving Credit Commitments provided pursuant to a Refinancing Amendment substantially concurrently with the implementation of such Class of Other Revolving Credit Commitments pursuant to Section 2.27 (without any requirement to ratably reduce each other Class of Revolving Credit Commitments at such time), and (iv) the Borrower may elect to terminate any individual Class of Revolving Credit Commitments within six months of the Revolving Credit Maturity Date of such Class of Revolving Credit Commitments, so long as any Class of Revolving Credit Commitments with an identical Revolving Credit Maturity Date is terminated concurrently therewith. In the case of any reduction to the Revolving Credit Commitments under this Agreement, the Swingline Commitment shall not be reduced unless the Total Revolving Credit Commitments are reduced to an amount less than the Swingline Commitment then in effect (and then only to the extent of such deficit). The Borrower shall pay to the Administrative Agent for the account of the applicable affected Revolving Credit Lenders, on the date of each termination or reduction of Revolving Credit Commitment of a given Class, the applicable Commitment Fees on the amount of such Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
Section 2.10.
Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent (a) not later than 12:00 p.m., on the date of conversion, to convert any SOFR Borrowing into an ABR Borrowing or any CDOR Rate Borrowing into a Canadian Prime Rate Borrowing, (b) not later than 1:00 p.m., three U.S. Government Securities Business Days prior to conversion or continuation, to convert any ABR Borrowing into a SOFR Borrowing or to continue any SOFR Borrowing as a SOFR Borrowing for an additional Interest Period, (c) not later than 1:00 p.m., three Business Days prior to conversion or continuation, to convert any Canadian Prime Rate Borrowing to a CDOR Rate Borrowing or to continue any CDOR Rate Borrowing as a CDOR Rate Borrowing for an additional Interest Period or (d) not later than 1:00

p.m., three Business Days prior to continuation, to continue any Eurocurrency Rate Borrowing as a Eurocurrency Rate Borrowing for an additional Interest Period, subject in each case to the following:
(i)
subject to Section 2.16, each conversion and/or continuation shall be made pro rata among the relevant Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
(ii)
if less than all the outstanding principal amount of any Borrowing shall be converted and/or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
(iii)
each conversion shall be effected by each Lender and the Administrative Agent recording, for the account of such relevant Lender, the Type of such Loan resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any SOFR Loan, Eurocurrency Rate Loan or CDOR Rate Loan (or portion thereof, in each case) being converted shall be paid by the Borrower at the time of conversion;
(iv)
if any SOFR Borrowing, Eurocurrency Rate Borrowing or CDOR Rate Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.17; and
(v)
for the avoidance of doubt, any such conversion and/or continuation shall not constitute the repayment or reborrowing of any particular loan and the original loan shall be considered to continue with full force and effect in the new form.

Each notice pursuant to this Section 2.10 shall be irrevocable (subject to Sections 2.08 and 2.16) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a SOFR Borrowing, EURIBOR Borrowing, an ABR Borrowing, a Canadian Prime Rate Borrowing or a CDOR Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a SOFR Borrowing, Eurocurrency Rate Borrowing or a CDOR Rate Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a SOFR Borrowing, Eurocurrency Rate Borrowing or CDOR Rate Borrowing, the Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any SOFR Borrowing, Eurocurrency Rate Borrowing or any CDOR Rate Borrowing of a given Type into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a SOFR Borrowing, Eurocurrency Rate Borrowing or CDOR Rate Borrowing, as applicable, of the same Type with an Interest Period of 1 month’s duration. This Section shall not apply to Swingline Loans. A Borrowing denominated in Sterling shall at all times be a SONIA Borrowing (subject to the penultimate sentence of the definition of “Daily Simple SONIA”), and each such SONIA Borrowing shall automatically be continued as a SONIA Borrowing in Sterling on each Interest Payment Date, unless repaid as provided herein on or prior to such date.

Section 2.11.
Repayment of Borrowings. (a) The Borrower shall repay to the Administrative Agent in US Dollars for the ratable account of (x) each Initial Term Lender, on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur at the end of the second full fiscal quarter ending after the Effective Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Effective Date and (y) each Incremental Term Loan Lender and each Other Term Loan Lender, the amortization amounts and on the dates set forth in the relevant Incremental Amendment or Refinancing Amendment, as applicable; provided, further, that any payment under this Section 2.11(a)(x) shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.12(b) and 2.13(f) and increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.26.
(b)
To the extent not previously paid, all Term Loans of a given Class shall be due and payable on the Term Loan Maturity Date for such Class of Term Loans, together with accrued and unpaid interest on the principal amount of such Term Loans to be paid to but excluding the date of payment.
(c)
The Borrower shall repay to the Administrative Agent in the Applicable Currency for the ratable account of the Revolving Credit Lenders with outstanding Revolving Loans under a given Class on the Revolving Credit Maturity Date for such Class of Revolving Loans the aggregate principal amount of the Revolving Loans outstanding on such date.
(d)
All repayments pursuant to this Section 2.11 shall be subject to Section 2.17, but shall otherwise be without premium or penalty.
Section 2.12.
Optional Prepayment. (a) The Borrower shall have the right (subject to the provisions of Section 2.12(b)) at any time and from time to time to prepay any Borrowing, in whole or in part, upon (i) (x) at least three U.S. Government Securities Business Days’ prior written or fax notice by the Borrower (or telephone notice promptly confirmed by written or fax notice) in the case of SOFR Loans, and (y) at least three Business Days’ prior written or fax notice by the Borrower (or telephone notice promptly confirmed by written or fax notice) in the case of Eurocurrency Rate Loans and CDOR Rate Loans, (ii) at least four Business Days’ prior written or fax notice by the Borrower (or telephone notice promptly confirmed by written or fax notice) in the case of SONIA Loans or (iii) written or fax notice by the Borrower (or telephone notice promptly confirmed by written or fax notice) on the date of prepayment in the case of ABR Loans and Canadian Prime Rate Loans, in each case to the Administrative Agent before 12:00 p.m. on such date; provided, however, that each partial prepayment shall be in an amount that not less than the Minimum Applicable Borrowing Amount.
(b)
(i) Optional prepayments of Term Loans shall be applied (x) to one or more Classes of Term Loans as elected by the Borrower and (y) against the remaining scheduled installments of principal due in respect of the applicable prepaid Class of Term Loans under Section 2.11 in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity; provided, however, that optional prepayments of the Designated Term Loans shall be applied not less than ratably among each Class of Designated Term Loans; provided, further, that (1) any Class of Term Loans with an earlier Term Loan Maturity Date may be optionally prepaid prior to the prepayment of any other Class of Term Loans with a later Term Loan Maturity Date, (2) the Borrower may elect to prepay any newly created Class of Other Term Loans provided pursuant to a Refinancing Amendment substantially concurrently with the implementation of such Class of Other Term Loans pursuant to Section 2.27 with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness incurred or issued substantially concurrently with the implementation of such Class (without any requirement to ratably prepay any other Class of Term Loans at such time) and (3) this Section 2.12(b)(i) may be modified in connection with a Refinancing Amendment or an Incremental Amendment to provide less than ratable treatment with respect to any new Class of Other Term Loans or Incremental Term Loans as provided in Section 2.27 or Section 2.26, as the case may be.
(ii)
Optional prepayments of Revolving Loans shall be applied ratably among each Class of Revolving Loans then outstanding; provided, however, that (i) this Section 2.12(b)(ii) may be modified in connection with a Refinancing Amendment or an Incremental Amendment to provide less than ratable treatment with respect to optional prepayments of any new Class of Other Revolving Loans or Incremental Revolving Loans implemented as provided in Section 2.26 or 2.27, as the case may be, in each case to be made concurrently with any non-ratable commitment reduction of the Other

Revolving Credit Commitments or Incremental Revolving Credit Commitments, as the case may be, relating to such Class of Loans as contemplated by clause (ii) of the proviso of the first sentence appearing in Section 2.09(c), (ii) the Borrower may elect to prepay any newly created Class of Other Revolving Loans provided pursuant to a Refinancing Amendment substantially concurrently with the implementation of such Class of Other Revolving Loans pursuant to Section 2.27 in connection with a reduction of Other Revolving Credit Commitments relating to such Class of Loans as contemplated by clause (iii) of the proviso in the first sentence of Section 2.09(c) (without any requirement to ratably prepay each other Class of Revolving Loans at such time) and (iii) the Borrower may prepay the Revolving Loans of any Class in connection with the termination of the Revolving Credit Commitments pursuant to clause (iv) of the proviso of the first sentence of Section 2.09(c).
(c)
Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to Section 2.05(d) and Section 2.17 but otherwise without premium or penalty. All SOFR Loan, Eurocurrency Rate Loan, SONIA Loan and CDOR Rate Loan prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
Section 2.13.
Mandatory Prepayments. (a) (i) If on any Revaluation Date, the Aggregate Revolving Credit Exposure would exceed 105% of the Total Revolving Credit Commitment, then (A) the Borrower shall, on such Revaluation Date, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) owing by the Borrower in a Principal Amount such that, after giving effect to such repayment or prepayment, the Aggregate Revolving Credit Exposure does not exceed the Total Revolving Credit Commitment and (B) after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, the Borrower shall replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the relevant Issuing Bank with respect to) Letters of Credit in an amount sufficient to eliminate such excess; provided that any repayment or prepayment of Revolving Credit Borrowings pursuant to this Section 2.13(a)(i) shall be applied pro rata among the then existing Classes of Revolving Credit Commitments, unless (x) such a repayment or prepayment is made on (1) the Maturity Date of a given Class of Revolving Credit Commitments or (2) the date of any termination of all or a portion of the Revolving Credit Commitments of a given Class pursuant to clause (iv) of the proviso in the first sentence of Section 2.09(c), in which case such repayments or prepayments shall be applied first to Revolving Credit Borrowings incurred under such maturing or terminating Class of Revolving Credit Commitments or (y) with respect to any Class of Incremental Revolving Credit Commitments or Other Revolving Credit Commitments, the Lenders in respect thereof shall have elected less than ratable treatment with respect to the termination of such Class of Commitments.
(ii)
The Borrower shall, on the date of termination in full of the Revolving Credit Commitments of a given Class, repay or prepay all of its outstanding Revolving Loans of such Class.
(iii)
If for any reason, at any time during the five Business Day period immediately preceding the Maturity Date for any Class of Revolving Credit Commitments, (x) the Allocable Revolving Share of the Revolving Credit Exposure attributable to L/C Exposure of Revolving Credit Lenders of such Class and Swingline Exposure of such Class exceeds (y) the amount of the remaining Total Revolving Credit Commitments minus the remaining Revolving Credit Lenders’ Allocable Revolving Share of the Aggregate Revolving Credit Exposure at such time, then the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Loans and Swingline Loans and/or Cash Collateralize the L/C Exposure in an aggregate amount necessary to eliminate such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Exposure pursuant to this sentence unless after the prepayment in full of the Revolving Loans and Swingline Loans such excess has not been eliminated. For purposes of this Section 2.13(a)(iii), “Allocable Revolving Share” shall mean, at any time with respect to the Total Revolving Credit Commitments or the Revolving Credit Lenders of any Class, the percentage of the Revolving Credit Commitments represented at such time by the Total Revolving Credit Commitments of such Class.
(b)
Not later than the tenth Business Day following the receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds in respect of any Prepayment Asset Sale or Property Loss Event, the Borrower shall apply an amount equal to the Required Net Cash Proceeds Percentage of the Net Cash Proceeds with respect thereto (subject to the restrictions set forth herein) to prepay its outstanding Term Loans in accordance with Section 2.13(f); provided that, except as provided in the next sentence, if (x) prior to such tenth Business Day, the Borrower notifies the Administrative Agent of its intention to (A) reinvest such Net Cash Proceeds in the business of the Borrower and its Restricted Subsidiaries or (B) repay or repurchase any Pari Passu Lien Obligations (other than the Loans) of the Borrower and its Restricted Subsidiaries, in any such case required by the terms of the documentation governing such Pari Passu Lien Obligations to be repaid or repurchased with any portion of such Net Cash Proceeds (any such Pari Passu Lien Obligations, the “Specified Obligations”) and (y) in the case of any such proposed reinvestment, no Event of Default shall have occurred and be continuing at the time of such notice, and no Specified Default shall have occurred and shall be continuing at the time of proposed reinvestment (unless, in the case of such Specified Default, such reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing), then the Borrower shall not be required to prepay its Term Loans hereunder in respect of such Net Cash Proceeds as otherwise provided above to the extent that such Net Cash Proceeds are (x) promptly applied to repay or repurchase, as applicable, on a ratable basis, the Specified Obligations and each applicable Class of Term Loans (with any such repayment of Term Loans to be applied on or prior to such tenth Business Day in accordance with the requirements of Section 2.13(f)) or (y) so reinvested within 15 months after the date of receipt of such Net Cash Proceeds (or within such 15 month period, the Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest in such Net Cash Proceeds, and such Net Cash Proceeds are so reinvested within 180 days after such binding commitment is so entered into). Notwithstanding the foregoing, (I) if any Net Cash Proceeds to be reinvested are not reinvested on or prior to the last day of the applicable application period, such Net Cash Proceeds shall be applied within five Business Days to prepay the Borrower’s Term Loans as set forth above (without regard to the proviso in the immediately preceding sentence), (II) if, as a result of any Prepayment Asset Sale or Property Loss Event, the Borrower would be required to make an “offer to purchase” any Material Indebtedness (other than Pari Passu Lien Obligations) pursuant to the terms thereof with (or on account of) any Net Cash Proceeds to be reinvested as provided above prior to the expiry of the applicable reinvestment period above, the Borrower shall apply an amount equal to such Net Cash Proceeds to prepay its Term Loans in accordance with Section 2.13(f) on the day immediately preceding the date of such required “offer to purchase” (without regard to the proviso in the immediately preceding sentence) and (III) if, as a result of any Prepayment Asset Sale or Property Loss Event, the Borrower and its Restricted Subsidiaries would be required to make an “offer to purchase” any Specified Obligations pursuant to the terms of the documentation governing such Specified Obligations with (or on account of) any Net Cash Proceeds to be reinvested as provided above prior to the expiry of the applicable reinvestment period above, the Borrower shall apply an amount equal to the Net Cash Proceeds therefrom to repay or repurchase, as applicable, on a ratable basis, the Specified Obligations and each applicable Class of Term Loans on the date of the consummation of any such “offer to purchase” (with any such repayment of Term Loans to be applied as provided in Section 2.13(f)).
(c)
No later than the tenth Business Day following the delivery of the Section 5.04 Financials in respect of any fiscal year pursuant to Section 5.04(a) (commencing with the fiscal year ending December 31, 2019), the Borrower shall prepay its outstanding Term Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to the excess, if any (the “ECF Prepayment Amount”), of (i) the applicable ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period multiplied by Excess Cash Flow for such Excess Cash Flow Period over (ii) the sum of the aggregate Principal Amount of (A) Term Loans and Revolving Loans (to the extent accompanied by a permanent reduction of the Revolving Credit Commitments), in each case, that are secured by a Lien that is pari passu with the Lien securing the Initial Term Loans prepaid pursuant to Section 2.12, (B) other Pari Passu Lien Obligations optionally prepaid and (C) the amount of any reduction in the outstanding amount of any Pari Passu Lien Obligations resulting from any assignment permitted or not restricted by this Agreement (including in connection with any Dutch Auction) (limited to the amount actually paid in cash in respect of such assignment, purchase or Dutch Auction), in each case, during such Excess Cash Flow Period or on or prior to the date such payment is required to be made (without duplication), in each case to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness); provided that no prepayment under this Section 2.13(c) shall be required unless and to the extent that the amount thereof exceeds $20,000,000, If at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary of the Borrower) is also required to prepay any Pari Passu Lien Obligations (such Indebtedness required to be so prepaid or offered to be so repurchased, “Other Applicable Indebtedness”) with any portion of the ECF Prepayment Amount, then the Borrower may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the relevant Other Applicable Indebtedness at such time; provided, that the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the amount of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the prepayment of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.13(c) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(d)
In the event that the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness (other than any cash proceeds from the issuance or incurrence of Indebtedness permitted pursuant to Section 6.01), the Borrower shall no later than the tenth Business Day next following the receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay its outstanding Term Loans in accordance with Section 2.13(f).
(e)
Notwithstanding anything in this Section 2.13 to the contrary:
(i)
the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.13(b) or (c) above to the extent that if the Borrower determines in good faith the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary or the relevant Net Cash Proceeds of the relevant Property Loss Event are received by any Foreign Subsidiary, as the case may be, and the repatriation to the Borrower of any such amount would be, in the good faith determination of the Borrower, prohibited or delayed under any requirements of applicable law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary,
(ii)
the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.13(b) or (c) to the extent that the relevant Excess Cash Flow is generated by any joint venture or the relevant Net Cash Proceeds are received by any joint venture, in each case, and the distribution to the Borrower of such Excess Cash Flow or Net Cash Proceeds would, in the good faith determination of the Borrower, be prohibited under the organizational documents governing such joint venture, and
(iii)
if the Borrower determines in good faith that the repatriation (or other intercompany distribution) to the Borrower, directly or indirectly, from a Foreign Subsidiary as a distribution or dividend of any amounts required to mandatorily prepay the Term Loans pursuant to Section 2.13(b) or (c) above would result in the Borrower or any Restricted Subsidiary incurring a material Tax liability (including any withholding Tax) (such amount, a “Restricted Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Section 2.13(b) or (c), as applicable, shall be reduced by the Restricted Amount.
(f)
Subject to the last sentence of this Section 2.13(f) and the limitations with respect to mandatory prepayments on any Credit Increases or Other Term Loans that are junior in right of payment and/or of security to the Initial Term Loans as set forth in Section 2.26 or 2.27, as the case may be (it being understood that such Credit Increases or Other Term Loans shall be deemed not to be outstanding for purposes of this Section 2.13(f)), (A) all prepayments required by Section 2.13(c) shall be applied first, on a pro rata basis to each Class of Term Loans (other than Excluded Term Loans) then outstanding until paid in full and, second, on a pro rata basis to the Excluded Term Loans then outstanding until paid in full and (B) all prepayments and/or offers to prepay required by Sections 2.13(b), (c) and (d) shall be applied against the remaining scheduled installments of principal due in respect of the relevant Class of Term Loans being prepaid in direct order of maturity. Notwithstanding the foregoing, each of the foregoing application provisions may be modified as expressly provided in Section 2.26 or 2.27 in connection with an Incremental Amendment or a Refinancing Amendment, as applicable, to provide less than ratable treatment to any Class of Loans and/or Commitments provided for therein.
(g)
Any Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to this Section 2.13(b), (c) and/or (d), to decline all (but not a portion) of its share of such prepayment (such declined amounts, the “Declined Proceeds”); provided that (A) the Declined Proceeds may be retained by the Borrower and (B) for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.13(d) above to the extent that such prepayment is made with the Net Cash Proceeds of (w) Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans (x) Incremental Term Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.26, (y) Other Term Loans incurred to refinance all or any portion of the Term Loans in accordance with the requirements of Section 2.27 and/or (z) Incremental Equivalent Debt incurred to refinance all or a portion of the Loans. If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its share of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s share of the total amount of such mandatory prepayment of Term Loans.
Section 2.14.
[Reserved].
Section 2.15.
Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank or shall impose on such Lender or such Issuing Bank or the applicable interbank market any other condition affecting this Agreement or SOFR Loans, Eurocurrency Rate Loans, SONIA Loans or CDOR Rate Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any SOFR Loan, Eurocurrency Rate Loan, SONIA Loan or CDOR Rate Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)
If any Lender or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Loans purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank or participations purchased pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)
A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall describe the applicable Change in Law, the resulting costs incurred or reduction suffered (including a calculation thereof), certifying that such Lender is generally charging such amounts to similarly situated borrowers and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.
(d)
Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or any Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section 2.15 shall be available to each Lender and the respective Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided that if, after the payment of any amounts by the Borrower under this Section 2.15, any Change in Law in respect of which a payment was made is thereafter determined to be invalid or inapplicable to the relevant Lender or Issuing Bank, then such Lender or Issuing Bank shall, within 30 days after such determination, repay any amounts paid to it by the Borrower hereunder in respect of such Change in Law.
(e)
Notwithstanding anything in this Section 2.15 to the contrary, this Section 2.15 shall not apply to any Change in Law with respect to Taxes, which shall be governed exclusively by Section 2.21.
Section 2.16.
Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any SOFR Loan, Eurocurrency Rate Loan, any SONIA Loan or any CDOR Rate Loan or to give effect to its obligations as contemplated hereby with respect to any SOFR Loan, Eurocurrency Rate Loan, any SONIA Loan or any CDOR Rate Loan, then, by written notice to the Borrower and to the Administrative Agent:
(i)
such Lender may declare (A) that SOFR Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into SOFR Loans, (B) that Eurocurrency Rate Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods), (C) if the affected currency is Sterling, that SONIA Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder and (D) if the affected currency is Canadian Dollars, that CDOR Rate Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and, Canadian Prime Rate Loans will not thereafter (for such duration) be converted into CDOR Rate Loans, in each case, whereupon any request for a SOFR Borrowing, Eurocurrency Rate Borrowing, a SONIA Borrowing or CDOR Rate Borrowing (or (x) in the case of a Borrowing of US Dollar-Denominated Loans if US Dollars are the affected currency, convert an ABR

Borrowing to a SOFR Borrowing or to continue a SOFR Borrowing for an additional Interest Period and (y) in the case of a Borrowing of Canadian Dollar-Denominated Loans if Canadian Dollars are the affected currency, convert a Canadian Prime Rate Borrowing to a CDOR Rate Borrowing or to continue a CDOR Rate Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for (x) in the case of US Dollar-Denominated Loans if the affected currency is US Dollars, an ABR Loan, (y), in the case of Canadian Dollar-Denominated Loans if the affected currency is Canadian Dollars, a Canadian Prime Rate Loan or (z) in the case of Alternate Currency-Denominated Loans if the affected currency is an Alternate Currency, a Loan in such currency bearing interest at an alternative interest rate mutually acceptable to the Borrower and such Lender, in each case, unless such declaration shall be subsequently withdrawn;
(ii)
such Lender may require that (A) if US Dollars is the affected currency, all outstanding SOFR Loans made by such Lender shall be converted to ABR Loans, (B) if Canadian Dollars is the affected currency, all outstanding CDOR Rate Loans made by such Lender shall be converted to Canadian Prime Rate Loans and (C) if an Alternate Currency (other than Canadian Dollars) is the affected currency, such Loans denominated in such currency convert to Loans bearing interest at an alternative rate mutually acceptable to the Borrower and such Lender, in which event all such Loans shall be automatically so converted as of the effective date of such notice as provided in paragraph (b) below; and
(iii)
if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exists (which notice such Lender agrees to give promptly).

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the SOFR Loans, Eurocurrency Rate Loans, SONIA Loan or CDOR Rate Loans, as applicable, that would have been made by such Lender or the converted SOFR Loans, Eurocurrency Rate Loans or CDOR Rate Loans, of such Lender shall instead be applied to repay the Loans made by such Lender in lieu of, or resulting from the conversion of, such SOFR Loans, Eurocurrency Rate Loans or CDOR Rate Loans, as applicable.

(b)
For purposes of this Section 2.16, a notice to the Borrower by any Lender shall be effective as to each affected SOFR Loan, Eurocurrency Rate Loan or CDOR Rate Loans, as applicable, made by such Lender, if lawful, on the last day of the Interest Period then applicable to such SOFR Loan, Eurocurrency Rate Loan or CDOR Rate Loan, as applicable; in all other cases such notice shall be effective on the date of receipt by the Borrower. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain the affected SOFR Loans, Eurocurrency Rate Loans, SONIA Loans or CDOR Rate Loans, as applicable, or give effect to its obligations as contemplated hereby with respect to the affected SOFR Loan, Eurocurrency Rate Loan, SONIA Loan or CDOR Rate Loan, as applicable.
Section 2.17.
Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any SOFR Loan, Eurocurrency Rate Loan or CDOR Rate Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any SOFR Loan to an ABR Loan, or the conversion of the Interest Period with respect to any SOFR Loan or Eurocurrency Rate Loan, in each case other than on the last day of the Interest Period in effect therefor, (iii) the conversion of any CDOR Rate Loan to a Canadian Prime Rate Loan, or the conversion of the Interest Period with respect to any CDOR Rate Loan, in each case other than on the last day of the Interest Period in effect therefor or (iv) any SOFR Loan,

Eurocurrency Rate Loan or CDOR Rate Loan to be made by such Lender (including any SOFR Loan, Eurocurrency Rate Loan or CDOR Rate Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period (exclusive of any loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.17 shall be delivered to the Borrower and shall be conclusive absent manifest error.
Section 2.18.
Pro Rata Treatment. Except as provided below in this Section 2.18 with respect to Swingline Loans and as required or contemplated under Sections 2.15, 2.16, 2.17, 2.21, 2.22, 2.26, 2.27 and/or 9.04(k), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of a Commitment Fee and an L/C Participation Fee and each reduction of the Revolving Credit Commitments under a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the relevant Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their respective applicable outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the relevant Lenders at any time (but subject to the last sentence of Section 2.05(a)), each outstanding Swingline Loan shall be deemed to have utilized the relevant Revolving Credit Commitments of such Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
Section 2.19.
Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any relevant Loan or L/C Disbursement as a result of which the unpaid principal portion of its relevant Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the relevant Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other relevant Lender at face value, and shall promptly pay to such other relevant Lender the purchase price for, a participation in the relevant Loans and L/C Exposure of such other relevant Lender, so that the aggregate unpaid principal amount of the relevant Loans and L/C Exposure and participations in relevant Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all relevant Loans and L/C Exposure then outstanding as the principal amount of its relevant Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all relevant Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.19 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.19 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.
Section 2.20.
Payments. The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m. on the date when due in the Applicable Currency and (x) in immediately available funds or (y) such other form of consideration as the relevant recipient may agree; provided that in the case of this clause (y), such other form of consideration is offered as payment in lieu of immediately available funds to each other Lender then entitled to pro rata treatment pursuant to Section 2.18 with respect to such payment, in each case, without setoff (except as otherwise provided herein), defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the relevant Issuing Bank, (ii) principal of and interest on Swingline Loans, which shall be paid directly to the relevant Swingline Lender, except as otherwise provided in Section 2.23(e)) and (iii) amounts payable under Section 2.15, 2.17, 2.21 or 2.22, which shall be paid directly to the Person entitled thereto) shall be made to the Administrative Agent at its office (the “Payment Office”) at 100 Plaza One, 8th Floor, Jersey City, NJ 07311-3901, Attention of: Dusan Lazarov (Phone No. [Omitted], Fax No. [Omitted], Email: [Omitted]), or such other address as the Administrative Agent may direct in writing to the Borrower from time to time. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.
Section 2.21.
Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Loan Party shall make such deductions or withholdings and (iii) the Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)
In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)
The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes (but not Other Taxes) were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be under any obligation to compensate the Administrative Agent, any Lender or any Issuing Bank under this paragraph (c) with respect to any Indemnified Taxes or Other Taxes incurred more than 180 days prior to the date that such Person demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, further, that if the circumstance giving rise to such Indemnified Tax or Other Tax is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(d)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)
Each Foreign Lender shall (a) furnish to the Borrower (with a copy to the Administrative Agent) on or before the date it becomes a party to the Agreement either (i) 2 accurate and complete originally executed copies of U.S. Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), (ii) 2 accurate and complete originally executed copies of IRS Form W-8ECI (or successor form) or (iii) 2 accurate and complete originally executed copies of IRS Form W-8IMY (or successor form) together with any required attachments, certifying, in any case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder and (b) provide to the Borrower (with a copy to the Administrative Agent) a new Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), Form W-8ECI (or successor form) or Form W-8IMY (or successor form) together with any required attachments upon (i) the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder, (ii) the occurrence of any event requiring a change in the most recent form previously delivered by it and (iii) from time to time if requested by the Borrower or the Administrative Agent; provided that any Foreign Lender that is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit E together with a Form W-8BEN or IRS Form W-8BEN-E, as applicable. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.
(f)
Any Lender or Issuing Bank that is a United States Person, as defined in Section 7701(a)(30) of the Code, shall (unless such Lender or Issuing Bank may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii)(A)(1)) deliver to the Borrower (with a copy to the Administrative Agent), at the times specified in Section 2.21(e), two accurate and complete original signed copies of IRS Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States back-up withholding requirements.
(g)
If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that (i) the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority and (ii) nothing herein contained shall interfere with the right of a Lender or the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or the Administrative Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or the Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(h)
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent, to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For the avoidance of doubt, the term “Lender” for purposes of this Section 2.21(h) shall include the Administrative Agent and any Issuing Bank.
Section 2.22.
Assignment of Commitments and Loans under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank requests compensation pursuant to Section 2.15, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.16, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.21, (iv) any Lender shall become a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of all affected Lenders in accordance with the terms of Section 9.08 or all the Lenders with respect to a certain Class of Loans or Commitments and such amendment, waiver or other modification is consented to by the Required Lenders (or a majority of the affected Lenders or the Lenders with respect to the relevant Class of Loans or Commitments) (any such Lender, a “Non-Consenting Lender”), the Borrower may, at its sole cost and expense, upon notice to such Lender or such Issuing Bank, as the case may be, and the Administrative Agent, either:

(x) replace such Lender or Issuing Bank, as the case may be, by causing such Lender or Issuing Bank to (and such Lender or Issuing Bank shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans plus any accrued and unpaid interest and fees pursuant to Section 9.04 (with the assignment fee to be waived in such instance) all of its relevant rights and obligations under this Agreement to one or more Persons (which Persons shall otherwise be subject to the approval rights set forth in Section 9.04(b)); provided that (A) the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree, (B) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.21, such assignment will result in a reduction in such compensation or payments; or

(y) terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (1) in the case of a Lender (other than an Issuing Bank), repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an Issuing Bank, repay all Obligations of the Borrower owing to such Issuing Bank relating to the Loans and participations held by the Issuing Bank as of such termination date other than any Obligations pertaining to any Subject Letters of Credit.

Notwithstanding anything to the contrary contained above in this Section 2.22, unless an Issuing Bank is removed and replaced with a successor Issuing Bank at the time the Borrower exercises its rights under this Section 2.22 (in which case the provisions of Section 2.25(i), as applicable, shall apply), any Issuing Bank having undrawn Letters of Credit issued by it (the “Subject Letters of Credit”) whose Commitments and Obligations are to be repaid or terminated pursuant to the foregoing provisions of this Section 2.22 shall (x) remain a party hereto until the expiration or termination of the Subject Letters of Credit, (y) not issue (or be required to issue) any further Letters of Credit hereunder and (z) continue to have all rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents solely with respect to the Subject Letters of Credit until all of the Subject Letters of Credit have expired, been terminated or become subject to an L/C Backstop (including all rights of reimbursement pursuant to Sections 2.25(d), (e), (f) and (h) for any L/C Disbursement made by such Issuing Bank and all voting rights of an Issuing Bank (but such voting rights shall be limited to pertain solely to L/C Disbursements in respect of the Subject Letters of Credit, any Fee payable to the Issuing Bank in respect of the Subject Letters of Credit, and the rights or duties of the Issuing Bank in respect of the Subject Letters of Credit), but excluding any consent rights as an Issuing Bank under Section 9.04(b)).

Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 2.22.

(b)
If (i) any Lender or any Issuing Bank requests compensation under Section 2.15, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.16 or (iii) the Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, pursuant to Section 2.21, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be material) (x) to file any certificate or document reasonably requested by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.15 or enable it to withdraw its notice pursuant to Section 2.16 or would reduce amounts payable pursuant to Section 2.21, as the case may be, in the future.
Section 2.23.
Swingline Loans. (a) Subject to the terms and conditions herein set forth, the Swingline Lender agrees to make loans to the Borrower in the Available Currency requested by the Borrower at any time and from time to time on or after the Effective Date and until the termination of its Swingline Commitment in an aggregate Principal Amount at any time outstanding that will not result in (x) the Principal Amount of all Swingline Loans exceeding $100,000,000 in the aggregate or (y) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit Commitment; provided that notwithstanding the foregoing, no Swingline Lender shall be obligated to make any Swingline Loans at a time when a Revolving Credit Lender, as the case may be, is a Defaulting Lender, unless such Swingline Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Swingline Lender’s risk with respect to the Defaulting Lender’s participation in such Swingline Loans, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Percentage of the outstanding amount of Swingline Loans, as the case may be (which Cash Collateralization may be made with the proceeds of a simultaneous borrowing of additional Swingline Loans incurred from Non-Defaulting Lenders and otherwise in compliance with the provisions of this Section 2.23). Each Swingline Loan shall be in a principal amount not less than the Minimum Applicable Borrowing Amount. Each Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder subject to the terms, conditions and limitations set forth herein.
(b)
The Borrower shall notify the applicable Swingline Lender by fax, or by telephone (promptly confirmed by fax), not later than 1:00 p.m. on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. Each Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account designated by the Borrower promptly on the date such Swingline Loan is so requested.
(c)
The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan made to it, in whole or in part, upon giving written or fax notice by the Borrower (or telephone notice promptly confirmed by written, or fax notice) to the relevant Swingline Lender before 1:00 p.m. on the date of prepayment at such Swingline Lender’s address for notices specified in Section 9.01; provided that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)
Each Swingline Loan shall be an ABR Loan (if such Loan is a US Dollar-Denominated Loan) or a Canadian Prime Rate Loan (if such Loan is a Canadian Dollar-Denominated Loan) and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a) or (b), as the case may be.

(e)
The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m. on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount (and the relevant currency) of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent in the Applicable Currency, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swingline Loan. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.23(e) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this Section 2.23(e) by wire transfer of immediately available funds in the Applicable Currency, in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Lender in the relevant Available Currency (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.23(e) and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent and be distributed by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this Section 2.23(e) and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section 2.23(e) shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.
Section 2.24.
[Reserved].
Section 2.25.
Letters of Credit. (a) The Borrower may request the issuance of Letters of Credit on a sight basis for its own account or for the account of any of its subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time on or after the Effective Date and prior to the earlier to occur of (i) the termination of its L/C Commitment and (ii) the date that is five Business Days prior to the latest Revolving Credit Maturity Date. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or if any Letter of Credit requested to be issued (or amended, as applicable) would have a stated expiry date after the next Revolving Credit Maturity Date and the aggregate face amount of all Letters of Credit having stated expiry dates after such Revolving Credit Maturity Date would exceed the amount of the Revolving Credit Commitments that have maturities after such Revolving Credit Maturity Date, unless, with the consent of the relevant Issuing Bank, the Borrower provides Cash Collateral in respect of such overage. Letters of Credit may be denominated in one or more Available Currencies. On the Effective Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents and for all purposes hereof will be deemed to have been issued on the Effective Date.
(b)
In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall deliver a notice (a “Letter of Credit Application”) to the relevant Issuing Bank and the Administrative Agent (reasonably, and in any event, unless waived by the relevant Issuing Bank, no later than two Business Days in advance of the requested date of issuance, amendment, renewal or extension) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended and specifying (i) the date of issuance, amendment, renewal or extension, (ii) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), (iii) the amount of such

Letter of Credit, if applicable pursuant to Section 1.10, (iv) the Available Currency in which such Letter of Credit is requested to be denominated, (v) the name and address of the beneficiary thereof and (vi) such other information as the relevant Issuing Bank may request with respect to such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $70,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. Promptly after receipt of any Letter of Credit Application, the relevant Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)
Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the latest Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date (such date of expiration, the “Letter of Credit Expiration Date”) or an L/C Backstop exists with respect to such Letter of Credit; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit (an “Auto-Renewal Letter of Credit”) shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the latest Revolving Credit Maturity Date unless an L/C Backstop exists with respect to Revolving Credit Commitments) unless the relevant Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable Letter of Credit Expiration Date that such Letter of Credit will not be renewed. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant Issuing Bank shall not permit any such renewal if (i) the relevant Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.25(l) or otherwise) or (ii) it has received notice (which may be by telephone or in writing) five Business Days prior to the day that is 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable Letter of Credit Expiration Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied.
(d)
By the issuance of a Letter of Credit and without any further action on the part of a Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(g). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Upon any change in the Revolving Credit Commitments or Pro Rata Percentages of the Revolving Credit Lenders pursuant to Section 2.22 or 9.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed L/C

Disbursements relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.25(d) to reflect the new Pro Rata Percentages of each Revolving Credit Lender.
(e)
If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on the immediately following Business Day. In the case of a Letter of Credit denominated in an Alternate Currency, the Borrower shall reimburse the relevant Issuing Bank in the relevant Alternate Currency on the date of such L/C Disbursement. The Issuing Bank shall notify the Borrower of the amount of the drawing promptly following the determination thereof.
(f)
(i) The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, including any defense based on the failure of any draft or other document presented under a Letter of Credit to comply with the terms of such Letter of Credit; provided that the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank as a result of the Issuing Bank’s gross negligence, bad faith, willful misconduct or breach of its obligations in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(ii)
Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, any Related Party of such Issuing Bank nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for (x) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (y) any action taken or omitted in the absence of gross negligence or willful misconduct or (z) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.
(g)
The relevant Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The relevant Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.
(h)
If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on the same day that such L/C Disbursement is made, the unpaid amount thereof shall bear interest for the account of an Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(g), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.
(i)
An Issuing Bank may be removed at any time by the Borrower by notice from the Borrower to such Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank (which Lender shall be reasonably acceptable to the Administrative Agent), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such removal, but shall not be required to issue additional Letters of Credit.
(j)
If the maturity of any of the Loans under the Credit Facilities has been accelerated and the Borrower shall have received notice from the Administrative Agent or the Required Lenders, the Borrower shall deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall (i) first, automatically be applied by the Administrative Agent to reimburse relevant Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) second, be held for the satisfaction of the reimbursement obligations of the Borrower for L/C Exposure at such time and (iii) third, subject to the consent of the Required Lenders, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the acceleration of the Loans under the Credit Facilities, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days to the extent any such acceleration has been rescinded.
(k)
The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Revolving Credit Lenders to act as an issuing bank under the terms of this Agreement. Any Revolving Credit Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Revolving Credit Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.
(l)
An Issuing Bank shall be under no obligation to issue any Letter of Credit if:
(i)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular;
(ii)
the issuance of such Letter of Credit would violate any applicable laws binding upon such Issuing Bank; or
(iii)
any Revolving Credit Lender is a Defaulting Lender at such time, unless such Issuing Bank has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Percentage of the L/C Exposure.
(m)
Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict or inconsistency between the terms hereof and the terms of any Letter of Credit Application, reimbursement agreement or similar agreement, the terms hereof shall control and no Issuing Bank shall have any greater rights and remedies than the rights and remedies set forth herein.
Section 2.26.
Incremental Credit Extensions. (a) The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (specifying which Class of Classes of Loans are affected, whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional Series of term loans under this Section 2.26 to be made available to the Borrower or an increase in the amount of the Initial Term Loans, any Incremental Term Loans or any Other Term Loans (any such new additional tranche, series or increase, an “Incremental Term Facility”, and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and (ii) (x) one or more increases in the amount of the Revolving Credit Commitments under this Section 2.26 (each such increase, a “Revolving Commitment Increase”) and (y) one or more additional Series of incremental revolving credit commitments under this Section 2.26 to be made available to the Borrower (the “Incremental Revolving Credit Commitments”, with any Incremental Revolving Credit Commitments, any Revolving Commitment Increases and any Incremental Term Facility being collectively called a “Credit Increase”); provided:
(i)
each Credit Increase shall be in an aggregate principal amount that is not less than $5,000,000 (or such lower amount that either (A) represents all remaining availability under the limit set forth in the next sentence or (B) is acceptable to the Administrative Agent);
(ii)
the aggregate amount of the Credit Increases under this Section 2.26, together with the aggregate initial principal amount of all Permitted First Priority Incremental Equivalent Debt, Permitted Junior Priority Incremental Equivalent Debt and Permitted Unsecured Incremental Equivalent Debt, shall not exceed the Maximum Incremental Amount;
(iii)
each Incremental Term Loan shall:
(A)
rank pari passu or (except with respect to an increase to any existing Class of Term Loans permitted hereunder) junior in right of payment and of security with the Initial Term Loans and any other then existing Class of Term Loans that are pari passu in right of payment and security therewith (so long as, in the case of any such Incremental Term Loans ranking junior in right of payment or security, such Incremental Term Loans shall be subject to an applicable Intercreditor Agreement),
(B)
other than with respect to the Inside Maturity Amount, not mature earlier than the Latest Maturity Date then in effect and have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of any other outstanding Class of Term Loans (provided that, for the purpose of calculating the Weighted Average Life to Maturity of any Incremental Term Loan ranking pari passu in right of security to any such Class of Term Loans, amortization of such Incremental Term Loan shall be disregarded if (and only if) it does not exceed 0.25% per fiscal quarter), and
(C)
be treated in the same manner as each existing Class of Term Loans with which such Incremental Term Loan ranks pari passu in right of payment and of security for purposes of Section 2.13(f), unless the relevant Lender in respect of such Incremental Term Loan elects lesser treatment; provided, however, that (x) subject to rights to make Restricted Payments hereunder, no voluntary or mandatory prepayments of Incremental Term Loans ranking junior in right of payment or security shall be permitted prior to the repayment in full of all Obligations ranking senior in right of payment or security thereto (but in the case of such Obligations, only to the extent the Indebtedness giving rise to such Obligations was outstanding at the time of incurrence of such Incremental Term Loans) and (y) the Borrower may elect to structure any such Incremental Term Loans ranking junior in right of security to the Loans and Commitments of the Borrower hereunder under a separate credit facility, so long as such other credit facility (i) otherwise complies with the provisions of this Section 2.26 and (ii) except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Incremental Term Loan, if not substantially consistent with those applicable to any then-existing Term Loans, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Incremental Term Loan than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Incremental Term Loan (A) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (B) any covenants or provisions which are then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower) and/or (C) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent), and
(D)
bear interest as agreed by the Borrower and the applicable Lenders; provided, in the case of any such Incremental Term Loan that is in the form of syndicated term loans and is (A) incurred prior to the 6 month anniversary of the Effective Date (B) pari passu with the Initial Term Loans in right of payment and with respect to security, (C) originally incurred in reliance on clause (e) of the definition of “Maximum Incremental Amount” and (D) scheduled to mature prior to the date that is one year after the Maturity Date applicable to the Initial Term Loans, the Effective Yield applicable thereto will not be more than 0.75% per annum higher than the Effective Yield in respect of the Initial Term Loans unless the Applicable Percentage (and/or, as provided in the proviso below, the Alternate Base Rate floor or the Floor) with respect to the Initial Term Loans is adjusted such that the Effective Yield applicable to any Initial Term Loans is not more than 0.75% per annum less than the Effective Yield with respect to such Indebtedness; provided, further, that any increase in Effective Yield applicable to any Initial Term Loan due to the application or imposition of an Alternate Base Rate floor or adjustment to the Term SOFR floor on any such Indebtedness may, at the election of the Borrower (in its sole discretion), be effected solely through an increase in any Alternate Base Rate floor or the Floor applicable to such Initial Term Loan, and
(iv)
each Incremental Revolving Credit Commitment (and related Incremental Revolving Loans) shall:
(A)
rank pari passu in right of payment and of security with the Initial Revolving Loans,
(B)
not mature (or require commitment reductions) earlier than the Latest Maturity Date with respect to Revolving Credit Commitments then in effect, and
(C)
be treated in the same manner as the Initial Revolving Loans for purposes of Section 2.13(f), unless the relevant Lender in respect of such Incremental Revolving Credit Commitments elects lesser treatment; provided, however, the Borrower may elect to structure any such Incremental Revolving Loans ranking junior in right of security to the Loans and Commitments of the Borrower hereunder under a separate credit facility, so long as such other credit facility (i) otherwise complies with the provisions of this Section 2.26 and

(ii) except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Incremental Revolving Credit Commitments, if not substantially consistent with those applicable to any then-existing Revolving Credit Commitments, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Incremental Revolving Credit Commitments than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Incremental Revolving Credit Commitments (A) which are applicable only after the then-existing Latest Maturity Date applicable to the Revolving Credit Commitments, (B) any covenants or provisions which are then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower) and/or (C) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Revolving Credit Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent), and
(D)
bear interest as agreed by the Borrower and the applicable Lenders, and
(v)
each notice from the Borrower pursuant to this Section 2.26 shall set forth the requested amount and proposed terms of the relevant Credit Increases. Incremental Term Loans may be made, and Revolving Commitment Increases and Incremental Revolving Credit Commitments may be provided, by any existing Lender with Loans and/or Commitments under the relevant Class or by any Additional Lender.
(b)
(i) Commitments in respect of Credit Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment, as the case may be) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.
(ii)
The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.26.
(iii)
The Borrower may use the proceeds of any Credit Increase for any purpose not prohibited by this Agreement (it being understood that Section 5.08 imposes limitations on the use of proceeds of certain Credit Increases as specified therein).
(iv)
No Lender shall be obligated to provide any Credit Increases unless it so agrees in its sole discretion.
(v)
On the date of the making of any Incremental Term Loans that will be added to any Class of Initial Term Loans, other Incremental Term Loans or Other Term Loans, and notwithstanding anything to the contrary set forth in Section 2.03 or Section 2.06, such Incremental Term Loans shall be added to (and constitute a part of) each borrowing of outstanding Initial Term Loans, other Incremental Term Loans or Other Term Loans, as applicable, of the same type with the same Interest Period of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender will participate proportionately in each then outstanding borrowing of Initial Term Loans, other Incremental Term Loans or Other Term Loans, as applicable, of the same type with the same Interest Period of the respective Class.

(vi)
Upon each increase in the Revolving Credit Commitments of a given Class pursuant to a Revolving Commitment Increase as provided in this Section 2.26:
(A)
each Revolving Credit Lender with a Revolving Credit Commitment of such affected Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of such Revolving Commitment Increase for such Class (each, a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans representing a utilization of such Class of Revolving Credit Commitments such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (I) participations hereunder in the relevant Letters of Credit and (II) participations hereunder in the relevant Swingline Loans held by each Revolving Credit Lender with a Revolving Credit Commitment of such affected Class (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments under such affected Class of all relevant Revolving Credit Lenders represented by such Revolving Credit Lender’s relevant Revolving Credit Commitment, and
(B)
if, on the date of such Revolving Commitment Increase, there are any Revolving Loans of such affected Class outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans of such Class made hereunder (reflecting such increase in the applicable Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans of such Class being prepaid and any costs incurred by any Lender in accordance with Section 2.17.
(vii)
Upon each addition of an Incremental Revolving Credit Commitment pursuant to this Section 2.26 if, on the date of such addition, there is any Revolving Credit Exposure then outstanding, then (i) any existing Revolving Loans, as the case may be, shall be prepaid with the proceeds of newly incurred Incremental Revolving Loans, as the case may be, and (ii) participations hereunder in the relevant Letters of Credit and Swingline Loans hereunder shall be adjusted, in each case such that all Revolving Credit Lenders, as the case may be, participate in each Revolving Credit Borrowing, L/C Exposure and Swingline Exposure, as the case may be, in accordance with their applicable Pro Rata Percentages (with any such prepayment to be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.17).
(c)
No Credit Increase shall (i) be guaranteed by any Person which is not a Loan Party or (ii) be secured by any property or assets other than the Collateral.
(d)
This Section 2.26 shall supersede any provisions in Sections 2.18, 2.19 and 9.08 to the contrary.
(e)
Each Lender or Additional Lender providing a portion of any Credit Increase shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Credit Increase. On the effective date of such Credit Increase, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.
(f)
As a condition precedent to the effectiveness of any Credit Increase or the making of any Incremental Term Loans or Incremental Revolving Loans, (A) upon its request, the Administrative Agent shall have received customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (B) the Administrative Agent shall have received, from each Additional Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Additional Lender, and the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Credit Increase and (C) the Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer thereof:
(i)
certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower approving or consenting to such Credit Increase, and
(ii)
to the extent requested by the Lenders providing such Credit Increase, certifying that no Event of Default has occurred and is continuing.
(g)
Notwithstanding anything to the contrary in this Section 2.26 or in any other provision of any Loan Document, if the proceeds of any Credit Increase are intended to be applied to finance any permitted Investment that constitutes a third party acquisition (other than an intercompany Investment)), and the Lenders or Additional Lenders providing such Credit Increase so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.
Section 2.27.
Refinancing Amendments. (a) At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (x) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (x) will be deemed to include any then outstanding Other Term Loans and Incremental Term Loans) and/or (y) all or any portion of the Revolving Loans (or Unused Revolving Credit Commitments) under a given Class under this Agreement (which for purposes of this clause (y) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Credit Commitments), in the form of Other Revolving Credit Commitments and Other Revolving Loans, in each case pursuant to a Refinancing Amendment; provided that:
(i)
such Credit Agreement Refinancing Indebtedness will rank pari passu in right of payment and of security with, or at the option of the Borrower, may be junior in right of payment and/or security to the other Loans and Commitments of the Borrower hereunder (so long as, in the case of any such Credit Agreement Refinancing Indebtedness ranking junior in right of payment or security, such Credit Agreement Refinancing Indebtedness shall be subject to the Second Lien Intercreditor Agreement or another Intercreditor Agreement, as applicable),
(ii)
such Credit Agreement Refinancing Indebtedness will have such pricing and call protection terms as may be agreed by the Borrower and the Lenders thereof,
(iii)
in the case of Credit Agreement Refinancing Indebtedness in the form of Other Term Loans, each Class of Other Term Loans shall be prepaid and repaid on a pro rata basis with all voluntary prepayments and mandatory prepayments (but not amortization payments) of the other Classes of Term Loans, except (1) as provided in the proviso appearing in Section 2.12(b)(i) and (2) the applicable Lenders and Additional Lenders providing any Class of Other Term Loans may elect in any given Refinancing Amendment to receive less than ratable treatment with respect to such prepayments,
(iv)
in the case of any Other Term Loans ranking junior in right of payment or security, limitations on voluntary and mandatory prepayments of the type described in Section 2.26 which are applicable to Incremental Term Loans ranking junior in right of payment or security shall also apply to such Other Term Loans,
(v)
in the case of any Other Revolving Credit Commitments (and related Revolving Credit Exposure) ranking junior in right of payment or security, appropriate adjustments shall be made to this Agreement (including, without limitation, Sections 2.09, 2.12, and 2.13) to reflect the junior status of such Other Revolving Credit Commitments (and related Revolving Credit Exposure) and to provide separate junior letter of credit and swingline subfacilities that do not share ratably in the L/C Exposure and/or the Swingline Exposure, as applicable, and
(vi)
except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Credit Agreement Refinancing Indebtedness, if not substantially consistent with those applicable to any then-existing Term Loans or Revolving Loans (or Unused Revolving Credit Commitments), as applicable, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Credit Agreement Refinancing Indebtedness than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Credit Agreement Refinancing Indebtedness (A) which are applicable only after the then-existing Latest Maturity Date applicable to such Term Loans or Revolving Loans (or Unused Revolving Credit Commitments), as applicable, (B) any covenants or provisions which are then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower) and/or (C) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of such Term Loans or Revolving Loans (or Unused Revolving Credit Commitments) or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent); provided, however, that the Borrower may elect to structure any such Credit Agreement Refinancing Indebtedness ranking junior in right of security to the other Loans and Commitments of the Borrower hereunder under a separate credit facility, so long as such other credit facility otherwise complies with the provisions of this Section 2.27.
(b)
The effectiveness of any Refinancing Amendment shall be subject to the satisfaction of such other conditions as may be agreed by the Borrower and the Lenders providing such Credit Agreement Refinancing Indebtedness and set forth in a Refinancing Amendment and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Collateral Agent (including, to the extent reasonably necessary, mortgage amendments) in order to ensure that the Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.
(c)
Any Other Term Loans and/or Other Revolving Credit Commitments (any corresponding Revolving Credit Exposure) converted from or exchanged for (or the proceeds of which are used to refinance) any then-existing Term Loans or then-existing Revolving Credit Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any then-existing Class of Term Loans of the Borrower or any previously established Class or Series of Other Term Loans or Other Revolving Credit Commitments, as applicable.
(d)
Each Class or Series of Credit Agreement Refinancing Indebtedness incurred under this Section 2.27 shall be in an aggregate principal amount that is not less than $20,000,000 (or such lesser amount to which the Administrative Agent may agree.
(e)
Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swingline Loans, pursuant to any Other Revolving Credit Commitment established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the then-existing Revolving Credit Commitments (it being understood that such Letters of Credit or Swingline Loans may have different pricing and maturity dates, but shall otherwise be treated as though they are a part of a single letter of credit or swingline facility, as applicable, with the then-existing Revolving Credit Commitments) or otherwise reasonably acceptable to the Administrative Agent and any applicable swingline lender or letter of credit issuer.

(f)
The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment (each, a “Refinancing Effective Date”).
(g)
On any Refinancing Effective Date on which Other Revolving Credit Commitments are implemented pursuant to a Refinancing Amendment, subject to the satisfaction of the foregoing terms and conditions, (i) the Revolving Loans of any existing Revolving Credit Lender who is providing such Other Revolving Credit Commitment on such date and whose related existing Revolving Credit Commitment is being reduced on such date pursuant to Section 2.09(c), in connection therewith shall be converted into Other Revolving Loans under such Lender’s new Other Revolving Credit Commitment being provided on such date in the same ratio as (x) the amount of such Lender’s applicable new Other Revolving Credit Commitment bears to (y) the aggregate amount of such Lender’s existing Revolving Credit Commitment prior to any reduction of such Lender’s existing Revolving Credit Commitment pursuant to Section 2.09(c), in connection therewith and (ii) if such new Other Revolving Credit Commitments are to be made a part of any then-existing Class of Other Revolving Credit Commitments each of the Revolving Credit Lenders with Other Revolving Credit Commitments under such combined Class shall purchase from each of the other Lenders with Other Revolving Credit Commitments thereunder at the principal amount thereof, such interests in the Other Revolving Loans under such Class of Other Revolving Credit Commitments so converted or outstanding on such Refinancing Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Other Revolving Loans of such Class will be held by all Revolving Credit Lenders with such Class of Other Revolving Credit Commitments ratably in accordance with their respective Other Revolving Credit Commitments of such Class.
(h)
Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.27 and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment, and this Section 2.27 shall supersede any provisions in Section 2.18, 2.19 or 9.08 to the contrary.
ARTICLE III

Representations and Warranties

The Borrower represents and warrants (it being understood that, for purposes of the representations and warranties made in the Loan Documents on the Effective Date, such representations and warranties shall be construed as though the Transactions have been consummated) to the Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders that:

Section 3.01.
Organization; Powers. The Borrower and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and in good standing (where relevant) under the laws of the jurisdiction of its organization or formation, except where the failure to exist (other than in the case of the Borrower) or be in good standing could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing (where relevant) in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party.
Section 3.02.
Authorization. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action, (b) will not violate any provision of (i) any applicable law, statute, rule or regulation or order of any Governmental Authority, (ii) the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party or (iii) any indenture, agreement or other instrument to which the Borrower or any of its Restricted Subsidiaries is a party or by which any of them or any of their property is bound, (c) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under any indenture, agreement or other instrument or (d) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (other than Permitted Liens), except, with respect to clauses (b)(i), (b)(iii), (c) or (d) above to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.
Section 3.03.
Enforceability. This Agreement and each other Loan Document (when delivered) have been duly executed and delivered by each Loan Party party thereto. This Agreement and each other Loan Document delivered on the Effective Date constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.
Section 3.04.
Governmental Approvals. Except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Loan Documents, except for (a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and (b) such as have been made or obtained and are in full force and effect.
Section 3.05.
Financial Statements. The financial statements most recently provided pursuant to Section 5.04(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein, and subject, in the case of financial statements provided pursuant to Section 5.04(a), to the absence of footnotes and normal year-end adjustments.
Section 3.06.
No Material Adverse Change. Since December 31, 2017, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, a Material Adverse Effect.
Section 3.07.
Title to Properties. Each of the Borrower and its Restricted Subsidiaries has good and indefeasible title in fee simple to, or valid leasehold interests in, all its material properties and assets other than (i) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes or (ii) where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such material properties and assets are free and clear of Liens, other than Permitted Liens.
Section 3.08.
Subsidiaries. Schedule 3.08 sets forth as of the Effective Date a list of all subsidiaries of the Borrower, the jurisdiction of their formation or organization, as the case may be, and the percentage ownership interest of such subsidiary’s parent company therein, and such Schedule shall denote which subsidiaries as of the Effective Date are not Subsidiary Guarantors.
Section 3.09.
Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary or any business, property or rights of any such Person that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)
None of the Borrower or any of its Restricted Subsidiaries or any of their respective material properties is in violation of any applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violation or default could reasonably be expected to result in a Material Adverse Effect.
Section 3.10.
Federal Reserve Regulations. (a) None of the Borrower or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
(b)
No part of the proceeds of any Loan or any Letter of Credit will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (ii) for a purpose in violation of Regulation U or Regulation X issued by the Board.
Section 3.11.
Investment Company Act. None of the Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 3.12.
Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all federal, state and other Tax returns required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all Taxes due and payable by it and all material assessments received by it, except for the filing of such returns or the payment of such Taxes and assessments, in each case, that are not overdue by more than 30 days, or if more than 30 days overdue, (i) the amount or validity of which are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP or (ii) with respect to which the failure to so file or pay could not be reasonably expected to have a Material Adverse Effect.
Section 3.13.
No Material Misstatements. As of the Effective Date, to the knowledge of the Borrower, the written information, reports, financial statements, exhibits and schedules furnished (as modified or supplemented by other information so furnished) by or on behalf of the Borrower to the Administrative Agent or the Lenders (other than projections and other forward looking information and information of a general economic and/or industry specific nature and/or any third party report and/or memorandum (but not the written information (other than projections and other forward looking information and information of a general economic and/or industry specific nature) on which such third party report and/or memorandum was based, if such written information was made available to the Administrative Agent or any Lender) on or prior to the Effective Date in connection with the transactions contemplated hereby (taken as a whole) did not and, as of the Effective Date, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.
Section 3.14.
Employee Benefit Plans. No ERISA Event has occurred, or could reasonably be expected to occur, that could reasonably be expected to result in a Material Adverse Effect. Each Pension Plan and/or Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and/or applicable law, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect. No Pension Event has occurred or could reasonably be expected to occur, which could reasonably be expected to result in a Material Adverse Effect.
Section 3.15.
Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) the Borrower and each of its Restricted Subsidiaries are in compliance with all applicable Environmental Laws, and have obtained, and are in compliance with, all permits required of them under applicable Environmental Laws, (ii) there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Restricted Subsidiaries under any Environmental Law, (iii) neither the Borrower nor any of its Restricted Subsidiaries has agreed to assume or accept responsibility, by contract, for any liability of any other Person under Environmental Laws and (iv) there are no facts, circumstances or conditions relating to the past or present business or operations of the Borrower, any of its Restricted Subsidiaries, or any of their respective predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any past or present assets of the Borrower or any of its Restricted Subsidiaries, that could reasonably be expected to result in the Borrower or any Restricted Subsidiary incurring any claim or liability under any Environmental Law.
Section 3.16.
Security Documents. All filings and other actions necessary to perfect the Liens on the Collateral created under, and in the manner contemplated and to the extent required by, the Security Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to the Collateral Agent and the Security Documents create in favor of the Collateral Agent, for the benefit of the relevant Secured Parties, a valid, and together with such filings and other actions, perfected Lien in the relevant Collateral, securing the payment of the relevant Obligations, in each case, having the priority contemplated by and subject to the terms of the relevant Security Documents and the relevant Intercreditor Agreement and subject to Permitted Liens.

Notwithstanding anything herein (including this Section 3.16) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Capital Stock of any Foreign Subsidiary, or as to the rights and remedies of the Collateral Agent or any Lender with respect thereto, under foreign law.

Section 3.17.
Location of Real Property. Schedule 3.17 lists completely and correctly (in all material respects) as of the Effective Date all real property owned by the Borrower and its Restricted Subsidiaries and the addresses thereof, to the extent reasonably available. Except as otherwise provided in Schedule 3.17, the Borrower and its Restricted Subsidiaries own in fee all the real property set forth on such schedule, except to the extent the failure to have such title could not reasonably be expected to result in a Material Adverse Effect.
Section 3.18.
Solvency. On the Effective Date, after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent.
Section 3.19.
[Reserved].
Section 3.20.
[Reserved].
Section 3.21.
Money Laundering and Anti-Terrorism; Anti-Corruption; Sanctions. (a) To the extent applicable, each Loan Party is in compliance in all material respects with the USA PATRIOT Act.
(b)
Except to the extent the relevant violation could reasonably be expected to have a Material Adverse Effect, the Borrower and its subsidiaries, and, to the knowledge of the Borrower, their respective directors, officers, employees and agents, have conducted their businesses in compliance with applicable Anti-Corruption Laws.
(c)
No part of the proceeds of the Loans or any Letter of Credit will be used by the Borrower or its subsidiaries, directly or, to the knowledge of the Borrower, indirectly, (i) in violation of Anti-Corruption Laws, in each case to the extent applicable to the Borrower and its subsidiaries or (ii) in violation of Sanctions.
(d)
None of the Borrower, any of its subsidiaries or, to the knowledge of the Borrower, any director, officer, agent or employee of the Borrower or any of its subsidiaries is a Person that (A) is the target of any Sanctions, or conducts any activities, business or transactions in, or is resident or organized in, a Sanctioned Country unless otherwise authorized or approved by the relevant Sanctions Authority or (B) is directly or indirectly owned or controlled by any Person currently included on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) or the Foreign Sanctions Evaders List (“FSE List”) maintained by the US Treasury Department’s Office of Foreign Assets Control.
ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction (or waiver by the Arrangers and the applicable Issuing Bank in the case of conditions applicable to the Effective Date and in accordance with Section 9.08 thereafter) of the following conditions:

Section 4.01.
All Credit Events after the Effective Date. On the date of the making of each Loan, including the making of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (other than any amendment, extension or renewal that does not increase the maximum face amount of such Letter of Credit) (each such event being called a “Credit Event”; it being understood that the conversion into or continuation of a SOFR Loan, Eurocurrency Rate Loan or a CDOR Rate Loan does not constitute a Credit Event) in each case on and after the Effective Date:
(a)
The Administrative Agent shall have received a notice of such Loan as required by Section 2.03 or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the relevant Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.25(b) or, in the case of the Borrowing of a Swingline Loan, the relevant Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.23(b).
(b)
The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
(c)
At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event after the Effective Date shall be deemed to constitute a representation and warranty by the Borrower to the relevant Lenders and/or Issuing Banks on the date of such Credit Event as to the matters specified in paragraphs (b) and/or (c) of this Section 4.01, as applicable.

Section 4.02.
First Credit Event. On the Effective Date:
(a)
This Agreement shall have been duly executed and delivered by the Borrower.
(b)
The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, an opinion of Weil, Gotshal & Manges LLP, special counsel for the Loan Parties, dated the Effective Date and addressed to each Issuing Bank, the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.
(c)
The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii)

a certificate of the Secretary, Assistant Secretary or other senior officer of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent body) or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that (except in connection with the Transactions) the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or other senior officer executing the certificate pursuant to clause (ii) above.
(d)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, certifying compliance with the condition precedent set forth in Sections 4.01(b) and (c), as applicable.
(e)
The Administrative Agent shall have received (i) to the extent invoiced at least 3 Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower and (ii) all fees required to be paid by the Borrower (which may be netted from the proceeds of the Loans borrowed on the Effective Date), in each case, hereunder, under the Engagement Letter, under the Agency Fee Letter or under any other Loan Document.
(f)
The Security Documents shall have been duly executed and delivered by each Loan Party that is to be a party thereto and shall be in full force and effect, together with:
(i)
certificates and instruments representing the Pledged Collateral (as defined in the Security Agreement) referred to therein accompanied by undated stock powers executed in blank in the case of Capital Stock and instruments endorsed in blank in the case of indebtedness,
(ii)
proper financing statements in form appropriate for filing under the UCC of the respective jurisdiction of organization of each Loan Party and such other jurisdictions that the Administrative Agent may reasonably deem necessary in order to perfect the Liens created under the Security Documents, covering the Collateral described in the Security Documents , and
(iii)
an Intellectual Property Security Agreement for each United States copyright, patent and trademark registration and application that is owned by a Loan Party and constitutes Collateral, duly executed by each applicable Loan Party.
(g)
[Reserved].
(h)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, certifying that the Borrower and its Restricted Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent as of the Effective Date.
(i)
The Lenders shall have received from the Loan Parties at least three (3) Business Days prior to the Effective Date, all documentation and other information reasonably requested in writing no later than ten (10) Business Days prior to the Effective Date, required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(j)
Substantially concurrently with the initial funding of the Loans hereunder, including by use of the proceeds thereof, the Effective Date Refinancing shall be consummated.

(k)
The IPO by shall have been consummated on terms substantially consistent the Form S-1 of the Borrower, including any amendments thereto, and the Administrative Agent shall have received reasonably satisfactory evidence thereof, including a copy of the effective Form S-1 Registration Statement.
ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that until the Termination Date the Borrower will, and will cause each of the Restricted Subsidiaries to:

Section 5.01.
Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence under the laws of its jurisdiction of organization, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.04 or Section 6.05.
(b)
Other than as could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the material rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary or desirable to the conduct of its business, (ii) comply in all material respects with applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including Environmental Laws, ERISA, FCPA, Sanctions and the USA PATRIOT Act), whether now in effect or hereafter enacted, (iii) maintain and preserve all property necessary or desirable to the conduct of such business and keep such property in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, and (iv) from time to time make, or cause to be made, all needed repairs, renewals, additions, improvements and replacements thereto necessary or desirable to the conduct of its business.
Section 5.02.
Insurance. (a) Keep its material insurable properties adequately insured in all material respects at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with Persons in the same or similar businesses operating in the same or similar locations.
(b)
Subject, if applicable, to Section 5.11, cause (i) all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to the extent available on commercially reasonable terms, cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium unless not less than 10 days’ prior written notice thereof is given by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason unless not less than 30 days’ prior written notice thereof is given by the insurer to the Collateral Agent.
(c)
Maintain fully paid flood hazard insurance on all Mortgaged Property with buildings located in a special flood hazard area on such terms and in such amounts as required by the Flood Laws.
Section 5.03.
Taxes. Pay and discharge when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become overdue by more than 30 days; provided, however, that such payment and discharge shall not be required with respect to any such Tax (i) so long as the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been established or (ii) with respect to which the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

Section 5.04.
Financial Statements, Reports, etc. Furnish to the Administrative Agent (who will distribute to each Lender):
(a)
after the Effective Date, within 90 days after the end of each fiscal year (or, in the case of the fiscal year in which the Effective Date occurs, 120 days), its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except as resulting from (A) the impending maturity of any Indebtedness prior to the expiry of the four full fiscal quarter period following the relevant audit date, (B) the breach or anticipated breach of any financial covenant and/or (C) the activities or operations of any Unrestricted Subsidiaries)) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;
(b)
commencing with the fiscal quarter ended March 31, 2018, within 45 days (or, in the case of the fiscal quarter ended March 31, 2018, the fiscal quarter in which the Effective Date occurs and the first full fiscal quarter ending after the Effective Date, 60 days) after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Persons during such fiscal quarter and the then elapsed portion of the fiscal year, and for each fiscal quarter occurring after the first anniversary of the Effective Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by a Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
(c)
concurrently with any delivery of Section 5.04 Financials, a certificate of a Financial Officer of the Borrower setting forth (x) to the extent then in effect, computations in reasonable detail of the Consolidated First Lien Leverage Ratio as of the last day of the fiscal quarter or year, as the case may be, covered by such Section 5.04 Financials and demonstrating compliance with Section 6.10 and (y) in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower’s calculation of Excess Cash Flow; provided that such calculation shall not be required under this clause (y) to the extent no prepayment would be required under Section 2.13(c) with respect to the Fiscal Year to which such financial statements relate;
(d)
[reserved];
(e)
simultaneously with the delivery of the Section 5.04 Financials, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements (but only to the extent such Unrestricted Subsidiaries would not be considered “minor” under Rule 3-10 of Regulation S-X under the Securities Act);
(f)
[reserved];
(g)
after the request by any Lender (through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(h)
promptly, from time to time, such other reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time regarding the financial condition or business of the Borrower and its Restricted Subsidiaries; provided, however, that none of the Borrower nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its subsidiaries or any of their respective customers and/or suppliers, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Borrower or any subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.04(h)); provided that in the event that the Borrower does not provide information that otherwise would be required to be provided hereunder in reliance on the exclusions in this paragraph relating to violation of any obligation of confidentiality, the Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality);
(i)
[reserved]; and
(j)
within the time frame set forth in Section 7.02, on each occasion permitted therein, a Notice of Intent to Cure if a Cure Right will be exercised thereunder.

Information required to be delivered pursuant to this Section 5.04 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a SyndTrak, IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of the Borrower. Information required to be delivered pursuant to this Section 5.04 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Notwithstanding the foregoing, if (i) the Borrower’s financial statements are consolidated with any Parent’s financial statements or (ii) any Parent is subject to periodic reporting requirements of the Securities Exchange Act of 1934 and the Borrower is not, then the requirement to deliver consolidated financial statements of the Borrower and its Restricted Subsidiaries (and the related opinion from independent public accountants) pursuant to Section 5.04(a) and (b) may be satisfied by delivering consolidated financial statements of such Parent (and the related opinion from independent public accountants) accompanied by a schedule showing, in reasonable detail, consolidating adjustments, if any, attributable solely to such Parent and any of their Subsidiaries that are not the Borrower or any of its Restricted Subsidiaries.

Section 5.05.
Notices. Promptly upon any Responsible Officer of the Borrower or any Restricted Subsidiary becoming aware thereof, furnish to the Administrative Agent notice of the following:
(a)
the occurrence of any Event of Default or Default; and
(b)
the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect.
Section 5.06.
Information Regarding Collateral. Furnish to the Administrative Agent notice of any change on or prior to the date that is 90 days following the occurrence of such change (or such later date as may be acceptable to the Administrative Agent in any given case) (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party or (iii) in any Loan Party’s identity or corporate structure (to the extent such change would require a filing or other action to maintain perfection on the Loan Party’s Collateral).

Section 5.07.
Maintaining Records; Access to Properties and Inspections. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made.
(b)
Permit any representatives designated by the Administrative Agent to visit and inspect during normal business hours the financial records and the properties of the Borrower or the Restricted Subsidiaries upon reasonable advance notice, and to make extracts from and copies of such financial records, and permit any such representatives to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that the Administrative Agent shall give the Borrower an opportunity to participate in any discussions with its accountants; provided, further, that in the absence of the existence of an Event of Default, the Administrative Agent shall not exercise its rights under this Section 5.07 more often than two times during any fiscal year and only one such time shall be at the expense of the Borrower and its Restricted Subsidiaries; provided, further, that when an Event of Default exists, the Administrative Agent and their respective designees may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.
Section 5.08.
Use of Proceeds. The proceeds of the Revolving Loans and Swingline Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. The Letters of Credit shall be used solely to support obligations of the Borrower and its subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. The proceeds of any Other Term Loans incurred by a given Borrower will not be used for any purpose other than the repayment of principal and accrued and unpaid interest and premium on other Loans of the Borrower outstanding on the date of incurrence of such Other Term Loans and payment of and fees and expenses incurred, in connection with such Other Term Loans.

The Borrower will not, directly or, to its knowledge, indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Person in a manner that would result in a violation of any Sanctions by the Borrower, any of its subsidiaries or, to the knowledge of the Borrower, any Agent, Issuing Bank (or its designee party to the applicable Letter of Credit), Arranger or Lender.

Section 5.09.
Further Assurances. (a) From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all reasonable actions (including filing UCC and other financing statements but subject to the limitations set forth in the Security Documents), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of perfecting the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any other Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.
(b)
[Reserved].
(c)
With respect to any Restricted Subsidiary that is a Domestic Subsidiary and a Wholly-Owned Subsidiary (other than an Excluded Subsidiary) created or acquired after the Effective Date (which for purposes of this paragraph (c) shall include any existing Restricted Subsidiary that is a Wholly-Owned Subsidiary of the type described above that ceases to be an Excluded Subsidiary), (i) if the event giving rise to the obligation under this Section 5.09(c) occurs during the first three fiscal quarters of any fiscal year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.04(b) for the fiscal quarter in which the relevant event occurred or (ii) if the event giving rise to the obligation under this Section 5.09(c) occurs during the fourth fiscal quarter of any fiscal year, on or before the date that is 60 days after the end of such fiscal quarter (or, in the cases of clauses (i) and (ii), such longer period as the Administrative Agent may reasonably agree), (x) execute and deliver to the Administrative Agent and the Collateral Agent such amendments, supplements or other joinder documentation to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the Collateral Agent, for the benefit of the relevant Secured

Parties, a valid, perfected security interest in the Capital Stock in such new subsidiary that are owned by any of the Loan Parties to the extent the same constitute Collateral under the terms of the Guarantee and Collateral Agreement, (y) deliver to the Collateral Agent the certificates representing any of such Capital Stock that constitute certificated securities, together with undated transfer powers, in blank, executed and delivered by a duly authorized officer of the pledgor and (z) cause such Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, each Intercreditor Agreement then in effect (if applicable) and the Intercompany Subordination Agreement, to the extent applicable and (B) to take such actions necessary to grant to the Collateral Agent, for the benefit of the relevant Secured Parties, a perfected security interest in any assets required to be Collateral pursuant to the Guarantee and Collateral Agreement and each Intellectual Property Security Agreement with respect to such Restricted Subsidiary, including, if applicable, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, any applicable Intellectual Property Security Agreement or as may be reasonably requested by the Administrative Agent or the Collateral Agent.
(d)
With respect to any Capital Stock of any first-tier Foreign Subsidiary that is not an Excluded Subsidiary by virtue of clause (a)(ii) of such definition thereof and the fact that such Capital Stock may not be pledged by the Borrower or its subsidiary which owns such Capital Stock without the consent of any Person or by virtue of clauses (b) through (i) of such definition thereof that is acquired after the Effective Date by any Loan Party (including as a result of formation of a new Foreign Subsidiary), (i) if the event giving rise to the obligation under this Section 5.09(d) occurs during the first three fiscal quarters of any fiscal year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.04(b) for the fiscal quarter in which the relevant event occurred or (ii) if the event giving rise to the obligation under this Section 5.09(d) occurs during the fourth fiscal quarter of any fiscal year, on or before the date that is 60 days after the end of such fiscal quarter (or, in the cases of clauses (i) and (ii), such longer period as the Administrative Agent may reasonably agree), deliver to the Collateral Agent any certificates representing any such Capital Stock that constitute certificated securities and Collateral, together with undated transfer powers, in blank, executed and delivered by a duly authorized officer of the pledgor, as the case may be, and take such other action as may be reasonably requested by the Administrative Agent or the Collateral Agent to perfect the security interest of the Collateral Agent thereon.
(e)
With respect to any fee interest in any real property located in the United States with a fair market value (as determined in good faith by the Borrower) in excess of $10,000,000 (as reasonably estimated by the Borrower) acquired after the Effective Date by any Loan Party, within 90 days following the date of such acquisition (or, in the case of the St. Petersburg Property, subject to the last paragraph of this Section 5.09, the occurrence of the one year anniversary of the Effective Date if then owned by a Loan Party) (or such longer period as may be acceptable to the Administrative Agent in any given case) (i) execute and deliver Mortgages in favor of the Collateral Agent, for the benefit of the relevant Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents and (ii) with respect to each such Mortgage, (x) an opinion of counsel in each State in which any such Mortgage is to be recorded in form and substance reasonably satisfactory to the Administrative Agent, (y) a lender's title insurance policy issued by a title insurer reasonably satisfactory to the Administrative Agent, insuring that each Mortgage is a valid and enforceable first lien on the property encumbered by the Mortgage, free and clear of all Liens other than Permitted Liens (provided that the Collateral Agent shall require a title search in lieu of a title insurance policy if the cost of obtaining the policy is excessive in relation to the benefit to the Secured Parties) and (z) with respect to real property owned by any Loan Party, for properties located in the United States only, a Standard Flood Hazard Determination Form (FEMA Form 81-93) certifying whether the real property encumbered by such Mortgage is located in a special flood hazard area and, if such real property is located in special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and applicable Loan Party and (ii) evidence of flood insurance as required by the Flood Laws.

Notwithstanding anything to the contrary in this Section 5.09 or any other Security Document, (1) the Collateral Agent shall not require the taking of a Lien on, or require the perfection of any

Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent, (2) Liens required to be granted pursuant to this Section 5.09 shall be subject to exceptions and limitations consistent with those set forth in the Security Documents and (3) the requirements of this Section 5.09 and any Security Document shall not apply to the St. Petersburg property until the first anniversary of the Effective Date.

Section 5.10.
Designation of Subsidiaries. (a) The Borrower may designate any subsidiary (including any existing subsidiary and any newly acquired or newly formed subsidiary, but excluding the Dayforce Entities) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any Capital Stock of the Borrower or a Restricted Subsidiary (other than solely any Unrestricted Subsidiary of the subsidiary to be so designated); provided that (i) such designation complies with the covenants described in Section 6.03(c) and (ii) no Event of Default shall have occurred and be continuing at the time of such designation. Furthermore, no subsidiary may be designated as an Unrestricted Subsidiary hereunder unless it is also designated as an “Unrestricted Subsidiary” for purposes of any Material Debt Documentation.
(b)
The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary.

The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time for purposes of Section 6.01 or 6.02, as the case may be.

Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions.

Section 5.11.
Post-Closing Obligations. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, the Borrower and its Restricted Subsidiaries acknowledge and agree that: the Borrower and its Restricted Subsidiaries shall be required to take the actions specified in Schedule 5.11 within the time periods set forth in Schedule 5.11 (or such later date as the Administrative Agent may agree in its reasonable discretion). The provisions of Schedule 5.11 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

All conditions precedent and representations contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 5.11 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 5.11 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrower to each of the Lenders that the actions required pursuant to this Section 5.11 will be, or have been, taken within the relevant time periods referred to in this Section 5.11.

Section 5.12.
Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain public corporate credit facility and public corporate family ratings from each of S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees that, until the Termination Date, the Borrower will not, nor will it cause or permit any of its Restricted Subsidiaries to:

Section 6.01.
Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) Create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower and the Restricted Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Restricted Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Restricted Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred), (i) if such Indebtedness is secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Initial Term Loans, the Consolidated First Lien Leverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (A) 5.00:1.00 and (B) if such Indebtedness is incurred in connection with an acquisition or similar Investment, the Consolidated First Lien Leverage Ratio, in each case, as of the last day of the most recently ended Test Period, (ii) if such Indebtedness is secured by Liens on the Collateral that rank junior in priority to the Liens on the Collateral securing the Initial Term Loans, the Consolidated Secured Leverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (A) 5.75:1.00 and (B) if such Indebtedness is incurred in connection with an acquisition or similar Investment, the Consolidated Secured Leverage Ratio, in each case, as of the last day of the most recently ended Test Period and (iii) if such Indebtedness is unsecured or secured by assets that do not constitute Collateral, at the election of the Borrower, either (A) the Consolidated Leverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (I) 6.00:1.00 and (II) if such Indebtedness is incurred in connection with an acquisition or similar Investment, the Consolidated Leverage Ratio, in each case, as of the last day of the most recently ended Test Period, determined on the applicable Incremental Facility Closing Date, after giving effect to any such incurrence or issuance on a pro forma basis or (B) the Consolidated Interest Coverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is greater than the lesser of (I) 2.00:1.00 and (II) if such Indebtedness is incurred in connection with an acquisition or similar Investment, the Consolidated Interest Coverage Ratio, in each case, as of the last day of the most recently ended Test Period; provided, further, that (x) the aggregate principal amount of Indebtedness, Disqualified Stock or Preferred Stock incurred by a Restricted Subsidiary that is not a Restricted Guarantor pursuant to this paragraph (a) shall not exceed the Non-Loan Party Debt Cap and (y) in the case of any Indebtedness incurred in reliance on paragraph (a)(i) that is in the form of syndicated term loans and is (A) incurred prior to the 6 month anniversary of the Effective Date, (B) pari passu with the Initial Term Loans in right of payment and with respect to security and (C) scheduled to mature prior to the date that is one year after the Maturity Date applicable to the Initial Term Loans, the Effective Yield applicable thereto will not be more than 0.75% per annum higher than the Effective Yield in respect of the Initial Term Loans unless the Applicable Percentage (and/or, as provided in the proviso below, the Alternate Base Rate floor or the Floor) with respect to the Initial Term Loans is adjusted such that the Effective Yield applicable to any Initial Term Loans is not more than 0.75% per annum less than the Effective Yield with respect to such Indebtedness; provided, that any increase in Effective Yield applicable to any Initial Term Loan due to the application or imposition of an Alternate Base Rate floor or adjustment to the Term SOFR floor on any such Indebtedness may, at the election of the Borrower (in its sole discretion), be effected solely through an increase in any Alternate Base Rate floor or the Floor applicable to such Initial Term Loan.

(b)
The limitations set forth in paragraph (a) will not apply to the following items:
(i)
the Indebtedness under the Loan Documents of the Borrower or any of its Restricted Subsidiaries (including letters of credit, bank guarantees and bankers’ acceptances thereunder and any Indebtedness incurred pursuant to Section 2.26 and/or 2.27);
(ii)
until May 31, 2018, Indebtedness of the Borrower and any Restricted Guarantor with respect to the HCM 2021 Notes;
(iii)
Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Effective Date and (other than Indebtedness described in clause (b)(i)) of this Section 6.01) set forth in all material respects on Schedule 6.01;
(iv)
Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Borrower or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, and Indebtedness pursuant to any Sale and Lease-Back Transaction, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred and outstanding under this clause (iv), not to exceed the greater of $125,000,000 and 75.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period at any time outstanding;
(v)
Indebtedness incurred by the Borrower or a Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation laws, unemployment insurance laws or similar legislation, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation laws, unemployment insurance laws or similar legislation; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
(vi)
Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or retained in connection with the disposition of any business, assets or a subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of ASC 460 as a result of an amendment to an obligation in existence on the Effective Date) of the Borrower or a Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (vi));
(vii)
Indebtedness of (A) the Borrower to a Restricted Subsidiary or (B) a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary; provided that any such Indebtedness owing by the Borrower or a Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the applicable Obligations on the terms of the Intercompany Subordination Agreement or other terms that are reasonably satisfactory to the Administrative Agent; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii)
shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (viii);
(ix)
Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);
(x)
obligations in respect of customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice;
(xi)
(A) Indebtedness or Disqualified Stock of the Borrower or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Restricted Guarantor in an aggregate principal amount or liquidation preference equal to 200.0% of the net cash proceeds received by the Borrower and its Restricted Subsidiaries since the Original Closing Date from the issue or sale of Capital Stock of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Equity Cure Proceeds and proceeds of Disqualified Stock or sales of Capital Stock to, or contributions received from, the Borrower or any of its subsidiaries) as determined in accordance with paragraphs (b) and (c) of the definition of Restricted Payment Applicable Amount (to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or other Investments, payments or exchanges pursuant to Section 6.03(b)(x) or to make Permitted Investments (other than Permitted Investments specified in paragraphs (a), (b), (c), (g) or (l) of the definition thereof) and (B) Indebtedness or Disqualified Stock of the Borrower or a Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Restricted Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xi)(B), does not at any one time outstanding exceed the greater of $137,500,000 and 83.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period;
(xii)
the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock constituting Refinancing Indebtedness in respect of any Indebtedness, Disqualified Stock or Preferred Stock permitted under Section 6.01(a) and clauses (i), (iii), (iv), (xi) (xiii), (xvii) (xviii), (xxiv) and (xxv) of this Section 6.01(b) or any previously incurred Refinancing Indebtedness in respect thereof; provided, however, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Restricted Guarantor pursuant to this clause (xii) shall be subject to the Non-Loan Party Debt Cap to the same extent as the Indebtedness refinanced; provided, further, that such Refinancing Indebtedness of Indebtedness outstanding under such Section 6.01(a) and clauses (i), (iv), (xi), (xvii), (xviii), (xxiv) and (xxv) of this Section 6.01(b) shall continue to be included in the calculation of amounts outstanding under the applicable clause and the Excess Permitted Refinancing Amounts will be deemed to be outstanding under this clause (xii)
(xiii)
Indebtedness, Disqualified Stock or Preferred Stock of (x) the Borrower or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Borrower or a Restricted Subsidiary or merged into or amalgamated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement or that is assumed by the Borrower or any Restricted Subsidiary in connection with such acquisition so long as:

(A)
[reserved];
(B)
in the case of any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) of this Section 6.01(b)(xiii) above, (I) such Indebtedness (other than Customary Bridge Loans, revolving Indebtedness, or the Inside Maturity Amount), Disqualified Preferred Stock or Preferred Stock shall not mature (and shall not be mandatorily redeemable in the case of Disqualified Stock of Preferred Stock) or require any mandatory payment of principal (other than customary acceleration rights after an event of default and as a result of any “offer to purchase” in connection with an asset sale, change of control or casualty or condemnation event), in each case, prior to the Latest Maturity Date then in effect, and (II) if the aggregate amount of Indebtedness at any one time outstanding under this clause (II), together with all Refinancing Indebtedness in respect thereof, exceeds the greater of $75,000,000 and 45.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period, after giving pro forma effect to such acquisition, merger or amalgamation, either:
(1)
if such Indebtedness, Disqualified Preferred Stock or Preferred Stock is secured by Liens on all or a portion of the Collateral that rank pari passu on a first-priority basis with the Liens on the Collateral securing all or a portion of the Obligations (other than Obligations arising from Credit Increases or Other Term Loans that are junior in right of security to the then outstanding Term Loans), (x) the Consolidated First Lien Leverage Ratio is no more than the greater of the (A) 5.00:1.00 and (B) the Consolidated First Lien Leverage Ratio, in each case, as of the last day of the most recently ended Test Period, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and giving pro forma effect to the related acquisition, merger or amalgamation) and (y) such Indebtedness, Disqualified Preferred Stock or Preferred Stock otherwise satisfies each of the conditions set forth in paragraphs (f) and (h) of the definition of “Permitted First Priority Incremental Equivalent Debt”;
(2)
if such Indebtedness, Disqualified Preferred Stock or Preferred Stock is secured by Liens on all or a portion of the Collateral that rank junior in priority to the Liens on the Collateral securing all or a portion of the Obligations, either the Consolidated Secured Leverage Ratio is no more than the greater of (A) 5.75:1.00 and (B) the Consolidated Secured Leverage Ratio, in each case, as of the last day of the most recently ended Test Period, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and giving pro forma effect to the related acquisition, merger or amalgamation); and
(3)
if such Indebtedness, Disqualified Preferred Stock or Preferred Stock is unsecured or secured by Liens on assets that do not constitute Collateral, at the election of the Borrower, either (A) the Consolidated Leverage Ratio is no more than the greater of (I) 6.00:1.00 and (II) the Consolidated Leverage Ratio, in each case, as of the last day of the most recently ended Test Period, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and giving pro forma effect to the related acquisition, merger or amalgamation) or (B) the Consolidated Interest Coverage Ratio is greater than the lesser of (I) 2.00:1.00 and (II) the Consolidated Interest Coverage Ratio, in each case, as of the last day of the most recently ended Test Period, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and giving pro forma effect to the related acquisition, merger or amalgamation); and
(C)
in the case of any Indebtedness, Disqualified Stock or Preferred Stock acquired or assumed in reliance on clause (y) of the lead-in of this Section 6.01(b)(xiii) above:

(1)
such Indebtedness, Disqualified Preferred Stock or Preferred Stock shall not have been incurred in contemplation of such acquisition;
(2)
if such Indebtedness, Disqualified Preferred Stock or Preferred Stock constitutes Secured Indebtedness, (A) (I) such Indebtedness consists of Capitalized Lease Obligations or purchase money Indebtedness or (II) either (x) the aggregate principal amount of all such Indebtedness, Disqualified Stock or Preferred Stock constituting such other Secured Indebtedness, together with all Refinancing Indebtedness in respect thereof, shall not exceed, when aggregated with the amount of any Indebtedness, Disqualified Preferred Stock or Preferred Stock acquired or assumed in reliance on Section 6.01(b)(xiii)(C)(3)(A) below, the greater of $125,000,000 and 75.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period (for this purpose, excluding Capitalized Lease Obligations and purchase money Indebtedness), (y) the Consolidated Secured Leverage Ratio is no more than 5.75:1.00, determined on a pro forma basis (giving pro forma effect to the related acquisition, merger or amalgamation) or (z) after giving pro forma effect to such acquisition, merger or amalgamation, and the assumption of such Indebtedness, Disqualified Stock or Preferred Stock, the Consolidated Secured Leverage Ratio is less than or equal to the Consolidated Secured Leverage Ratio immediately prior to such acquisition, merger or amalgamation and the assumption of such Indebtedness, Disqualified Stock or Preferred Stock and (B) after giving pro forma effect to such acquisition, merger or amalgamation, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 6.10 (whether or not then in effect); and
(3)
if such Indebtedness, Disqualified Preferred Stock or Preferred Stock does not constitute Secured Indebtedness, either (A) the aggregate principal amount of all such Indebtedness, Disqualified Stock or Preferred Stock constituting such other Secured Indebtedness, together with all Refinancing Indebtedness in respect thereof, shall not exceed, when aggregated with the amount of any Indebtedness, Disqualified Preferred Stock or Preferred Stock acquired or assumed in reliance on Section 6.01(b)(xiii)(C)(2)(x) above, the greater of $125,000,000 and 75.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period (for this purpose, excluding Capitalized Lease Obligations and purchase money Indebtedness), (B) the Consolidated Leverage Ratio is no more than 6.00:1.00, determined on a pro forma basis (giving pro forma effect to the related acquisition, merger or amalgamation) or (C) after giving pro forma effect to such acquisition, merger or amalgamation, and the assumption of such Indebtedness, Disqualified Stock or Preferred Stock, the Consolidated Leverage Ratio is less than or equal to the Consolidated Leverage Ratio immediately prior to such acquisition, merger or amalgamation and the assumption of such Indebtedness, Disqualified Stock or Preferred Stock, provided the principal amount of any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Borrower that is not a Restricted Guarantor incurred pursuant to sub-clause (x) of this clause (xiii) shall not exceed the Non-Loan Party Debt Cap;

(xiv)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(xv)
Indebtedness of the Borrower or any of its Restricted Subsidiaries supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(xvi)
(A) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as such Indebtedness is permitted under this Agreement, or
(B)
any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower;

provided that, in each case, (x) such Restricted Subsidiary shall comply with its obligations under Section 5.09 and (y) in the case of any guarantee of Material Indebtedness of the Borrower or any Subsidiary Guarantor by any Restricted Subsidiary that is not a Restricted Guarantor, such Restricted Subsidiary becomes a Restricted Guarantor under this Agreement;

(xvii)
Indebtedness, Disqualified Stock or Preferred Stock of any Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (xvii), the greater of $50,000,000 and 40.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period;
(xviii)
Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed the greater of $100,000,000 and 60.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (xviii); provided the principal amount of any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Borrower that is not a Restricted Guarantor incurred pursuant to this clause (xviii) shall not exceed the Non-Loan Party Debt Cap;
(xix)
Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to future, current or former directors, officers, employees, members of management and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Borrower, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in Section 6.03(b)(iv);
(xx)
cash management obligations and Indebtedness in respect of netting services, overdraft facilities, automated clearing-house arrangements, employee credit card programs and similar arrangements in connection with cash management and deposit accounts;
(xxi)
Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case in the ordinary course of business;
(xxii)
Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiaries under deferred compensation or similar arrangements incurred by such Person in the ordinary course of business in connection with the Transactions or any Investment expressly permitted under this Agreement;
(xxiii)
Indebtedness arising from the St. Petersburg Sale Transaction; and
(xxiv)
any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Permitted First Priority Incremental Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt and any Permitted Unsecured Incremental Equivalent Debt.

(xxv)
Indebtedness in an aggregate outstanding amount up to the amount of Restricted Dividend Payments that are permitted at the time of incurrence to be made in reliance on Sections 6.03(a) (other than pursuant to paragraph (c) of the definition of “Restricted Payment Applicable Amount”) and/or (b)(xi); provided, that the availability under such clauses for Restricted Dividend Payments shall be reduced by the outstanding aggregate principal amount of Indebtedness incurred in reliance thereon pursuant to this clause (xxv);
(c)
[Reserved].
(d)
The accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.01.
(e)
For purposes of determining compliance with any US Dollar-denominated restriction on the incurrence of Indebtedness, the US Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable US Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such US Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
(f)
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
Section 6.02.
Liens. Create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.
Section 6.03.
Restricted Payments. Make any Restricted Payment, other than:
(a)
Restricted Payments in an amount, together with the aggregate amount of all other Restricted Payments made pursuant to this clause (a) by the Borrower and its Restricted Subsidiaries after the Effective Date not to exceed the Restricted Payment Applicable Amount; provided that, solely with respect to the application of any portion of the Restricted Payment Applicable Amount utilized under paragraph (b) of the definition thereof towards any Restricted Dividend Payment, no Specified Default shall have occurred and be continuing or would occur as a consequence thereof.
(b)
Section 6.03(a) will not prohibit:
(i)
[reserved];
(ii)
(A) the redemption, repurchase, retirement or other acquisition of any (1) Capital Stock (“Treasury Capital Stock”) of the Borrower or a Restricted Subsidiary or any Restricted Debt, or (2) Capital Stock of any direct or indirect parent company of the Borrower, in the case of each of clause (1) and (2), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Capital Stock of the Borrower, or any direct or indirect parent company of the Borrower to the extent contributed to the capital of the Borrower or a Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (B) the

declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of the Refunding Capital Stock, and (C) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (vi)(A) or (B) of this Section 6.03(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Capital Stock of any direct or indirect parent company of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
(iii)
the payment, defeasance, redemption, repurchase, refinancing or other acquisition or retirement of (A) any Restricted Debt (other than Restricted Debt that constitutes Subordinated Indebtedness), in each case of the Borrower or a Restricted Guarantor, in each case, with the proceeds of, or in exchange for, permitted Refinancing Indebtedness with respect thereto and (B) Subordinated Indebtedness of the Borrower or a Restricted Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Restricted Guarantor, as the case may be, which is incurred in compliance with Section 6.01 so long as, in the case of Subordinated Indebtedness:
(A)
the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;
(B)
such new Indebtedness is subordinated in right of payment to the Obligations at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, defeased, redeemed, repurchased, acquired or retired for value;
(C)
such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired; and
(D)
such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired;
(iv)
a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Borrower or any of its direct or indirect parent companies held by any future, present or former director, officer, employee, member of management or consultant of the Borrower, any of its subsidiaries or any of their respective direct or indirect parent companies (or their respective estates, heirs, family members, spouses or former spouses) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed in any calendar year $30,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $50,000,000); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:
(A)
the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Borrower and, to the extent contributed to the capital of the

Borrower, Capital Stock of any of the direct or indirect parent companies of the Borrower, in each case to directors, officers, employees, members of management or consultants of the Borrower, any of its subsidiaries or any of their respective direct or indirect parent companies (or their respective estates, heirs, family members, spouses or former spouses) since the Original Closing Date (other than Capital Stock the proceeds of which are used to fund the Transactions), to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of Restricted Payment Applicable Amount pursuant to Section 6.03(a); plus
(B)
the cash proceeds of key man life insurance policies received by the Borrower or any of its Restricted Subsidiaries after the Original Closing Date; less
(C)
the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv);

and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from directors, officers, employees, members of management or consultants of the Borrower, any of its subsidiaries or its direct or indirect parent companies in connection with a repurchase of Capital Stock of the Borrower or any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Agreement;

(v)
the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued in accordance with Section 6.01;
(vi)
(A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower or any of its Restricted Subsidiaries after the Original Closing Date; provided that the amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of cash actually received by the Borrower or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;
(B)
a Restricted Payment to a direct or indirect parent company of the Borrower or any of the Restricted Subsidiaries, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Effective Date; provided that the amount of Restricted Payments paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the capital of the Borrower or a Restricted Subsidiary from the sale of such Designated Preferred Stock; or
(C)
the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 6.03(b);

provided, however, in the case of each of clause (A), (B) and (C) of this clause (vi), that for the most recently ended Test Period immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness pursuant to Section 6.01(a);

(vii)
Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, without giving effect to any distribution pursuant to clause (xvi) of this Section 6.03(b) or the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1.50% of Total Assets at the time of such Investment;
(viii)
repurchases, redemptions, retirements or other acquisitions of Capital Stock deemed to occur (A) upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants and (B) in connection with the withholding of a portion of the Capital Stock granted or awarded to any future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Borrower or its Restricted Subsidiaries and/or any Parent to pay for taxes payable by such Person upon such grant or award;
(ix)
the declaration and making of Restricted Dividend Payments on the Borrower’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a Restricted Dividend Payment on such entity’s common stock), of up to the greater of (A) 5.00% per annum of the net cash proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Borrower in or from the IPO (without duplication of any amounts that increase the Restricted Payment Applicable Amount) and (B) 7.00% per annum of market capitalization;
(x)
Restricted Payments that are made with Excluded Contributions;
(xi)
other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (xi), not to exceed the greater of $75,000,000 and 45.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period at the time made; provided, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(xii)
distributions or payments of Receivables Fees;
(xiii)
any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates and, to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate the Transactions;
(xiv)
the repurchase, redemption or other acquisition or retirement for value of any Restricted Debt upon the occurrence of a Change of Control (so long as such Change of Control has been waived by the Required Lenders);
(xv)
the declaration and payment of dividends or the payment of other distributions by the Borrower or a Restricted Subsidiary to, or the making of loans or advances to, any of the Borrower’s direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case without duplication,
(A)
franchise taxes and other fees, taxes and expenses required to maintain their legal existence;
(B)
federal, foreign, state and local income or franchise taxes; provided that, in each fiscal year, the amount of such payments shall be equal to the amount that the Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year;
(C)
customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Borrower to the extent such salaries,

bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;
(D)
general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;
(E)
fees, indemnity and expenses incurred in connection with the Transactions;
(F)
fees and expenses other than to Affiliates of the Borrower related to (1) any equity or debt offering of such parent entity (whether or not successful) and (2) any Investment otherwise permitted under this covenant (whether or not successful);
(G)
Public Company Costs;
(H)
cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower or any direct or indirect parent; and
(I)
to finance Investments otherwise permitted to be made pursuant to this Section 6.03; provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment; (2) such direct or indirect parent company shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Capital Stock) to be contributed to the capital of the Borrower or one of its Restricted Subsidiaries or (y) the merger or amalgamation of the Person formed or acquired into the Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 6.04) in order to consummate such Investment, in each case, subject to the limitations set forth in clauses (r), (h) and (m) of, and the proviso set forth at the end of, the definition of Permitted Investment; (3) such direct or indirect parent company and its Affiliates (other than the Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Borrower or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Agreement; (4) any property received by the Borrower shall not increase amounts available for Restricted Payments pursuant to Section 6.03(a) and (5) such Investment shall be deemed to be made by the Borrower or a Restricted Subsidiary by another paragraph of this Section 6.03 or pursuant to the definition of Permitted Investments (other than clause (i) thereof);
(xvi)
the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents that were contributed to such Unrestricted Subsidiaries as an Investment pursuant to clause (vii) of this Section 6.03(b)); provided no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(xvii)
payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, that complies with Section 6.04; provided that if as a result of such consolidation, merger, amalgamation or transfer of assets, a Change of Control has occurred, such Change of Control has been consented to or waived by the Required Lenders;

(xviii)
the prepayment, redemption, repurchase, defeasance or other acquisition for value of any Restricted Debt; provided, (A) the Consolidated Leverage Ratio would be no greater than 4.50:1.00 and (B) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(xix)
(A) the making of any Restricted Investment, provided that at the time of making such Restricted Investment, and after giving pro forma effect thereto, the Consolidated Leverage Ratio would not be greater than 4.75:1.00 and (B) the making of any Restricted Dividend Payments, provided that at the time of making such Restricted Dividend Payment, and in each case and after giving pro forma effect thereto, (I) the Consolidated Leverage Ratio would not be greater than 4.50:1.00 and (II) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and
(xx)
the payment of the Effective Date Dividend.
(c)
The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to Section 5.10(b). For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 6.03(a) or (b)(vii), (x) or (xi), or pursuant to the definition of Permitted Investments, and if such subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the mandatory prepayments, representations and warranties, covenants or events of default set forth in the Loan Documents.
Section 6.04.
Fundamental Changes. (a) The Borrower may not consolidate, merge or amalgamate with or into or wind up into (whether or not the Borrower is the surviving corporation), and the Borrower may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:
(i)
the Borrower is the surviving corporation or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Borrower) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, the “Successor Company”);
(ii)
the Successor Company, if other than the Borrower, expressly assumes all the Obligations of the Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent; and
(iii)
each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case clause (i)(B) of Section 6.04(c) shall apply, shall have confirmed that its Obligations under the applicable Loan Documents to which it is a party pursuant to documentation reasonably satisfactory to the Administrative Agent;

The Successor Company will succeed to, and be substituted for the Borrower under the Loan Documents.

(b)
Subject to the other provisions of Section 6.04(a),

(i)
a Restricted Subsidiary may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to (A) the Borrower or any other Restricted Subsidiary or (B) any other Person so long as the transaction does not violate Section 6.05; and
(ii)
the Borrower may merge with an Affiliate of the Borrower solely for the purpose of reorganizing the Borrower in a different State of the United States, so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby.
(c)
No Subsidiary Guarantor will, and the Borrower will not permit any Subsidiary Guarantor to, consolidate, merge or amalgamate with or into or wind up into (whether or not the Borrower or a Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(i)
(A) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or Person, the “Successor Subsidiary Person”); and
(B)
the Successor Subsidiary Person, if other than such Subsidiary Guarantor, expressly assumes all the Obligations of such Subsidiary Guarantor pursuant to documentation reasonably satisfactory to the Administrative Agent; or
(ii)
the transaction does not violate Section 6.05;

In the case of clause (i)(A) above, the Successor Subsidiary Person will succeed to, and be substituted for, such Subsidiary Guarantor under the applicable Loan Documents. Notwithstanding anything to the contrary in this Section 6.04, (i) any Subsidiary Guarantor may merge into, amalgamate with or transfer all or part of its properties and assets to another Restricted Subsidiary or the Borrower and (ii) any Restricted Subsidiary may dissolve or liquidate its affairs if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 6.05 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Loan Party or the relevant transfer is treated as an Investment subject to Section 6.03 after giving effect to such liquidation or dissolution.

Notwithstanding anything to the contrary in this Section 6.04, any Subsidiary Guarantor may merge into, amalgamate with or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Borrower without the necessity of complying with any requirement to provide notice as otherwise required by Section 6.04(a) or (c) or any requirement to provide the documentation described in Section 6.04(a)(iii).

Notwithstanding anything to the contrary in this Section 6.04, the Borrower and its Restricted Subsidiaries may consummate the Transactions, including the Effective Date Mergers.

Section 6.05.
Asset Sales. Cause or make an Asset Sale, unless:
(a)
the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of;

(b)
except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:
(i)
any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations or that are owed to the Borrower or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing;
(ii)
any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and
(iii)
any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of $150,000,000 and 90.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

To the extent any Collateral is disposed of pursuant to Permitted Asset Sale or as expressly permitted by this Section 6.05 or pursuant to any disposition that does not constitute an Asset Sale but is otherwise not prohibited under this Agreement, in each case, to any Person other than a Loan Party, such Collateral shall be disposed of free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 6.06.
Transactions with Affiliates. Except for transactions by or among the Loan Parties (or by and among the Borrower and its Restricted Subsidiaries), sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, in each case, involving aggregate payments or consideration in excess of $25,000,000 unless:
(a)
such transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and
(b)
the Borrower delivers to the Administrative Agent with respect to any such transaction or series of related transactions involving aggregate payments or consideration in excess of $40,000,000, a resolution adopted by the majority of the board of directors of the Borrower approving such transaction and set forth in an Officer’s Certificate certifying that such transaction complies with clause (a) above.
(c)
The foregoing provisions will not apply to the following:
(i)
[reserved];
(ii)
the Transactions and the payment of the Transaction Expenses;
(iii)
issuances by the Borrower and its Restricted Subsidiaries of Capital Stock not prohibited under this Agreement;

(iv)
reasonable and customary fees payable to any directors of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) and reimbursement of reasonable out-of-pocket costs of the directors of the Borrower and its subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries);
(v)
expense reimbursement and employment, severance and compensation arrangements entered into by the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower, to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries) with their directors, officers, employees, members of management and consultants in the ordinary course of business;
(vi)
payments by the Borrower (and any direct or indirect parent thereof) and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among Parent and its subsidiaries on customary terms, to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries;
(vii)
the payment of reasonable and customary indemnities to directors, officers, employees, members of management and consultants of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries;
(viii)
transactions pursuant to permitted agreements in existence on the Effective Date and any amendment thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect;
(ix)
Restricted Payments permitted under Section 6.03 and Permitted Investments;
(x)
payments by the Borrower and its Restricted Subsidiaries to the Sponsors made for any monitoring, oversight, financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Borrower, in good faith;
(xi)
loans and other transactions among the Borrower and its subsidiaries (and any direct and indirect parent company of the Borrower) to the extent permitted under this Article VI;
(xii)
the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Effective Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Effective Date shall only be permitted by this clause (xii) to the extent that the terms of any such amendment or new agreement are not otherwise materially more disadvantageous to the Lenders when taken as a whole;
(xiii)
transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, including consulting services, in each case in the ordinary course of business which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xiv)
sales of receivables or similar assets, or participations therein, in connection with any Receivables Facility;
(xv)
payments or loans (or cancellation of loans) to directors, officers, employees, members of management or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the Borrower in good faith;
(xvi)
Investments by the Sponsors in debt securities of the Borrower or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities; and
(xvii)
any transaction with respect to which the Borrower delivers or causes to be delivered to the Administrative Agent an opinion stating that such transaction is fair from a financial point of view to the Borrower or any relevant Restricted Subsidiary from an accounting, appraisal or investment banking firm or consultancy of nationally recognized standing that is, in the good faith judgement of the Borrower, qualified to perform the task for which it has been engaged and is independent of the Borrower and its Restricted Subsidiaries.
Section 6.07.
Restrictive Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:
(a)
the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations;
(b)
the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Capital Stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; or
(c)
the ability of any Restricted Subsidiary that is not a Loan Party to sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries;

provided that the foregoing shall not apply to:

(i)
restrictions and conditions imposed by law, by any Loan Document, by any documentation governing any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Permitted First Priority Incremental Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt, any Permitted Unsecured Incremental Equivalent Debt, any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a) or sub-clause (x) of the lead-in to Section 6.01(b)(xiii) or any Refinancing Indebtedness in respect of any of the foregoing Indebtedness, or which (x) exist on the Effective Date (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not materially expand the scope of such contractual obligation;
(ii)
customary restrictions and conditions contained in agreements relating to any sale of assets pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;

(iii)
restrictions and conditions (x) on any Foreign Subsidiary by the terms of any Indebtedness, Disqualified Stock or Preferred Stock of such Foreign Subsidiary permitted to be incurred hereunder or (y) by the terms of the documentation governing any Receivables Facility that in the good faith determination of the Borrower are necessary or advisable to effect such Receivables Facility;
(iv)
restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its subsidiaries or the property or assets intended to secure such Indebtedness;
(v)
contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;
(vi)
restrictions and conditions imposed by the terms of the documentation governing any Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Borrower that is not a Loan Party, which Indebtedness, Disqualified Stock or Preferred Stock is permitted by Section 6.01;
(vii)
customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.03 or as Permitted Investments and applicable solely to such joint venture entered into in the ordinary course of business;
(viii)
negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis;
(ix)
restrictions on cash, other deposits or net worth imposed by customers or governmental or regulatory bodies under contracts entered into in the ordinary course of business;
(x)
Secured Indebtedness otherwise permitted to be incurred under Sections 6.01 and 6.02 that limits the right of the obligor to dispose of the assets securing such Indebtedness;
(xi)
any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
(xii)
customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment thereof, in each case entered into in the ordinary course of business.
Section 6.08.
Business of the Borrower and its Restricted Subsidiaries. Engage in any material line of business other than Similar Businesses.
Section 6.09.
Modification of Certain Documentation. Amend, modify or change (other than in connection with the incurrence of permitted Refinancing Indebtedness) (a) the subordination provisions of any Subordinated Financing Documentation (and the component definitions used therein) or (b) any other term or condition of any Subordinated Financing Documentation or any documentation governing any Permitted First Priority Incremental Equivalent Debt (or any Refinancing Indebtedness in respect thereof), Permitted First Priority Refinancing Debt (or any Refinancing Indebtedness in respect thereof), any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a) or sub-clause (x) of the lead-in to Section 6.01(b)(xiii) (or any Refinancing Indebtedness in respect thereof) or any Permitted Unsecured Refinancing Debt (or any Refinancing Indebtedness in respect thereof), in each case that constitutes Material Indebtedness, in the case of this clause (b), in any manner materially adverse to the interests of the Lenders and, in each case, without the consent of the Administrative Agent (which consent shall not be unreasonably withheld) (it being understood that any amendment, modification or change that would cause such Indebtedness to fail to satisfy the requirements or limitations set forth in the definition of the type of Indebtedness to which such documentation relates or set forth in the definition of such Indebtedness, as applicable, where the resulting Indebtedness is not otherwise permitted by Section 6.01 shall be deemed to be materially adverse to the interests of the Lenders).
Section 6.10.
Financial Covenant. Except with the written consent of the Required Revolving Lenders and subject to Section 7.02, permit the Consolidated First Lien Leverage Ratio as of the last day of any fiscal quarter set forth below to be greater than 7.25:1.00. Notwithstanding the foregoing, this Section 6.10 shall be in effect (and shall only be in effect) as of the last day of any Test Period (commencing, if applicable, with the first full fiscal quarter ending after the Effective Date) when the aggregate amount of (a) Revolving Loans and Swingline Loans outstanding at such time plus (b) the aggregate L/C Exposure at such time (excluding, in the case of this clause (b), the maximum Stated Amount of undrawn Letters of Credit) exceeds as of the last day of such Test Period 35.0% of the aggregate amount of all Revolving Credit Commitments in effect as of the last day of such Test Period.
Section 6.11.
Accounting Changes. Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by Lenders to, make any adjustments to this Agreement and the other Loan Documents that are necessary to reflect such change in fiscal year.
ARTICLE VII

Events of Default
Section 7.01.
Events of Default. In case of the happening of any of the following events (“Events of Default”):
(a)
any representation or warranty made or deemed made in any Loan Document or any representation, warranty, statement or information contained in any document required to be furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(b)
default shall be made in (i) the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise or (ii) when and as required to be paid herein, any amount required to be prepaid and/or Cash Collateralized pursuant to Section 2.13(a)(iii);
(c)
default shall be made in the payment of any reimbursement with respect to any L/C Disbursement, interest on any Loan or L/C Disbursement or any Fee or other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)
default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), Section 5.05(a) (provided that any Event of Default arising from a failure to deliver any notice of Default or Event of Default shall automatically be deemed to have been cured (and no longer continuing) immediately upon the earlier to occur of (x) the delivery of notice of the relevant Default or Event of Default and (y) the cessation of the existence of the underlying Default or Event of Default) or in Article VI; provided that, notwithstanding this clause (d), no breach or default by any Loan Party under Section 6.10 will constitute an Event of Default with respect to any Term Loans or Credit Agreement Refinancing Indebtedness (unless consisting of revolving credit facilities) unless and until the Required Revolving Lenders have accelerated the Revolving Loans, terminated the commitments under the Revolving Credit Facility and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations under the Revolving Credit Facility; it being understood and agreed that (i) any breach of Section 6.10 is subject to cure as provided in Section 7.02, and (ii) no Event of Default may arise under Section 6.10 until the earlier of (A) the 20th day after the day on which the relevant Pricing Certificate is required to be delivered (unless the Cure Right has been exercised three times in the applicable four consecutive Fiscal Quarter period), and then only to the extent the Cure Amount has not been received on or prior to such date and (B) the date (if any) on which the Borrower delivers notice to the Administrative Agent that the Cure Right with respect to such breach will not be exercised;
(e)
default shall be made in the due observance or performance by any Loan Party or its Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;
(f)
(i) the Borrower or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period), which failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause any Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such Indebtedness at its maturity or (ii) any other event or condition occurs that results in any Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant documentation which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary) becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace period) the holder or holders of any Indebtedness or any trustee or agent on its or their behalf to cause any Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that (x) clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is otherwise permitted hereunder and (y) it shall not be a Default or an Event of Default under this paragraph (f) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $50,000,000; provided, further, that any failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article VII;
(g)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), or of a substantial part of the property or assets of the Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary), under Title 11 of the United States Code, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), or any other Federal, state, provincial or foreign bankruptcy, insolvency, receivership, arrangement, restructuring or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, monitor or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of the Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary) or (iii) the winding up or liquidation of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary);

and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)
the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), or any other Federal, state, provincial or foreign bankruptcy, insolvency, receivership, arrangement, restructuring or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, monitor or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it or consent to any order requested in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) admit in writing its general inability or fail generally to pay its debts as they become due;
(i)
one or more judgments for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by insurance as to which an insurance company has not denied coverage) shall be rendered against the Borrower and/or any Restricted Subsidiary and the same shall either be final and non-appealable or shall not have been paid, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days;
(j)
(i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) a Pension Event occurs with respect to a Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;
(k)
any material provision of any Loan Document, at any time after its execution and delivery, shall for any reason cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms of the other Loan Documents), or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document, or any Loan Party denies in writing that it has any or further liability thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms of the Loan Documents);
(l)
other than with respect to items of Collateral not exceeding $50,000,000 in the aggregate, any Lien purported to be created by any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid, perfected Lien having the priority contemplated thereby (except as otherwise expressly provided in this Agreement or such Security Document) on the securities, assets or properties purported to be covered thereby, except to the extent that any lack of validity, perfection or priority results from any act or omission of the Collateral Agent, the Administrative Agent, or any Lender (so long as such act or omission does not result from the breach or non-compliance by a Loan Party with the Loan Documents); or
(m)
there shall have occurred a Change of Control;

then, and in every such event (A) (other than (x) an event with respect to the Borrower described in paragraph (g) or (h) above or (y) as a result of any Event of Default arising under Section 6.10), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii)

require the Borrower to Cash Collateralize the L/C Exposures then outstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Exposures as aforesaid shall automatically become effective, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (II) during the continuance of any Event of Default arising under Section 6.10, (A) upon the request of the Required Revolving Lenders (but not the Required Lenders or any other Lender or group of Lenders), the Administrative Agent shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Revolving Credit Commitments, (ii) declare the Revolving Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) require that the Borrower Cash Collateralize the L/C Exposure then outstanding and (B) on or after the date on which the rights under clause (A) immediately above are exercised, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith any remaining Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 7.02.
Right to Cure. Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower fails to comply with the requirements of Section 6.10 as of the end of any relevant fiscal quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such fiscal quarter or thereafter until the date that is 20 days after the date the Pricing Certificate is required to be delivered pursuant to Section 5.04(c)) to issue Capital Stock (other than Disqualified Stock) for cash or otherwise receive cash contributions to its equity for such Capital Stock (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.10 shall be recalculated giving effect to the following pro forma adjustments: (i) EBITDA shall be increased, solely for the purposes of determining compliance with Section 6.10, including determining compliance with Section 6.10 as of the end of such fiscal quarter and applicable subsequent periods that include such fiscal quarter by an amount equal to the Cure Amount and (ii) if, after giving effect to the foregoing recalculations, the requirements of Section 6.10 shall be satisfied, then the requirements of Section 6.10 shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.10 that had occurred shall be deemed cured for the purposes of this Agreement (it being understood and agreed there shall be no pro forma or other reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 6.10 for the fiscal quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness)). Notwithstanding anything herein to the contrary, (x) in each four fiscal quarter period there shall be a period of at least one fiscal quarter in which the Cure Right is not exercised, (y) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.10 and (z) no Event of Default may arise under Section 6.10 until the earlier of (A) the 20th day after the day on which the relevant Pricing Certificate is required to be delivered (unless the Cure Right has been exercised three times in the applicable four consecutive Fiscal Quarter period), and then only to the extent the Cure Amount has not been received on or prior to such date and (B) the date (if any) on which the Borrower delivers notice to the Administrative Agent that the Cure Right with respect to such breach will not be exercised; provided that no Lender or Issuing Bank shall be required to make any Revolving Loan or issue any Letter of

Credit from and after such time as the Administrative Agent has received the relevant Pricing Certificate (or such Pricing Certificate was required to be delivered) evidencing a Consolidated First Lien Leverage Ratio that is not in compliance with Section 6.10 when applicable unless and until the Cure Amount is actually received and such Cure Amount causes the Borrower to be in compliance with Section 6.10.
ARTICLE VIII

The Administrative Agent and the Collateral Agent

Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (the Administrative Agent and the Collateral Agent are referred to collectively, as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement, the Security Documents and any Intercreditor Agreement.

The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), (c) each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the relevant Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the relevant Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action and (d) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the subsidiaries thereof that is communicated to or obtained by the bank serving as the Administrative Agent and/or the Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence, bad faith, willful misconduct or breach of the Loan Documents (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.

For purposes of determining compliance with the conditions specified in Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying in writing the relevant Lenders, each Issuing Bank (if applicable) and the Borrower. If any Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon ten days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or removal of the Administrative Agent or the Collateral Agent, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing under paragraphs (g)(i) or (h) of Section 7.01), to appoint a successor (other than a Disqualified Institution) which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000.

If no successor agent is appointed prior to the effective date of resignation of the relevant Agent specified by such Agent in its notice (which shall not be less than 30 days after receipt of such notice), the resigning Agent may appoint, after consulting with the relevant Lenders and obtaining the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if a Specified Default has occurred and is continuing), a successor agent from among the Required Lenders. If no successor agent has accepted appointment as the successor agent by the date which is 30 days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders (or one or more Lenders designated by them) shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as an Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that the obligations under Section 5.09 are satisfied, the successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and

Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Solely in the circumstance where (a) the Borrower has incurred one or more Classes of Other Revolving Credit Commitments and/or Incremental Revolving Credit Commitments, as applicable, and (b) DBNY or any of its Affiliates then acting as the Swingline Lender and/or the Issuing Bank has not agreed in writing to continue to serve in the capacity of Swingline Lender and/or Issuing Bank for such Class(es) of Other Revolving Credit Commitments or Incremental Revolving Credit Commitments with a stated Maturity Date later than the latest Revolving Credit Maturity Date with respect to its Revolving Credit Commitments, then upon the written request of the Borrower (which must be approved (such approval not to be unreasonably withheld or delayed) by the Required Lenders), DBNY or any of its Affiliates shall resign as Agents, with such resignation becoming effective immediately upon the appointment of (and acceptance by) a Person reasonably satisfactory to the Borrower and the Required Lenders as successor Agents. Upon any such appointment and acceptance by successor Agents as provided in the foregoing sentence, the provisions of the third, fourth and fifth sentence of the immediately preceding paragraph shall apply to the resigning Agents.

None of the Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.

Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent and the Collateral Agent (irrespective of whether the Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of the Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of such Lenders and each such Agent and their respective agents and counsel and all other amounts due such Lenders and the Administrative Agent under Sections 2.05 and 9.05) allowed in such judicial proceeding; and

(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event such Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any relevant Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any relevant Lender to authorize such Agent to vote in respect of the claim of any such Lender in any such proceeding.

Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article VIII included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to such Issuing Bank.

ARTICLE IX

Miscellaneous
Section 9.01.
Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or, subject to the terms of the immediately succeeding paragraph, electronic mail, as follows:
(a)
if to the Borrower, to them at:

3311 East Old Shakopee Road
Minneapolis, Minnesota 55425

Attention of: William McDonald
Email: [Omitted]

Attention of: Nick Cucci
Email: [Omitted]

and (with shall not constitute notice):

Allison R. Liff, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(Fax No. [Omitted])
Email: [Omitted]

(b)
if to DBNY as Administrative Agent or as an Issuing Bank or a Swingline Lender, to Deutsche Bank AG New York Branch, c/o DB Services New Jersey, Inc., 5022 Gate Parkway, Building 200,

Jacksonville, FL 32256, Attention of: Lee Schmerin (Phone No. [Omitted], Fax No. [Omitted] Email. [Omitted]);
(c)
[reserved]; and
(d)
if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or electronic mail or on the date 3 Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time in writing, notices and other communications may also be delivered or furnished by e-mail; provided that the foregoing shall not apply to notices pursuant to Article II or to Pricing Certificates unless otherwise agreed by the Administrative Agent; provided, further, that approval of such procedures may be limited to particular notices or communications. All such notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

Section 9.02.
Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and each other Loan Party herein or any other Loan Document shall be considered to have been relied upon by the Agents, the Lenders and the Issuing Banks, shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by each Issuing Bank and shall continue in force and effect until the Termination Date, regardless of any investigation made by the Agents, the Lenders or such Issuing Bank or on their behalf, and notwithstanding that any Agent, any Lender or any Issuing Bank may have had notice or actual knowledge of any Default at the time of any Credit Event. The provisions of Sections 2.15, 2.17, 2.21 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank, but in each case subject to the express limitations set forth in this Agreement.
Section 9.03.
Binding Effect. This Agreement shall become effective upon the occurrence of the Effective Date.
Section 9.04.
Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent, any Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.
(b)
Each Lender may assign to one or more Eligible Assignees (in each case, other than to Disqualified Institutions) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans of any Class at the time owing to it); provided, however, that (i) each of the Administrative Agent and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that no such consent shall be required to any such assignment of Term Loans made to a Term Lender or an Affiliate or Related Fund of a Term Lender

(in each case, other than to Disqualified Institutions) (each, a “Qualifying Eligible Assignee”) and the consent of the Borrower shall not be required during the continuance of any Specified Default, (ii) in the case of any assignment of a Revolving Credit Commitment of any Class, each Issuing Bank must, to the extent its L/C Exposure equals or exceeds $5,000,000, give its prior written consent (which consent shall not be unreasonably withheld or delayed), (iii) in the case of any assignment, other than assignments of Term Loans to any Qualifying Eligible Assignee, (x) the amount of the Revolving Credit Commitment of the assigning Lender of a given Class (or, in the case of an assignment of Loans after such Revolving Credit Commitment of any Class has expired or been terminated, the aggregate Principal Amount of the Loans of the assigning Lenders of such Class) subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount (or, Principal Amount, as applicable) of such Lender’s Revolving Credit Commitment (or Loans) of such Class) and shall be in an amount (or, Principal Amount, as applicable) of any Class that is an integral multiple of $1,000,000 (or the entire remaining amount (or, Principal Amount, as applicable) of such Lender’s Revolving Credit Commitment (or Loans) of the applicable Class) and (y) the amount of the Term Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender’s Term Loans of any Class) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Term Loans of any Class); provided, however, that simultaneous assignments of Term Loans to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion; provided that only one such fee shall be payable in connection with simultaneous assignments by or to two or more Related Funds) and (v) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and the tax forms required under Section 2.21(e) or (f), as applicable. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17, 2.21 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04, other than a sale to a Disqualified Institution which shall be void, ab initio (it being understood that any subsequent assignment or transfer to an Eligible Assignee shall not be deemed invalidated by virtue of the previous assignment or transfer to a Disqualified Institution). This clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes or Commitments on a non-pro rata basis.
(c)
By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment of the applicable Class, and the outstanding balances of its Term Loans of the applicable Class and Revolving Loans of the applicable Class, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any subsidiary or the performance or observance by the Borrower or any subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Section 5.04 Financial Statements (or prior to the delivery thereof, the financial statements referred to in Section 3.05(a)), any Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee appoints and authorizes the Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto, (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender, (viii) such assignee agrees to be bound by any Intercreditor Agreement, (ix) such assignee confirms that such assignee shall not be entitled to receive any greater payment under Sections 2.15, 2.17 or 2.21 than such assigning Lender would have been entitled to receive as of the date of such assignment with respect to the interest being assigned, except to the extent that the entitlement to any greater payment results from any Change in Law after the date of such assignment and (x) such assignee confirms that it is not a Disqualified Institution or an Affiliate of a Disqualified Institution, provided that in connection therewith, upon the request of any Lender or at the request of any potential assignee, the Administrative Agent shall make available to such Lender the list of Disqualified Institutions at the relevant time and such Lender may provide the list to any potential assignee for the purpose of verifying whether such Person is a Disqualified Institution.
(d)
The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and any changes thereto, whether by assignment or otherwise, and the relevant Commitment (by Class) of, and principal amount of the relevant Loans (by Class) (and related interest amount and fees with respect to such Loan) owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent, each Issuing Bank, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.
(e)
Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, the Borrower and the Issuing Banks to such assignment (in each case to the extent required pursuant to paragraph (b) above) and any applicable tax forms required by Section 2.21(e) and/or (f), as applicable, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e). Notwithstanding anything herein to the contrary, any assignment by a Lender to a Disqualified Institution shall be deemed null and void ab initio (it being understood that any subsequent assignment or transfer to an Eligible Assignee shall not be deemed invalidated by virtue of the previous assignment or transfer to a Disqualified Institution), and the Register shall be modified to reflect a reversal of such assignment, and the

Borrower shall be entitled to pursue any remedy available to it (whether at law or in equity, including specific performance to unwind such assignment) against the Lender and such Disqualified Institution.
(f)
Each Lender may without the consent of the Borrower, any Swingline Lender, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other Persons (other than to Disqualified Institutions, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the penultimate paragraph set forth in Section 9.04(k), as if the limitation applied to such participations), the Borrower or any of its Affiliates) in all or a portion of its rights and obligations under this Agreement (including all or a portion of any Class of its Commitment and any Class of the Loans owing to it and its participations in the L/C Exposure and/or Swingline Loans); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.17 and 2.21 (subject to the requirements and limitations of such Sections) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and in the case of Section 2.21, only to the extent the taxes do not result from a failure by such participant to provide any form of information that it would have been required to provide under such Section if it were a Lender), (iv) to the extent permitted by applicable law, each participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, so long as such participant agrees to be subject to Section 2.19 as though it were a Lender, (v) the Borrower, the Administrative Agent, each Issuing Bank, each Swingline Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers described in clauses (i), (ii) and (iii) of Section 9.08(b) as it pertains to the Class of Loans or Commitments in which such participant has an interest) and (vi) each Revolving Credit Lender shall deliver written notice to the Borrower of its intention to sell participations in its Revolving Credit Commitments and Revolving Loans (including the identity of any prospective participant) at least three Business Days prior to the effectiveness of such participation. Each Lender selling a participation to a participant shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such participation, specifying such participant’s name, address and entitlement to payments of principal and interest with respect to such participation (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. In addition, each such Lender shall provide the Administrative Agent and the Borrower with the applicable forms, certificates and statements described in Section 2.21(e) and/or (f) hereof, as applicable, as if such participant was a Lender hereunder. Notwithstanding anything herein to the contrary, any participation by a Lender or participant to a Disqualified Institution shall be deemed null and void, ab initio and the Borrower shall be entitled to pursue any remedy available to it (whether at law or in equity, including specific performance to unwind such participation) against the Lender and such Disqualified Institution.
(g)
[Reserved].
(h)
Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time assign all or any portion of its rights under this Agreement to any Person other than a Disqualified Institution, including without limitation any pledge or assignment to secure obligations to any Federal Reserve bank or other central bank having jurisdiction over such Lender, to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto. Each party hereto hereby agrees that no such assignment by a Lender shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder.

(i)
Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle other than any Disqualified Institution (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (x) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder, (y) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (z) the Granting Lender shall for all purposes remain the Lender of record hereunder. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(j)
The Borrower shall not assign or delegate any of its rights or duties hereunder (other than in a transaction permitted by Section 6.04) without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
(k)
Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Term Loans on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:
(i)
any Term Loans acquired by the Borrower or any of its subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and the principal repayment installments with respect to the Term Loans pursuant to Section 2.11(a) shall be reduced by the full par value of the aggregate principal amount of Term Loans so cancelled as directed by the Borrower (or, in the absence of such direction, in direct order of maturity);
(ii)
any Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any such Term Loans shall be retired and cancelled immediately upon such contribution); provided that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and the principal repayment installments with respect to the Term Loans pursuant to Section 2.11(a) shall be reduced by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled as directed by the Borrower (or, in the absence of such direction, in direct order of maturity);
(iii)
the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Acceptance;
(iv)
after giving effect to such assignment (and any substantially simultaneous cancellations thereof) and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Term Loans then held by all Affiliated Lenders shall not exceed 25% of the aggregate principal amount of the Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (k)(iv) or any purported assignment exceeding the Affiliated Lender Cap; provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of all Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be null and void;
(v)
in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by the Borrower or any of its Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any Revolving Loans to fund such assignment and (B) no Default or Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable; and
(vi)
by its acquisition of Term Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:
(A)
the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote (and the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided that (x) such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and
(B)
such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article II); and
(vii)
no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Borrower and/or any subsidiary and/or their respective securities in connection with any assignment permitted by this Section 9.04(k).

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Term Loans (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (vii) of this clause (k); provided that the Term Loans and unused commitments and other Loans of all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Term Loans so contributed shall be retired and cancelled immediately upon thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and the principal repayment installments with respect to such Term Loans pursuant to Section 2.11(a) shall be reduced by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled as directed by the Borrower (or, in the absence of such direction, in direct order of maturity).

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law is commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that in connection with any matter that proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates, (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans and participations therein and not in respect of any other claim or status that such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.

Section 9.05.
Expenses; Indemnity. (a) The Borrower agrees to pay (i) if the Effective Date occurs, all reasonable and documented out-of-pocket expenses (but limited, as to legal fees and expenses, to those of White & Case LLP, counsel for the Agents and the Arrangers taken as a whole, and, if reasonably necessary, of one local counsel in any relevant material jurisdiction) incurred by the Arrangers and the Agents, in connection with the preparation and administration of this Agreement and the other Loan Documents or, except as may be otherwise agreed in writing, in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated, but solely to the extent the preparation of the relevant amendment, modification or waiver has been requested by the Borrower) and (ii) all reasonable and documented out-of-pocket expenses (but limited, as to legal fees and expenses, to one counsel for all such Persons taken as a whole, and, if reasonably necessary, of one local counsel to all such Persons taken as a whole in any relevant material jurisdiction) incurred by the Agents, any Issuing Bank, any Swingline Lender or any Lender in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder.

(b)
The Borrower agrees to indemnify each Arranger, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Swingline Lender and each Related Party of any of the foregoing Persons and their successors and permitted assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, expenses (including reasonable and documented fees and out-of-pocket disbursements and other charges of one primary counsel to the Indemnitees, taken as a whole, and, if reasonably necessary, of one local counsel in any relevant material jurisdiction; provided that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable and documented fees and out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant material jurisdiction), and liabilities of such Indemnitee arising out of or in connection with (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the subsidiaries, or any liability under Environmental Laws related in any way to the Borrower or the subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or its Related Parties) or breach of its (or its Related Parties’) obligations hereunder or under the other Loan Documents, (y) relate to the presence or Release of Hazardous Materials that first occur at any property owned by the Borrower or any subsidiary after such property is transferred to any Indemnitee or its successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer or (z) resulted from any dispute solely among Indemnitees and not involving the Borrower, the Sponsors or their respective Affiliates. The Borrower shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Borrower with an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent any of the foregoing items in clauses (x) through (z) occurs. Notwithstanding the foregoing, this Section 9.05 shall not apply to Tax matters, which shall be governed exclusively by Section 2.21.
(c)
To the extent that the Borrower fails to pay any amount required to be paid by it to any Arrangers, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or any other Indemnitee related thereto under paragraph (a) or (b) of this Section 9.05 (and without limiting its obligation to do so), each Lender (other than, in the case of the Issuing Banks and the Swingline Lenders, any Term Lender) severally agrees to pay to such Arranger, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or such related Indemnitee, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against an Arranger, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or a related Indemnitee in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based on its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans, Unused Revolving Credit Commitments and Other Term Loan Commitments at the time.
(d)
To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, any Indemnitee or any of their respective Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that such waiver of special, indirect, consequential or punitive damages shall not otherwise limit the indemnification obligations of the Loan Parties under this Section 9.05 to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder.
(e)
The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Banks. All amounts due under this Section 9.05 shall be payable within 30 days after receipt of an invoice relating thereto setting forth such amounts in reasonable detail.
Section 9.06.
Right of Setoff; Payments Set Aside. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its subsidiaries) to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.
(b)
To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each relevant Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any relevant Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
Section 9.07.
Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
Section 9.08.
Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have under applicable law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)
Subject to Section 2.26, clauses (b)(i) through (vii) below and clauses (c), (d), (e) and (f) below, and except for those actions expressly permitted to be taken by the Agents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification; provided, however, that no such agreement shall:
(i)
reduce the principal amount of, or extend or waive the final scheduled maturity date or date for the payment of any interest on, any Loan or any date for reimbursement of an L/C Disbursement, forgive any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly and adversely affected thereby (but not the Required Lenders) (it being understood that any change to the component definitions used in the definition of Consolidated First Lien Leverage Ratio and affecting the determination of interest and any waiver of default interest shall only require the consent of the Borrower and the Required Lenders),
(ii)
increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender directly and adversely affected thereby (but not the Required Lenders) (it being understood that any change to the component definitions used in the definition of Consolidated First Lien Leverage Ratio and affecting the determination of any Fee shall only require the consent of the Borrower and the Required Lenders and waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments (or any Commitment) or of a mandatory prepayment of any Loans shall not constitute an increase of the Commitments of any Lender),
(iii)
amend or modify the pro rata requirements of Section 2.18, the provisions of Section 2.19, the provisions of Section 9.04(j) (it being understood that any change to Section 6.04 shall only require approval of the Required Lenders) or the provisions of this Section 9.08 (except as set forth below) or release all or substantially all of the Guarantors or all or substantially all of the Collateral (except as permitted by Section 9.17(a) or the Guarantee and Collateral Agreement), without the prior written consent of each Lender,
(iv)
reduce the percentage contained in the definition of the term “Required Lenders”, without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments and extensions of credit thereunder on the Effective Date and this Section 9.08 may be amended to reflect such extension of credit),
(v)
(x) amend or otherwise modify Section 6.10 (or, solely for the purposes of determining compliance with Section 6.10, the definition of “Consolidated First Lien Leverage Ratio” or any component definition thereof), (y) waive or consent to any Default or Event of Default resulting from a breach of Section 6.10 or (z) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of a breach of Section 6.10; provided, however, that the amendments, modifications, waivers and consents described in this clause (v) shall not require the consent of any Lenders other than the Required Revolving Lenders,
(vi)
amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent, any Issuing Bank or any Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or such Swingline Lender (but not the Required Lenders), as the case may be, or
(vii)
amend, waive or otherwise modify Section 9.04(i) without the consent of each Granting Lender (but not the Required Lenders) all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification .

Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) no amendment, waiver or consent relating to clauses (b)(i) or (b)(ii) may be effected and the principal amount of any Loan of any Defaulting Lender may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or than it is to, other affected Lenders shall require the consent of such Defaulting Lender.

(c)
Notwithstanding the foregoing, (i) in addition to any credit extensions and related Incremental Amendments or Refinancing Amendments effectuated without the consent of Lenders in accordance with Section 2.26 or Section 2.27, as applicable, this Agreement (including this Section 9.08 and Section 2.18) may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (A) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the relevant Term Loans and relevant Revolving Loans and the accrued interest and Fees in respect thereof and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new credit facilities and/or (ii) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder, any Incremental Equivalent Debt, and/or any Refinancing Amendments, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent (it being understood that, where applicable, any such amendment may be effectuated as part of an Incremental Amendment and/or a Refinancing Amendment).
(d)
Notwithstanding the foregoing, any amendment, modification or waiver of, or consent with respect to Section 2.13(f) relating to the application of any mandatory prepayment that results in a Class of Term Lenders being allocated a lesser repayment than such Class would otherwise have been entitled to in the absence of such amendment, modification or waiver, shall require the consent of the Required Lenders for such affected Class (except in the case where additional extensions of terms loans are being afforded substantially the same treatment afforded to the relevant Term Loans pursuant to this Agreement on the Effective Date).
(e)
In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all or a portion of the outstanding Term Loans of a given Class (any such Term Loans, the “Refinanced Term

Loans”) with a replacement term loan tranche hereunder which shall be Loans of a new Class hereunder (“Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Percentage for such Replacement Term Loans shall not be higher than the Applicable Percentage for such Refinanced Term Loans and the Replacement Term Loans may have optional prepayment and redemption terms as the Borrower and the lenders providing such Replacement Term Loans may agree; it being understood that Replacement Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) in any voluntary or mandatory repayment or prepayment of Term Loans, (iii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing, (iv) the borrower of such Replacement Term Loans shall be the Borrower or the same as the borrower of such Refinanced Term Loans and (v) except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), the terms of such Replacement Term Loans, if not substantially consistent with those applicable to any then-existing Term Loans, must be, taken as a whole, no more favorable (as reasonably determined by the Borrower) to the lenders or investors providing such Indebtedness than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Replacement Term Loans (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) any covenants or provisions which are then-current market terms for the applicable type of Indebtedness (as reasonably determined by the Borrower) and/or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent); provided, further, that in respect of this clause (e), any Non-Debt Fund Affiliate and Debt Fund Affiliate shall be permitted (without Administrative Agent consent) to provide any Replacement Term Loans, it being understood that in connection with such Replacement Term Loans, the relevant Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Persons under Section 9.04 as if such Replacement Term Loans were Term Loans.
(f)
Notwithstanding anything to the contrary contained in this Section 9.08, if following the Effective Date, the Administrative Agent and the Borrower shall have agreed in their sole and absolute discretion that there is an ambiguity, inconsistency, manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within two Business Days following receipt of notice thereof (it being understood that the Administrative Agent has no obligation to agree to any such amendment).
(g)
Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 9.08 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments.
(h)
(i) This Agreement may be amended in the manner prescribed in Section 1.12 and Section 2.06(i) and other provision of this Agreement may be amended in a manner reasonably determined by the Borrower and the Administrative Agent to be necessary to give effect to or otherwise to implement any such change required by Section 1.12 or Section 2.06(i), as applicable, (ii) the definition of “EURIBO Rate” may be amended in the manner prescribed in clause (b) thereof and other provision of this Agreement may be amended in a manner reasonably determined by the Borrower and the Administrative Agent to be necessary to give effect to or otherwise to implement any such change in the definition of “EURIBO Rate”, (iii) (x) the definition of “CDOR Rate” may be amended in the manner prescribed in clause (b) thereof and other provision of this Agreement may be amended in a manner reasonably determined by the Borrower and the Administrative Agent to be necessary to give effect to or otherwise to implement any such change in the definition of “CDOR Rate” and (y) this Agreement may be amended in the manner prescribed in Section 1.13 and other provision of this

Agreement may be amended in a manner reasonably determined by the Borrower and the Administrative Agent to be necessary to give effect to or otherwise to implement any such change required by Section 1.13, (iv) the definition of “Sterling LIBO Rate” may be amended in the manner prescribed in clause (b) thereof and other provision of this Agreement may be amended in a manner reasonably determined by the Borrower and the Administrative Agent to be necessary to give effect to or otherwise to implement any such change in the definition of “Sterling LIBO Rate” and (v) after the replacement of the Sterling LIBO Rate with Daily Simple SONIA in accordance with the provisions of the Second Amendment, the definition of “Daily Simple SONIA” may be amended in the manner prescribed in the penultimate sentence thereof and other provision of this Agreement may be amended in a manner reasonably determined by the Borrower and the Administrative Agent to be necessary to give effect to or otherwise to implement any such change in the definition of “Daily Simple SONIA”.
Section 9.09.
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.
Section 9.10.
Entire Agreement. This Agreement, the Engagement Letter (to the extent provided in Section 2.05(b)) and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Indemnitees, the Arrangers, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 9.11.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
Section 9.12.
Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.13.
Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery by facsimile or other electronic imaging means (including “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
Section 9.14.
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 9.15.
Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment rendered in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that each of the Administrative Agent and Collateral Agent retains the right to bring proceedings against any Loan Party in the courts of any other jurisdiction solely in connection with the exercise of its rights under any Security Document.
(b)
Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.16.
Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information, the Loan Documents and the terms and substance thereof, except that the Information and the Loan Documents may be disclosed (a) to its and its Affiliates’ trustees, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated hereby, (b) to the extent requested by any Governmental Authority having jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that such Agent, such Issuing Bank or such Lender that discloses any Information or any Loan Document pursuant to this clause (c) shall provide the Borrower with prompt notice of such disclosure to the extent permitted by applicable law), (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16

(or as otherwise may be acceptable to the Borrower), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, any subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the written consent of the Borrower, (g) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of the Loan Documents and/or any such Information relating to the Loan Parties received by it from such Person) or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower or its subsidiaries (or their respective agents or representatives) and related to the Borrower or its subsidiaries or business, other than any such information that is publicly available to any Agent, any Issuing Bank or any Lender, other than by reason of disclosure by any Agent, any Issuing Bank or any Lender in breach of this Section 9.16.
Section 9.17.
Release of Collateral. (a) The Lenders irrevocably authorize the Agents (and the Agents agree):
(i)
to release any Lien on any property granted to or held by the Collateral Agent or the Administrative Agent under any Loan Document (w) upon the Termination Date (and, concurrently therewith, to release all the Loan Parties from their obligations under the Loan Documents (other than those that specifically survive the Termination Date)), (x) that is sold (or disposed of) or to be sold (or disposed of) as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to any Person other than a Loan Party (it being understood that the Lien on the assets of any transferee Loan Party shall only secure such Loan Party’s Obligations), (y) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders, or (z) owned by a Subsidiary Guarantor upon release of such Guarantor from its obligations under its Guarantee and Collateral Agreement pursuant to clause (iii) below;
(ii)
at the request of the Borrower, to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by paragraphs (a), (d), (e), (f), (h), (i), (l), (p), (q), (r), (s), (t), (w), (y), (z) and (dd) of the definition of Permitted Liens;
(iii)
to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Junior Lien Financing, any Permitted First Priority Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Subordinated Financing or any Refinancing Indebtedness in respect of any of the foregoing Indebtedness which, in each case, constitutes Material Indebtedness unless and until such Guarantor is (or is being simultaneously) released from its guarantee with respect to the applicable Indebtedness described above; provided, further, that the release of any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in paragraph (ii) of the definition thereof shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type (1) no Event of Default exists or would occur as a result thereof, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.03 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Borrower’s Capital Stock therein as reasonably estimated by the Borrower and such Investment is permitted pursuant to Section 6.03 at such time and (3) a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with preceding clauses (1) and (2)); and

(iv)
to enter into (x) each Intercreditor Agreement described in the definition thereof and (y) the intercreditor arrangements contemplated by the definitions of “Receivable Facility” and Sections 2.26 and 2.27.
(b)
Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents or enter into intercreditor agreements, in each case pursuant to this Section 9.17. In each case as specified in this Section 9.17, the relevant Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Loan Documents, or to release such Loan Party from its obligations under the Loan Documents, in each case, in accordance with the terms of the Loan Documents or to enter into intercreditor arrangements, in each case, and this Section 9.17.
Section 9.18.
USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.
Section 9.19.
Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or any Hedging Obligation (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 9.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
Section 9.20.
Other Liens on Collateral; Terms of Intercreditor Agreement; Etc.
(a)
PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
(b)
EACH SECURED PARTY AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT ON BEHALF OF SUCH SECURED PARTY, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S).
(c)
THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH SECURED PARTY IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY SECURED PARTY AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT.

(d)
THE PROVISIONS OF THIS SECTION 9.20 SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO THE FIRST LIEN INTERCREDITOR AGREEMENT, THE SECOND LIEN INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT REFERRED TO IN SECTION 9.17(A)(IV).
Section 9.21.
Judgment Currency. (a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in the Applicable Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the US Dollar Equivalent thereof, determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)
If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the applicable Loan Party covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)
For purposes of determining the US Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 9.22.
Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.23.
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)
none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)
(the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)
the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)
no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)
The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

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FORM OF

BORROWING REQUEST

Deutsche Bank AG New York

Branch, Administrative Agent

Loan Operations

5022 Gate Parkway, Suite 100

Jacksonville, FL 32256

Jersey City, NJ 07311-3988

ATTN: Loan Operations

[Omitted]

[DATE]

Ladies and Gentlemen:

The undersigned, Ceridian HCM Holding Inc., as Borrower refers to the Credit Agreement dated as of April 30, 2018 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement).

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection with such borrowing sets forth below the terms on which the Borrowing is requested to be made:

(A) Class of Borrowing: ______________________

(B) Type of Borrowing: ______________________

(C) Currency: ______________________

(D) Date of Borrowing: ______________________

(E) Account Number and Location ______________________
for disbursement of funds:

(F) Principal Amount of Borrowing: ______________________

(G) Interest Period: ______________________

[The undersigned hereby represents and warrants to the Administrative Agent and the relevant Lenders that, on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement have been satisfied.]

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CERIDIAN HCM HOLDING INC.

By:
Name:
Title: